    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1994


                                                       REGISTRATION NO. 33-54495
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                   AMENDMENT



                                     No. 1


                                       To

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1381                        73-0374541
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)        Identification No.)


                                                                JAMES C. DAY
                                                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                                   OFFICER
                                                         NOBLE DRILLING CORPORATION
      10370 RICHMOND AVENUE, SUITE 400                10370 RICHMOND AVENUE, SUITE 400
            HOUSTON, TEXAS 77042                            HOUSTON, TEXAS 77042
               (713) 974-3131                                  (713) 974-3131
      (Address, including zip code, and              (Name, address, including zip code,
   telephone number, including area code,              and telephone number, including
of registrant's principal executive offices)          area code, of agent for service)


                             ---------------------
                                   Copies to:

             ROBERT D. CAMPBELL                             KEITH R. FULLENWEIDER
             THOMPSON & KNIGHT,                            VINSON & ELKINS L.L.P.
         A PROFESSIONAL CORPORATION                         2500 FIRST CITY TOWER
       1700 PACIFIC AVENUE, SUITE 3300                           1001 FANNIN
             DALLAS, TEXAS 75201                          HOUSTON, TEXAS 77002-6760
               (214) 969-1700                                  (713) 758-2222

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the effective date of the Merger described in this Registration Statement.
                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------

     THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT OF 1933.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           NOBLE DRILLING CORPORATION

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM
NO.                      ITEM IN FORM S-4                      LOCATION OR HEADING IN PROSPECTUS
- ----  ------------------------------------------------------   ---------------------------------
               A. INFORMATION ABOUT THE TRANSACTION
 1.   Forepart of Registration Statement and Outside Front
      Cover Page of Prospectus..............................   Outside Front Cover Page
 2.   Inside Front and Outside Back Cover Pages of
      Prospectus............................................   Available Information; Table of
                                                                 Contents
 3.   Risk Factors, Ratio of Earnings to Fixed Charges and
      Other Information.....................................   Outside Front Cover Page;
                                                                 Summary; Investment
                                                                 Considerations
 4.   Terms of the Transaction..............................   Summary; The Merger; Certain
                                                                 Provisions of the Merger
                                                                 Agreement
 5.   Pro Forma Financial Information.......................   Summary; Unaudited Pro Forma
                                                                 Combined Financial Statements
 6.   Material Contacts With the Company Being Acquired.....   Investment Considerations; The
                                                                 Merger
 7.   Additional Information Required For Reoffering by
      Persons and Parties Deemed to be Underwriters.........   Not applicable
 8.   Interests of Named Experts and Counsel................   Not applicable
 9.   Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities........................   Not applicable
               B. INFORMATION ABOUT THE REGISTRANT
10.   Information With Respect to S-3 Registrants...........   Incorporation of Certain
                                                                 Documents by Reference;
                                                                 The Companies
11.   Incorporation of Certain Information by Reference.....   Incorporation of Certain
                                                                 Documents by Reference
12.   Information With Respect to S-2 or S-3 Registrants....   Not applicable
13.   Incorporation of Certain Information by Reference.....   Not applicable
14.   Information With Respect to Registrants Other than
      S-3 or S-2 Registrants................................   Not applicable
         C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.   Information With Respect to S-3 Companies.............   Incorporation of Certain
                                                                 Documents by Reference;
                                                                 The Companies
16.   Information With Respect to S-2 or S-3 Companies......   Not applicable
17.   Information With Respect to Companies Other than
      S-3 or S-2 Companies..................................   Not applicable

ITEM
NO.                      ITEM IN FORM S-4                      LOCATION OR HEADING IN PROSPECTUS
- ----  ------------------------------------------------------   ---------------------------------
               D. VOTING AND MANAGEMENT INFORMATION
18.   Information if Proxies, Consents or Authorizations Are
      to be Solicited.......................................   Notice of Meetings; Outside Front
                                                                 Cover Page; Summary; The
                                                                 Meetings; The Merger; Certain
                                                                 Provisions of the Merger
                                                                 Agreement; Comparison of
                                                                 Stockholder Rights
19.   Information if Proxies, Consents or Authorizations Are
      Not to be Solicited or in an Exchange Offer...........   Not applicable

                                  NOBLE DRILLING CORPORATION

                                             (LOGO)


                               10370 RICHMOND AVENUE, SUITE 400
                                     HOUSTON, TEXAS 77042


                                        August 16, 1994

To Our Stockholders:


     You are cordially invited to attend a Special Meeting of Stockholders of Noble Drilling Corporation ("Noble") at The Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas, on Thursday, September 15, 1994, at 10:00 a.m., local time.


     At the Special Meeting, stockholders will be asked to approve a merger proposal (the "Merger Proposal"). The Merger Proposal includes approval of a merger agreement pursuant to which Chiles Offshore Corporation ("Chiles") would merge into a newly formed, wholly owned subsidiary of Noble. The merger agreement provides that, upon consummation of the merger, each issued and outstanding share of common stock of Chiles would be converted into the right to receive 0.75 of a share of Noble common stock and each issued and outstanding share of $1.50 convertible preferred stock of Chiles would be converted into the right to receive one share of a new series of $1.50 convertible preferred stock of Noble. The new series of Noble preferred stock will have substantially the same rights, privileges, preferences and voting power as the Chiles preferred stock.

     Noble does not currently have available enough authorized shares of common stock to permit it to consummate the merger. Thus, the merger cannot be consummated unless Noble's certificate of incorporation is amended to increase the authorized shares of Noble common stock. At the Special Meeting, stockholders will also be asked to approve a proposal to amend Noble's certificate of incorporation to increase the number of authorized shares of Noble common stock from 75,000,000 to 200,000,000. The Merger Proposal and the proposed charter amendment are described more fully in the accompanying Joint Proxy Statement/Prospectus.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER PROPOSAL AND THE PROPOSED CHARTER AMENDMENT, WHICH WERE APPROVED UNANIMOUSLY BY THE BOARD, ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF NOBLE AND RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL AND CHARTER AMENDMENT. In addition, the Board of Directors has received the opinion of Simmons & Company International, financial advisor to Noble, that the consideration to be paid by Noble in the merger is fair from a financial point of view to the holders of Noble common stock and $2.25 convertible exchangeable preferred stock. A copy of the opinion is included in the Joint Proxy Statement/Prospectus as Appendix II thereto. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Noble common stock present and entitled to vote thereon at the Special Meeting. Approval of the Merger Proposal will constitute approval of the merger agreement and the issuance of shares of Noble common stock and the new series of Noble preferred stock pursuant to the merger. Approval of the proposed charter amendment requires the affirmative vote of the holders of a majority of the shares of Noble common stock outstanding and entitled to vote at the meeting.

     At the Special Meeting, stockholders will also be asked to approve a proposal to amend the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan to increase from 1,900,000 to 5,200,000 the number of shares of Noble common stock available for issuance thereunder and to make certain amendments to conform with recent changes in federal tax laws. Approval of the proposed stock option plan amendments requires the affirmative vote of the holders of a majority of the outstanding shares of Noble common stock present and entitled to vote thereon at the meeting.

     You are urged to read carefully the Joint Proxy Statement/Prospectus and the Appendices thereto in their entirety for a complete description of the Merger Proposal and the proposed charter and stock option plan amendments. Whether or not you plan to be at the Special Meeting, please be sure to sign, date and return the enclosed proxy or voting instruction card in the enclosed envelope as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                                            Sincerely,


                                            /S/  JAMES C. DAY
                                            _______________________________
                                            JAMES C. DAY
                                            Chairman, President and Chief
                                            Executive Officer

                          CHILES OFFSHORE CORPORATION

                                   (LOGO)


                             1400 BROADFIELD BLVD.
                                   SUITE 400
                           HOUSTON, TEXAS 77084-5133


                                August 16, 1994


Dear Chiles Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders to be held at 10:00 a.m., local time, on September 15, 1994, at 1400 Broadfield Blvd., Suite 400, Houston, Texas.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to authorize, approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of Chiles Offshore Corporation ("Chiles") with and into a wholly owned subsidiary of Noble Drilling Corporation ("Noble"). Under the terms of the Merger Agreement, (i) each outstanding share of Chiles common stock, $.01 par value per share ("Chiles Common Stock"), will be converted into the right to receive 0.75 of a share of Noble common stock, $.10 par value per share, and (ii) each outstanding share of Chiles $1.50 Convertible Preferred Stock, $1.00 par value per share ("Chiles Preferred Stock"), will be converted into the right to receive one share of $1.50 Convertible Preferred Stock, $1.00 par value per share, of Noble having substantially the same rights, privileges, preferences and voting power as the Chiles Preferred Stock.


     The Board of Directors of Chiles has retained Salomon Brothers Inc to advise it with respect to the fairness of the consideration to be received by the stockholders of Chiles in the Merger. Salomon Brothers Inc has advised the Board that, in its opinion, the consideration to be received by the Chiles common and preferred stockholders pursuant to the Merger Agreement is fair to such holders from a financial point of view. A copy of the opinion of Salomon Brothers Inc is included in the enclosed Joint Proxy Statement/Prospectus as Appendix III thereto.


     THE BOARD OF DIRECTORS OF CHILES BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHILES AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF CHILES COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     A description of the basic terms and conditions of the Merger and financial and other information concerning the business of Noble are included in the enclosed Joint Proxy Statement/Prospectus. Please review the Joint Proxy Statement/Prospectus carefully.

     Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of Chiles Common Stock is required to approve the Merger, so failure to vote will have the same effect as a vote against the Merger. Accordingly, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope, whether or not you plan to attend the meeting. If you do attend the meeting, you may withdraw your proxy and vote in person if you wish to do so.

                                            Sincerely,


                                            /s/ C. RAY BEARDEN
                                            _____________________________
                                            C. RAY BEARDEN
                                            President

                           NOBLE DRILLING CORPORATION

                                     (LOGO)


                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                        TO BE HELD ON SEPTEMBER 15, 1994


To the Stockholders of
  Noble Drilling Corporation:


     A special meeting of stockholders of Noble Drilling Corporation, a Delaware corporation ("Noble"), will be held on Thursday, September 15, 1994, at 10:00 a.m., local time, at The Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:


          1. To consider and vote upon, as a single proposal, (a) the approval of the Agreement and Plan of Merger (the "Merger Agreement") attached as Appendix I to the accompanying Joint Proxy Statement/Prospectus, pursuant to which, among other things, (i) Chiles Offshore Corporation ("Chiles") would merge with and into a newly formed, wholly owned subsidiary of Noble (the "Merger") and (ii) each issued and outstanding share of Common Stock of Chiles would be converted in the Merger into the right to receive 0.75 of a share of Common Stock of Noble and each issued and outstanding share of $1.50 Convertible Preferred Stock of Chiles would be converted in the Merger into the right to receive one share of a new series of $1.50 Convertible Preferred Stock of Noble, subject to and in accordance with the terms and conditions of the Merger Agreement, and (b) the approval of the issuance of shares of Common Stock of Noble and the new series of $1.50 Convertible Preferred Stock of Noble pursuant to the Merger Agreement;

          2. To consider and vote upon a proposal to amend Noble's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of Noble from 75,000,000 to 200,000,000;

          3. To consider and vote upon a proposal to amend the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan to (a) increase from 1,900,000 to 5,200,000 the aggregate number of shares of Common Stock of Noble available for issuance thereunder, (b) limit to 1,500,000 the total number of shares of Common Stock of Noble that may be made subject to grants of options or stock appreciation rights or awards of restricted stock under the Plan to any one person during any five-year period, and (c) provide for administration of the Plan by directors who are "outside" directors within the meaning of federal tax laws; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Regardless of whether the stockholders of Noble approve the Merger, the Merger cannot be consummated unless the stockholders also adopt the proposal to amend Noble's Restated Certificate of Incorporation.


     The Board of Directors has fixed the close of business on August 9, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of shares of Common Stock of Noble at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of Noble in Houston, Texas during normal business hours by any Noble stockholder, for any purpose germane to the special meeting, for a period of 10 days prior to the meeting. Stockholders of Noble are not entitled to any appraisal or dissenter's rights under the Delaware General Corporation Law in respect of the Merger.


     STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                        By Order of the Board of Directors

                                        JULIE J. ROBERTSON
                                        Secretary

Houston, Texas
August 16, 1994

                          CHILES OFFSHORE CORPORATION

                                    (LOGO)



                             1400 BROADFIELD BLVD.
                                   SUITE 400
                           HOUSTON, TEXAS 77084-5133

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
  Chiles Offshore Corporation:


     Notice is hereby given that a special meeting of the stockholders of Chiles Offshore Corporation (the "Special Meeting") will be held at 1400 Broadfield Blvd., Suite 400, Houston, Texas, at 10:00 a.m., local time, on Thursday, September 15, 1994, for the following purposes:


          1. To consider and vote upon a proposal to authorize, approve and adopt an Agreement and Plan of Merger, dated as of June 13, 1994 (the "Merger Agreement"), relating to the merger of Chiles Offshore Corporation ("Chiles") with and into a wholly owned subsidiary of Noble Drilling Corporation ("Noble") pursuant to which (i) each outstanding share of Chiles common stock, $.01 par value per share ("Chiles Common Stock"), will be converted into the right to receive 0.75 of a share of Noble common stock, $.10 par value per share, and (ii) each outstanding share of $1.50 Convertible Preferred Stock, $1.00 par value per share, of Chiles will be converted into the right to receive one share of a new series of $1.50 Convertible Preferred Stock, $1.00 par value per share, of Noble having substantially the same rights, privileges, preferences and voting power as the Chiles $1.50 Convertible Preferred Stock, all as more fully set forth in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is included as Appendix I thereto; and

          2. To transact such other business as may properly come before the Special Meeting.


     Only holders of record of Chiles Common Stock at the close of business on August 9, 1994 are entitled to notice of and to vote at the Special Meeting. A complete list of such stockholders will be available for examination at the offices of Chiles in Houston, Texas during normal business hours by any Chiles stockholder for any purpose germane to the Special Meeting for a period of 10 days prior to the meeting. Stockholders of Chiles are not entitled to any appraisal or dissenter's rights under the Delaware General Corporation Law in respect of the proposed merger.


     Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of Chiles Common Stock is required for approval of the Merger Agreement. Even if you plan to attend the meeting in person, we request that you sign and return the enclosed proxy card and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                            By order of the Board of Directors,

                                            ROBERT F. FULTON
                                            Secretary


Houston, Texas
August 16, 1994

                           NOBLE DRILLING CORPORATION

                          CHILES OFFSHORE CORPORATION

                        JOINT PROXY STATEMENT/PROSPECTUS
                             ---------------------
     This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Chiles Offshore Corporation ("Chiles"), a Delaware corporation, with and into Noble Offshore Corporation ("Noble Sub"), a Delaware corporation and a wholly owned subsidiary of Noble Drilling Corporation ("Noble"), a Delaware corporation, pursuant to an Agreement and Plan of Merger among Noble, Noble Sub and Chiles dated June 13, 1994 (the "Merger Agreement"). As a result of the Merger, (i) the separate corporate existence of Chiles will cease and all of the properties, rights, privileges, powers and franchises of Chiles will vest in Noble Sub, which will be the surviving corporation in the Merger, and all of the debts, liabilities and duties of Chiles will attach to Noble Sub, (ii) each share of Common Stock of Chiles, par value $.01 per share ("Chiles Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.75 of a share of Common Stock of Noble, par value $.10 per share ("Noble Common Stock"), and (iii) each share of $1.50 Convertible Preferred Stock of Chiles, par value $1.00 per share ("Chiles Preferred Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive one share of a new series of $1.50 Convertible Preferred Stock of Noble, par value $1.00 per share ("$1.50 Noble Preferred Stock"), having substantially the same rights, privileges, preferences and voting power as the Chiles Preferred Stock.


     This Joint Proxy Statement/Prospectus is being furnished to holders of Noble Common Stock and holders of Chiles Common Stock in connection with the solicitation of proxies by the respective Boards of Directors of Noble and Chiles for use at the special meetings of the stockholders of each company to be held on September 15, 1994. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy or voting instruction card are first being mailed to stockholders of Noble and Chiles on or about August 16, 1994.



     At the Noble special meeting, holders of Noble Common Stock will be asked to vote on (i) a proposal to approve the Merger Agreement and the issuance of shares of Noble Common Stock and $1.50 Noble Preferred Stock pursuant thereto (the "Merger Proposal"), (ii) a proposal to amend the Restated Certificate of Incorporation of Noble to increase the number of authorized shares of Noble Common Stock from 75,000,000 to 200,000,000 (the "Noble Charter Amendment") and
(iii) a proposal to amend the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan to (a) increase from 1,900,000 to 5,200,000 the aggregate number of shares of Noble Common Stock available for issuance thereunder, (b) limit to 1,500,000 the total number of shares of Common Stock of Noble that may be made subject to grants of options or stock appreciation rights or awards of restricted stock under the Plan to any one person during any five-year period and (c) provide for administration of the Plan by directors who are "outside" directors within the meaning of federal tax laws (the "Noble Plan Amendment"). At the Chiles special meeting, holders of Chiles Common Stock will be asked to authorize, approve and adopt the Merger Agreement.



     This Joint Proxy Statement/Prospectus also constitutes a prospectus of Noble with respect to (i) up to 28,844,280 shares of Noble Common Stock to be issued pursuant to the Merger in exchange for Chiles Common Stock, (ii) up to 4,025,000 shares of $1.50 Noble Preferred Stock to be issued pursuant to the Merger in exchange for Chiles Preferred Stock and an indeterminable number of shares of Noble Common Stock issuable from time to time upon the conversion of such $1.50 Noble Preferred Stock and (iii) up to 480,000 shares of Noble Common Stock to be issued pursuant to the Merger Agreement in exchange for and upon the cancellation of options to purchase Chiles Common Stock ("Chiles Options"), in the event that each holder of Chiles Options approves such cancellation and exchange. Noble Common Stock is currently listed for trading in the NASDAQ National Market System. The shares of $1.50 Noble Preferred Stock to be issued upon consummation of the Merger have been approved for inclusion in the NASDAQ National Market System, subject to official notice of issuance.



     On August 11, 1994, the last sale prices of Noble Common Stock and Chiles Common Stock, as reported in the NASDAQ National Market System and on the American Stock Exchange, respectively, were $6.625 and $4.75 per share, respectively. Based on such prices, the consideration to be received by holders of Chiles Common Stock pursuant to the Merger would be equivalent to $4.969 per share of Chiles Common Stock.


     FOR A DISCUSSION OF CERTAIN CONSIDERATIONS REGARDING THE BUSINESS AND OPERATIONS OF NOBLE AND CHILES THAT SHOULD BE EVALUATED BEFORE VOTING ON THE PROPOSALS HEREIN AT THE NOBLE SPECIAL MEETING OR THE CHILES SPECIAL MEETING, SEE "INVESTMENT CONSIDERATIONS."
                             ---------------------

THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES HAVE
 NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Joint Proxy Statement/Prospectus is August 12, 1994.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NOBLE OR CHILES. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NOBLE OR CHILES SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION


     Noble and Chiles are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied or obtained by mail upon the payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the following Regional Offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information filed by Noble can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006, and reports, proxy statements and other information filed by Chiles can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.


     Noble has filed with the Commission a registration statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued pursuant to the Merger Agreement, as well as the Noble Common Stock subject to issuance upon conversion of the $1.50 Noble Preferred Stock. Except as provided in the Merger Agreement, the information contained herein with respect to Noble and its subsidiaries, including Noble Sub, has been provided by Noble and the information with respect to Chiles and its subsidiaries has been provided by Chiles. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

          1. Noble's Annual Report on Form 10-K for its fiscal year ended December 31, 1993, as amended by Amendment No. 1 to such Annual Report on Form 10-K/A dated June 28, 1994.


          2. Noble's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994.

          3. Noble's Current Report on Form 8-K dated April 22, 1994, as amended by Amendment No. 1 to such Current Report on Form 8-K/A dated June 30, 1994.

          4. Noble's Current Report on Form 8-K dated June 13, 1994.

          5. The description of the Noble Common Stock contained in the Registration Statement on Form 10 of Noble heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

          6. Chiles' Annual Report on Form 10-K for its fiscal year ended December 31, 1993.


          7. Chiles' Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, as amended by Amendment No. 1 to such Quarterly Report on Form 10-Q/A dated August 11, 1994, and June 30, 1994.


          8. Chiles' Current Report on Form 8-K dated June 13, 1994.

     All documents and reports filed by Noble or Chiles pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the special meetings of the stockholders of each company shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. All information appearing in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus except as so modified or superseded.


     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. NOBLE AND CHILES EACH UNDERTAKE TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO NOBLE, JULIE J. ROBERTSON, CORPORATE SECRETARY, NOBLE DRILLING CORPORATION, 10370 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77042 (TELEPHONE NUMBER 713/974-3131), AND IN THE CASE OF DOCUMENTS RELATING TO CHILES, ROBERT F. FULTON, CORPORATE SECRETARY, CHILES OFFSHORE CORPORATION, 1400 BROADFIELD BOULEVARD, SUITE 400, HOUSTON, TEXAS 77084-5133 (TELEPHONE NUMBER 713/647-0100). IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS PRIOR TO THE SPECIAL MEETINGS OF STOCKHOLDERS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 8, 1994.

                               TABLE OF CONTENTS


                                                                                       PAGE
                                                                                       -----
SUMMARY..............................................................................      1
  The Companies......................................................................      1
  The Meetings.......................................................................      1
  The Merger and the Merger Agreement................................................      3
  Investment Considerations..........................................................      8
  Noble Charter Amendment............................................................      8
  Noble Plan Amendment...............................................................      8
  Summary Historical Financial Data..................................................      9
  Summary Pro Forma Combined Financial Data..........................................     11
  Comparative Per Share Data.........................................................     12
THE COMPANIES........................................................................     13
  Noble Drilling Corporation.........................................................     13
  Chiles Offshore Corporation........................................................     14
THE MEETINGS.........................................................................     14
  Matters to be Considered at the Meetings...........................................     14
  Recommendations of the Boards of Directors.........................................     14
  Voting at Meetings; Record Dates...................................................     14
  Security Ownership of Management and Certain Other Persons.........................     15
  Proxies............................................................................     16
  Solicitation of Proxies............................................................     17
THE MERGER...........................................................................     17
  Effects of the Merger..............................................................     17
  Background of the Merger...........................................................     18
  Reasons for the Merger.............................................................     21
  Opinions of Financial Advisors.....................................................     22
  Certain Federal Income Tax Consequences............................................     30
  Anticipated Accounting Treatment...................................................     32
  Regulatory Approvals...............................................................     32
  Limitations on Resales; Registration Rights........................................     33
  Listing in NASDAQ National Market System...........................................     34
  No Appraisal Rights................................................................     34
  Interests of Certain Persons in the Merger.........................................     34
CERTAIN PROVISIONS OF THE MERGER AGREEMENT...........................................     36
  General............................................................................     36
  Effective Time of the Merger; Closing..............................................     36
  Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares....     36
  Representations and Warranties.....................................................     37
  Conduct of Business Prior to Effective Time........................................     37
  Solicitation of Third Party Offers.................................................     38
  Chiles Options.....................................................................     39



  NASDAQ National Market System Listing..............................................     39
  Indemnification....................................................................     40
  Chiles Employee Benefits...........................................................     40
  Registration Rights Agreement......................................................     40
  Certain Conditions to Consummation of the Merger...................................     40
  Termination........................................................................     41

                                                                                       PAGE
                                                                                       -----
INVESTMENT CONSIDERATIONS............................................................     42
  Intense Competition; Industry Conditions...........................................     42
  Losses from Operations.............................................................     42
  Substantial International Operations; Disruption of Nigerian Market................     42
  Concentration of Operations in Certain Markets.....................................     43
  Absence of Dividends on Noble Common Stock; Dividend Restrictions..................     43
  Restrictions on Foreign Ownership..................................................     44
  Operational Risks and Insurance....................................................     44
  Governmental Regulation and Environmental Matters..................................     44
  Limitation on Use of Net Operating Loss Carryforwards..............................     45
PROPOSAL TO ADOPT NOBLE CHARTER AMENDMENT............................................     45
  Background and Reasons.............................................................     45
  Proposed Noble Charter Amendment...................................................     46
  Recommendation and Required Affirmative Vote.......................................     46
PROPOSAL TO APPROVE NOBLE PLAN AMENDMENT.............................................     46
  General............................................................................     46
  Reasons and Principal Effects of the Proposal......................................     47
  Description of Plan as Currently in Effect.........................................     47
  United States Federal Income Tax Consequences......................................     49
  Recommendation and Required Affirmative Vote.......................................     50
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS....................................     51
DESCRIPTION OF NOBLE CAPITAL STOCK...................................................     58
  Noble Common Stock.................................................................     58
  $2.25 Noble Preferred Stock........................................................     58
  $1.50 Noble Preferred Stock........................................................     60
  Federal Income Tax Considerations Regarding $1.50 Noble Preferred Stock............     67
  Restrictions on Dividends..........................................................     70
  Foreign Ownership..................................................................     72
  Certain Corporate Governance Provisions............................................     72
COMPARISON OF STOCKHOLDER RIGHTS.....................................................     74
  General............................................................................     74
  Authorized Capital.................................................................     75
  Removal of Directors...............................................................     75
  Power of Stockholders to Call Special Meeting......................................     75
  Classified Board and Fair Price Provision..........................................     75
MANAGEMENT AND OTHER INFORMATION.....................................................     75
LEGAL MATTERS........................................................................     76
EXPERTS..............................................................................     76
STOCKHOLDER PROPOSALS................................................................     76
APPENDIX I -- Agreement and Plan of Merger dated June 13, 1994
APPENDIX II -- Opinion of Simmons & Company International
APPENDIX III -- Opinion of Salomon Brothers Inc

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Joint Proxy Statement/Prospectus and the Appendices hereto. Stockholders are urged to carefully read this Joint Proxy Statement/Prospectus and the Appendices hereto in their entirety. As used in this Joint Proxy Statement/Prospectus, unless otherwise required by the context, the term "Noble" means Noble Drilling Corporation and its consolidated subsidiaries and the term "Chiles" means Chiles Offshore Corporation and its consolidated subsidiaries.

                                 THE COMPANIES

     Noble and Noble Sub. Noble is a leading provider of contract drilling services for the oil and gas industry worldwide. Noble Sub is a wholly owned subsidiary of Noble recently incorporated in Delaware for the sole purpose of effecting the Merger pursuant to the Merger Agreement. The principal executive offices of Noble are located at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, and Noble's telephone number at such offices is (713) 974-3131.

     Chiles. Chiles is engaged in providing offshore oil and gas drilling services on a contract basis in the Gulf of Mexico and West Africa. The principal executive offices of Chiles are located at 1400 Broadfield Boulevard, Suite 400, Houston, Texas 77084-5133, and Chiles' telephone number at such offices is (713) 647-0100.

     For additional information concerning Noble and Chiles, see "The
Companies."

                                  THE MEETINGS

DATE, TIME AND PLACE


     Noble. The Special Meeting of Stockholders of Noble (the "Noble Special Meeting") will be held on Thursday, September 15, 1994, at The Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas, commencing at 10:00 a.m., local time.



     Chiles. The Special Meeting of Stockholders of Chiles (the "Chiles Special Meeting") will be held on Thursday, September 15, 1994, at 1400 Broadfield Blvd., Suite 400, Houston, Texas, commencing at 10:00 a.m., local time.


PURPOSES OF THE MEETINGS

     Noble. The purpose of the Noble Special Meeting is to consider and vote upon (i) the Merger Proposal, which includes the approval of the Merger Agreement and the approval of the issuance of shares of Noble Common Stock and $1.50 Noble Preferred Stock pursuant to the Merger Agreement, (ii) a proposal to adopt the Noble Charter Amendment, (iii) a proposal to approve the Noble Plan Amendment and (iv) such other matters as may properly be brought before the Noble Special Meeting.

     Chiles. The purpose of the Chiles Special Meeting is to consider and vote upon (i) a proposal to authorize, approve and adopt the Merger Agreement and
(ii) such other matters as may properly be brought before the Chiles Special Meeting.

RECORD DATES; SHARES ENTITLED TO VOTE


     Noble. Only holders of record of shares of Noble Common Stock at the close of business on August 9, 1994 are entitled to notice of and to vote at the Noble Special Meeting. On such date, there were 48,606,871 shares of Noble Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Noble Special Meeting.



     Chiles. Only holders of record of shares of Chiles Common Stock at the close of business on August 9, 1994 are entitled to notice of and to vote at the Chiles Special Meeting. On such date, there were

38,131,780 shares of Chiles Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Chiles Special Meeting.

QUORUM; VOTE REQUIRED

     Noble. The presence, in person or by proxy, at the Noble Special Meeting of the holders of a majority of the shares of Noble Common Stock outstanding and entitled to vote at the Noble Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of Noble Common Stock present and entitled to vote thereon at the Noble Special Meeting is required to approve the Merger Proposal and the Noble Plan Amendment. Adoption of the Noble Charter Amendment requires the affirmative vote of the holders of a majority of the shares of Noble Common Stock outstanding and entitled to vote at the meeting.

     The respective obligations of Noble and Chiles to consummate the Merger are subject to, among other conditions, the approval by the stockholders of Noble of both the Merger Proposal and the Noble Charter Amendment. Thus, if the Noble Charter Amendment is not adopted by the requisite vote of stockholders of Noble, then the Merger cannot be consummated, notwithstanding that the Merger Proposal may have been approved by the stockholders of Noble. The Noble Charter Amendment will be effected if it is adopted by the stockholders of Noble irrespective of whether such stockholders approve the Merger Proposal. Approval by the stockholders of Noble of the Noble Plan Amendment is not a condition to consummation of the Merger.

     Chiles. The presence, in person or by proxy, at the Chiles Special Meeting of the holders of a majority of the shares of Chiles Common Stock outstanding and entitled to vote at the Chiles Special Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Chiles Common Stock outstanding and entitled to vote at the meeting is required to authorize, approve and adopt the Merger Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS


     Noble. As of the record date for the Noble Special Meeting, the directors and executive officers of Noble and their affiliates (excluding shares owned by The Samuel Roberts Noble Foundation, Inc. (the "Foundation")) owned beneficially approximately 1.2 percent of the outstanding shares of Noble Common Stock. Each of the directors and executive officers has advised Noble that he intends to vote or direct the vote of all shares of Noble Common Stock of which he has beneficial ownership in favor of the approval and adoption of the Merger Proposal, the Noble Charter Amendment and the Noble Plan Amendment. The Foundation held, as of the record date, 5,459,537 shares of Noble Common Stock (approximately 11.2 percent of the outstanding shares of Noble Common Stock). Two directors of Noble serve on the nine-member board of trustees of the Foundation. The voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, neither of the two directors of Noble, individually, nor both of them acting together, represent sufficient voting power on the Foundation's board of trustees to determine voting decisions with respect to shares held by the Foundation.



     Chiles. As of the record date for the Chiles Special Meeting, the directors, executive officers and two principal stockholders of Chiles, P.A.J.W. Corporation ("P.A.J.W.") and OMI Investments, Inc. ("OMI"), held an aggregate of 14,916,342 shares of Chiles Common Stock (approximately 39.1 percent of the outstanding shares of Chiles Common Stock). Such persons are not obligated to vote their shares in favor of approval and adoption of the Merger Agreement, but each of them or their representatives has advised Chiles that they presently intend to vote their shares in favor of approval and adoption of the Merger Agreement.


     For additional information concerning the special meetings, see "The Meetings."

                      THE MERGER AND THE MERGER AGREEMENT

EFFECTS OF THE MERGER


     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger Chiles will merge with and into Noble Sub, with Noble Sub being the surviving corporation, and all of the assets of Chiles will vest in Noble Sub and all of the liabilities and obligations of Chiles will attach to Noble Sub. By virtue of the Merger, each share of Chiles Common Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.75 of a share of Noble Common Stock and each share of Chiles Preferred Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive one share of $1.50 Noble Preferred Stock. Based on the capitalization of Noble and Chiles as of the record date for the special meetings, and assuming the cancellation of the Chiles Options in exchange for 480,000 shares of Noble Common Stock, pursuant to the Merger Agreement (i) approximately 29,078,835 shares of Noble Common Stock will be issued, which represents approximately 37.4 percent of the number of shares of Noble Common Stock that would be outstanding immediately after the Merger, and (ii) 4,025,000 shares of $1.50 Noble Preferred Stock will be issued. See "The Merger -- Effects of the Merger."


EFFECTIVE TIME OF THE MERGER

     It is anticipated that the Merger will become effective (the "Effective Time") as promptly as practicable after the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived. See "Certain Provisions of the Merger Agreement -- Effective Time of the Merger; Closing."

PROCEDURE FOR EXCHANGE OF CERTIFICATES


     As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented shares of Chiles Common Stock or Chiles Preferred Stock will be entitled, upon surrender of such certificate to Noble's transfer agent, Liberty Bank and Trust Company of Oklahoma City, N.A., to receive in exchange therefor, as applicable, (i) a certificate(s) representing the number of whole shares of Noble Common Stock into which such shares of Chiles Common Stock were converted pursuant to the Merger or (ii) a certificate(s) representing the number of shares of $1.50 Noble Preferred Stock into which such shares of Chiles Preferred Stock were converted pursuant to the Merger, in each case, in such denominations and registered in such names as the holder may request. CHILES STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. Following the Effective Time, Noble's transfer agent will mail to each former holder of Chiles Common Stock or Chiles Preferred Stock a letter describing how certificates representing Chiles Common Stock or Chiles Preferred Stock should be presented for exchange.


     No fractional shares of Noble Common Stock will be issued in the Merger; instead, cash will be paid in lieu thereof based on the market price of a share of Noble Common Stock as of a specified date prior to the Effective Time. See "Certain Provisions of the Merger Agreement -- Conversion of Shares; Procedure for Exchange of Certificates; Fractional Shares."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     THE BOARDS OF DIRECTORS OF NOBLE AND CHILES BELIEVE THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THEIR RESPECTIVE STOCKHOLDERS, AND EACH BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS. THE BOARD OF DIRECTORS OF NOBLE UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF NOBLE APPROVE AND ADOPT THE MERGER PROPOSAL, THE NOBLE CHARTER AMENDMENT AND THE NOBLE PLAN AMENDMENT. THE BOARD OF DIRECTORS OF CHILES UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CHILES APPROVE AND ADOPT THE MERGER AGREEMENT. See "The Meetings -- Recommendations of the Boards of Directors," and "The
Merger -- Background of the Merger" and "-- Reasons for the Merger."

     In considering the recommendation of the Board of Directors of Chiles in favor of the Merger, stockholders of Chiles should be aware that certain executive officers and directors of Chiles have direct or indirect interests in recommending the Merger Agreement, apart from their interests as stockholders of Chiles. See "The Merger -- Interests of Certain Persons in the Merger."

OPINIONS OF FINANCIAL ADVISORS


     Simmons & Company International ("Simmons") has delivered its written opinion dated June 13, 1994, and confirmed in writing as of August 12, 1994, to the Board of Directors of Noble that, as of the respective dates thereof, the consideration to be paid by Noble in the Merger was fair from a financial point of view to the holders of Noble Common Stock and Noble $2.25 convertible exchangeable preferred stock.



     Salomon Brothers Inc ("Salomon") has delivered its written opinions to the Board of Directors of Chiles dated June 13, 1994 and August 12, 1994, that, as of the respective dates thereof, the consideration to be received by the holders of Chiles Common Stock and Chiles Preferred Stock in the Merger was fair from a financial point of view to such stockholders.


     For information regarding the opinions of Simmons and Salomon, including the assumptions made, matters considered and limits of such opinions, see "The Merger -- Opinions of Financial Advisors." Stockholders are urged to read in their entirety the opinions of Simmons and Salomon, attached as Appendices II and III, respectively, to this Joint Proxy Statement/Prospectus.

CERTAIN CONDITIONS TO THE CONSUMMATION OF THE MERGER

     The respective obligations of Noble and Chiles to consummate the Merger are subject to the satisfaction of certain conditions, including the following: (i) approval of the Merger Proposal and adoption of the Noble Charter Amendment by the stockholders of Noble, and approval and adoption of the Merger Agreement by the stockholders of Chiles; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) the absence of any order restraining or preventing consummation of the Merger; (iv) all material required consents to consummation of the Merger having been obtained; (v) the shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued in connection with the Merger having been approved for listing in the NASDAQ National Market System; (vi) Noble and Chiles having been advised in writing by Arthur Andersen & Co. that the Merger should qualify for treatment as a "pooling of interests" for accounting purposes; and (vii) the fairness opinion of such party's financial advisor having not been withdrawn.


     The shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued upon consummation of the Merger have been approved for listing in the NASDAQ National Market System, subject to official notice of issuance. Noble and Chiles anticipate that all of the other conditions described above (other than obtaining the required approvals of the stockholders of Noble and Chiles) will be satisfied prior to the Noble Special Meeting and the Chiles Special Meeting. Either Noble or Chiles may extend the time for performance of any of the obligations of the other party or may waive compliance with those obligations at their discretion. See "Certain Provisions of the Merger Agreement -- Certain Conditions to Consummation of the Merger."


GOVERNMENTAL APPROVALS


     On July 18, 1994, Noble, Chiles and a stockholder of Chiles each filed a notification and report, together with requests for early termination of the waiting period, under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice in respect of the Merger. Expiration or early termination of the applicable waiting period under the HSR Act is a condition to the obligations of Noble and Chiles to consummate the Merger. The waiting period will expire on August 17, 1994 unless a request for additional information is received before such date. See "The
Merger -- Regulatory Approvals." Neither Noble nor Chiles is aware of any other governmental or regulatory approval required for consummation of the Merger, other than compliance with applicable securities laws.

NO SOLICITATION

     The Merger Agreement provides that Chiles will not, directly or indirectly, solicit or knowingly encourage the initiation of any inquiries or proposals regarding (i) any merger, tender offer, sale of shares of capital stock or similar business combination transaction involving Chiles that would have the effect of causing the holders of Chiles Common Stock immediately prior to the effectiveness of such proposed transaction to own in the aggregate less than 50 percent of the shares of the surviving or resulting entity entitled to vote generally for the election of directors of the surviving or resulting entity, or
(ii) any sale of all or substantially all the assets of Chiles (collectively, a "Chiles Acquisition Transaction"). Notwithstanding the foregoing, nothing in the Merger Agreement prevents the members of the Board of Directors of Chiles, in the exercise of their fiduciary duties and after consulting with independent counsel, from considering, negotiating and approving an unsolicited bona fide proposal that the Board determines in good faith, after consultation with its financial advisors, may result in a transaction more favorable to the stockholders of Chiles than the Merger. Further, the Board of Directors of Chiles may elect not to convene the Chiles Special Meeting if it has received an acquisition proposal it deems more favorable to the stockholders of Chiles. See "Certain Provisions of the Merger Agreement -- Solicitation of Third Party Offers."

TERMINATION OF THE MERGER AGREEMENT


     By Either Party. The Merger Agreement may be terminated prior to the Effective Time (i) by mutual consent of Noble and Chiles, or (ii) by either party if (a) the Merger has not been consummated on or before January 31, 1995,
(b) any court or governmental entity shall have prohibited consummation of the Merger Agreement or the transactions contemplated in connection therewith or (c) the required approvals of the stockholders of Noble or Chiles are not received at the applicable meeting of stockholders.


     By Noble. Noble may terminate the Merger Agreement if (i) the fairness opinion of Simmons is withdrawn, (ii) since the date of the Merger Agreement there has been a material adverse change in the results of operations, financial condition or business of Chiles, (iii) there has been a material breach of any representation, warranty or covenant set forth in the Merger Agreement by Chiles and such breach has not been cured within five business days following receipt by Chiles of notice thereof or (iv) the Board of Directors of Chiles exercises its right not to convene the Chiles Special Meeting on the grounds that the Chiles Board has determined that another proposal for the acquisition of Chiles is more favorable to the stockholders of Chiles than the Merger.

     By Chiles. Chiles may terminate the Merger Agreement if (i) the fairness opinion of Salomon is withdrawn, (ii) since the date of the Merger Agreement there has been a material adverse change in the results of operations, financial condition or business of Noble or (iii) there has been a material breach of any representation, warranty or covenant set forth in the Merger Agreement by Noble and such breach has not been cured within five business days following receipt by Noble of notice thereof.

     See "Certain Provisions of the Merger Agreement -- Termination."

TERMINATION FEES AND REIMBURSEMENT OF EXPENSES


     If either Noble or Chiles terminates the Merger Agreement for certain of the reasons described above in "Termination of the Merger Agreement" and (i) the Merger Agreement either has not been submitted to the stockholders of Chiles or the stockholders of Chiles have declined to approve the Merger Agreement by the requisite vote, (ii) after the date of the Merger Agreement but prior to the time the Merger Agreement is terminated there shall have been a Chiles Acquisition Transaction proposed in writing to Chiles and (iii) any Chiles Acquisition Transaction (whether the same or different from the one referenced in clause (ii)) is consummated at any time within one year after the date of the Merger Agreement, then Chiles will be required to pay Noble the sum of $6,000,000.


     In addition, if either Noble or Chiles terminates the Merger Agreement because of the failure of the stockholders of the other to approve the Merger, then the party whose stockholders have failed to approve the Merger will be required to pay to the other party $1,000,000 as reimbursement for an agreed upon estimate of the terminating party's out-of-pocket fees and expenses incurred in connection with the Merger; provided, however, that if Chiles is obligated to pay to Noble the $6,000,000 termination fee described in the preceding paragraph, then Chiles may offset from the amount of such termination fee any amount paid to Noble as a reimbursement for out-of-pocket fees and expenses incurred in connection with the Merger. See "Certain Provisions of the Merger Agreement -- Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and should, therefore, constitute a non-taxable transaction for holders of Chiles Common Stock and holders of Chiles Preferred Stock, except to the extent of cash received, if any, in lieu of fractional shares of Noble Common Stock. For a discussion of these and other federal income tax considerations in connection with the Merger, see "The Merger -- Certain Federal Income Tax Consequences" and "Description of Noble Capital Stock -- Federal Income Tax Considerations Regarding $1.50 Noble Preferred Stock."


ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a "pooling of interests" for accounting and financial reporting purposes. See "The Merger -- Anticipated Accounting Treatment."

NO APPRAISAL RIGHTS

     Under Delaware law, neither Noble's nor Chiles' stockholders will be entitled to any appraisal or dissenter's rights in connection with the Merger. See "The Merger -- No Appraisal Rights."

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendation of the Board of Directors of Chiles with respect to the Merger, Chiles' stockholders should be aware that (i) two executive officers of Chiles who are also directors of Chiles will receive certain bonus payments upon consummation of the Merger pursuant to pre-existing agreements with Chiles, (ii) two directors of Chiles are affiliates of a major stockholder of Chiles that will enter into a registration rights agreement with Noble, subject to consummation of the Merger, (iii) two of the executive officers of Chiles who are also directors of Chiles have severance agreements with Chiles that provide that should their employment be terminated by Noble within one year of consummation of the Merger, under certain circumstances such persons would be entitled to certain benefits, (iv) six of the directors of Chiles and the family of a deceased director hold (or are entitled to exercise in the case of the deceased director's family) Chiles Options that will either be exchanged for shares of Noble Common Stock or converted into options to purchase Noble Common Stock upon consummation of the Merger and (v) two designees of Chiles, including a current director of Chiles, will be elected to the Board of Directors of Noble effective at the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."


$1.50 NOBLE PREFERRED STOCK


     The $1.50 Noble Preferred Stock will have substantially the same rights, preferences, privileges and voting power as the Chiles Preferred Stock. The $1.50 Noble Preferred Stock will rank senior to the Noble Common Stock, and on a parity with the outstanding $2.25 Convertible Exchangeable Preferred Stock of Noble, par value $1.00 per share ("$2.25 Noble Preferred Stock"), with respect to the payment of dividends and upon liquidation, dissolution or winding up of Noble. See "Description of Noble Capital Stock -- $2.25 Noble Preferred Stock," "-- $1.50 Noble Preferred Stock" and " -- Federal Income Tax Considerations Regarding $1.50 Noble Preferred Stock." The ability of Noble to pay dividends on the $1.50 Noble Preferred Stock may be subject to certain contractual limitations pursuant to the indenture governing the 9 1/4% Senior Notes Due 2003 of Noble and Noble's bank credit agreement. The $1.50 Noble Preferred Stock will rank on a parity with the $2.25 Noble Preferred Stock with respect to the payment of dividends, which means that no dividends may be paid on the $2.25 Noble Preferred Stock unless accrued dividends on the $1.50 Noble Preferred Stock are also paid. See "Description of Noble Capital Stock -- Restrictions on Dividends."

CHILES OPTIONS


     Pursuant to the Merger Agreement, all outstanding Chiles Options will be either cancelled and exchanged for Noble Common Stock or converted into options to purchase Noble Common Stock. Chiles has agreed to use its best efforts to take all action necessary to provide for the exchange of all outstanding Chiles Options for shares of Noble Common Stock. Such exchange will be consummated at the Effective Time, provided that each holder of Chiles Options has consented thereto. If such consents are obtained, based on the number of Chiles Options currently outstanding, the Chiles Options will be cancelled effective at the Effective Time in exchange for an aggregate of 480,000 shares of Noble Common Stock. Pursuant to such exchange and subject to rounding to avoid the issuance of fractional shares, each vested or unvested Chiles Option with an exercise price of $1.94 will be exchanged for 0.5231 of a share of Noble Common Stock, each vested or unvested Chiles Option with an exercise price of $4.00 will be exchanged for 0.4316 of a share of Noble Common Stock, each vested or unvested Chiles Option with an exercise price of $4.94 will be exchanged for 0.4056 of a share of Noble Common Stock, and each vested or unvested Chiles Option with an exercise price of $5.50 will be exchanged for 0.3851 of a share of Noble Common Stock.



     If such consents have not been obtained by Chiles prior to the consummation of the Merger, then the Chiles Options will not be exchanged for Noble Common Stock and Noble will take all action necessary to assume, effective at the Effective Time, all Chiles Options that remain as of such time unexercised in whole or in part. Each Chiles Option will thereafter entitle the holder to purchase that number of shares of Noble Common Stock equal to the product of the number of shares of Chiles Common Stock subject to the Chiles Option multiplied by 0.75. The exercise price per share of Noble Common Stock under such assumed option will be equal to the exercise price per share under the Chiles Option divided by 0.75. See "Certain Provisions of the Merger Agreement -- Chiles Options."


LISTING OF SHARES; MARKET AND MARKET PRICES


     Noble Common Stock and the $2.25 Noble Preferred Stock are traded in the NASDAQ National Market System under the symbols "NDCO" and "NDCOP," respectively. The shares of $1.50 Noble Preferred Stock to be issued upon consummation of the Merger have been approved for inclusion in the NASDAQ National Market System, subject to official notice of issuance. Chiles Common Stock and Chiles Preferred Stock are traded on the American Stock Exchange under the symbols "CHC" and "CHCpr," respectively.



     The following table sets forth the closing sale prices per share of Noble Common Stock and $2.25 Noble Preferred Stock as reported in the NASDAQ National Market System, the closing sale prices per share of Chiles Common Stock and Chiles Preferred Stock on the American Stock Exchange and the equivalent per share price (as explained below) of Chiles Common Stock on June 10, 1994, the business day preceding public announcement of the Merger, and on August 11, 1994, the last full trading day for which prices were available prior to the date of this Joint Proxy Statement/Prospectus.



                                                                                              EQUIVALENT
                                                                                              PER SHARE
                                                                                               PRICE OF
                                              NOBLE     $2.25 NOBLE    CHILES     CHILES        CHILES
                                              COMMON     PREFERRED     COMMON    PREFERRED      COMMON
         MARKET PRICE PER SHARE AT:           STOCK        STOCK       STOCK       STOCK        STOCK
- --------------------------------------------  ------    -----------    ------    ---------    ----------
June 10, 1994...............................  $7.00       $ 40.75      $5.00      $ 22.25       $ 5.25
August 11, 1994.............................  $6.625      $ 36.75      $4.75      $ 22.25       $ 4.97



     The equivalent per share price of a share of Chiles Common Stock represents the closing sale price of a share of Noble Common Stock on such date multiplied by the Merger exchange ratio of 0.75 of a share of Noble Common Stock for each share of Chiles Common Stock.

     Stockholders are advised to obtain current market quotations for Noble Common Stock, Chiles Common Stock and Chiles Preferred Stock. No assurance can be given as to the market price of Noble Common Stock, Chiles Common Stock or Chiles Preferred Stock at, or in the case of Noble Common Stock and $1.50 Noble Preferred Stock after, the Effective Time.

                           INVESTMENT CONSIDERATIONS

     For a discussion of certain considerations with respect to the business and operations of Noble and Chiles that should be evaluated by an investor before determining how to vote at the respective special meetings, see "Investment Considerations."

                            NOBLE CHARTER AMENDMENT

     At the Noble Special Meeting, the holders of Noble Common Stock will also be asked to adopt a proposal to amend the Restated Certificate of Incorporation of Noble to increase the number of authorized shares of Noble Common Stock from 75,000,000 to 200,000,000. The Board of Directors of Noble has determined that it is in the best interests of Noble and its stockholders to effect the Noble Charter Amendment in order to permit Noble to consummate the Merger and to provide Noble the flexibility to issue Noble Common Stock in future transactions without further stockholder action. The obligations of Chiles and Noble to consummate the Merger are conditioned upon receiving the approval and adoption by the stockholders of Noble of the Merger Proposal and the Noble Charter Amendment. The Noble Charter Amendment will be effected if it is adopted by the stockholders of Noble irrespective of whether the Merger Proposal is approved. See "Proposal to Adopt Noble Charter Amendment."

                              NOBLE PLAN AMENDMENT

     At the Noble Special Meeting, the holders of Noble Common Stock will also be asked to approve an amendment to the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan in order to increase from 1,900,000 to 5,200,000 the number of shares of Noble Common Stock available for issuance thereunder and to make certain amendments to conform with recent changes in federal tax laws. The Board of Directors of Noble has determined that such amendments are in the best interests of Noble and its stockholders because they will permit the continuation of a compensation plan that assists Noble in attracting and retaining key employees. If the Noble Plan Amendment is approved by the Noble stockholders, the amendments will be effected whether or not the Merger Proposal or the Noble Charter Amendment is approved or adopted by the stockholders of Noble. See "Proposal to Approve Noble Plan Amendment." Approval of the Noble Plan Amendment is not a condition to consummation of the Merger.

                       SUMMARY HISTORICAL FINANCIAL DATA


     The following tables set forth summary historical financial data of Noble and Chiles for each of the five fiscal years in the period ended December 31, 1993 and for the six months ended June 30, 1994 and 1993, and of Triton Engineering Services Company, a wholly owned subsidiary of Noble ("Triton"), for the year ended December 31, 1993 and the three months ended March 31, 1994. Noble acquired all of the issued and outstanding stock of Triton in April 1994. For information regarding the acquisition by Noble of Triton (the "Triton Acquisition"), see "The Companies -- Noble Drilling Corporation -- Triton Acquisition." The data presented below have been derived from and should be read in conjunction with the consolidated financial statements of Noble, Triton and Chiles and the related notes thereto included in the documents incorporated by reference in this Joint Proxy Statement/Prospectus. Results for the interim periods are not necessarily indicative of results for the full year.


                                     NOBLE


                                SIX MONTHS ENDED
                                    JUNE 30,                       YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 1994     1993(A)    1993(A)      1992       1991       1990       1989
                               --------   --------   --------   --------   --------   --------   --------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues(B)....... $130,841   $ 91,655   $194,942   $139,713   $177,378   $131,353   $102,476
  Income (loss) from
     continuing
     operations(C)............    8,436      7,489     19,146     (8,085)   (13,360)    (8,752)   (10,082)
  Preferred stock dividends...    3,364      3,364      6,728      6,728        721
  Income (loss) from
     continuing operations
     applicable to common
     shares...................    5,072      4,125     12,418    (14,813)   (14,081)    (8,752)   (10,082)
  Income (loss) from
     continuing operations per
     common share(D)..........     0.10       0.12       0.32      (0.43)     (0.42)     (0.35)     (0.48)
  Weighted average common
     shares outstanding.......   48,538     34,905     38,366     34,014     33,656     26,796     22,509
  Ratio of earnings to fixed
     charges and preferred
     dividends(E).............     1.62       1.81       2.05
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working capital(B).......... $ 80,980   $ 30,587   $ 74,409   $ 23,734   $ 46,353   $ 42,741   $ 18,576
  Total assets(B).............  539,245    297,582    499,717    310,139    376,979    271,416    176,554
  Long-term debt(B)...........  126,871     36,161    127,144     41,255     71,166     59,471     20,047
  Shareholders' equity(B).....  340,007    217,110    328,953    211,728    230,307    169,461    118,656


- ---------------


(A) Effective during the quarter ended March 31, 1993, Noble's international subsidiaries began reporting their financial results on a current rather than a month-lag basis. This change resulted in the inclusion of the December 1992 operating results of such international subsidiaries in the operating results of Noble for the first quarter of 1993. Revenues and income from continuing operations for this additional one-month period were $7,687,000 and $140,000, respectively, and are not considered material to Noble's overall results of operations.



(B) Includes the effect of the Trition Acquisition and the October 7, 1993 acquisition of nine offshore rigs and associated assets (the "Western Acquisition") from The Western Company of North America for $150,000,000 in cash. Noble financed the Western Acquisition through public offerings of 12,041,000 shares of Noble Common Stock at $8.375 per share and $125,000,000 principal amount of Noble's 9 1/4% Senior Notes Due 2003.



(C) Includes a charge for restructuring costs of $6,134,000 in 1991.



(D) Includes the effect of accretion on stock subject to put option prior to December 31, 1991, which is charged to retained earnings and not reflected in the amount of net loss applicable to common shares for each applicable period. The amount of the accretion was $92,000, $591,000 and $776,000 for the years ended December 31, 1991, 1990 and 1989, respectively.



(E) For the purposes of computing the ratio, "earnings" represents income (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest costs. Preferred dividends have been grossed-up using the effective tax rate of the appropriate period. As a result of the losses incurred in 1992, 1991, 1990 and 1989, earnings did not cover fixed charges by $12,572,000, $13,060,000, $8,155,000 and $9,286,000,
    respectively.

                                     CHILES


                                         SIX MONTHS ENDED
                                             JUNE 30,                       YEAR ENDED DECEMBER 31,
                                        -------------------   ----------------------------------------------------
                                          1994       1993       1993       1992       1991       1990       1989
                                        --------   --------   --------   --------   --------   --------   --------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA(A):
  Operating revenues................... $ 35,675   $ 28,135   $ 69,589   $ 44,453   $ 52,773   $ 50,478   $ 27,228
  Income (loss) from continuing
    operations(B)(C)...................   12,083     (4,935)     1,936    (31,893)   (25,814)    (2,762)   (10,531)
  Preferred stock dividends............    3,019                 1,208
  Income (loss) from continuing
    operations applicable to common
    shares.............................    9,064     (4,935)       728    (31,893)   (25,814)    (2,762)   (10,531)
  Income (loss) from continuing
    operations per common share........     0.24      (0.13)      0.02      (1.74)     (1.63)     (0.21)     (5.52)
  Weighted average common shares
    outstanding........................   38,112     38,057     38,076     18,330     15,864     13,410      1,907
  Ratio of earnings to fixed charges
    and preferred dividends(D).........     3.97                  1.22
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital (deficit)(E)(F)...... $ 52,391   $ 16,251   $ 76,126   $ 19,259   $(49,592)  $ 11,446   $ 12,524
  Total assets.........................  210,109    142,132    196,836    146,390    184,008    203,015     62,065
  Long-term debt(E)(F).................              44,262                46,025      1,979     67,537     17,496
  Shareholders' equity(F)..............  197,045     85,636    187,817     89,906     94,060    119,874     38,217


- ---------------


(A) Between 1989 and 1991, Chiles' rig fleet changed substantially due to a series of acquisitions and dispositions. Such changes had a material effect on Chiles' capacity to generate revenue and the costs of its operations and should be considered carefully when examining the operating data included herein.


(B) Includes provisions which were made to reduce rig carrying values to their estimated recoverable values in 1992 and 1991 of $21,120,000 and $5,000,000, respectively.


(C) Includes a gain of $7,968,000 for the six months ended June 30, 1994 related to the sale of a Chiles drilling rig completed in April 1994.



(D) For the purposes of computing the ratio, "earnings" represents income (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest costs. Preferred dividends have been grossed-up using the effective tax rate of the appropriate period. As a result of the losses incurred in the first six months of 1993, and the years of 1992, 1991, 1990 and 1989, earnings did not cover fixed charges by $4,448,000, $30,738,000, $25,472,000, $3,064,000 and $10,531,000,
     respectively.



(E) As of December 31, 1991, Chiles reclassified $50,500,000 of its outstanding indebtedness from long-term to current liabilities. This reclassification was made because as of such date Chiles anticipated not being able to remain in compliance, and subsequently was not able to remain in compliance, with all of the terms of its debt agreements.



(F) Chiles completed a public offering of Chiles Preferred Stock during October 1993 which resulted in net proceeds of $96,500,000. Chiles used approximately $45,226,000 of such proceeds to repay all of its outstanding indebtedness, including prepayments of principal of $44,255,000. The remaining net proceeds were invested in cash and cash equivalents and marketable securities as of December 31, 1993. As of June 30, 1994, $30,531,000 of the remaining net proceeds were invested in long-term debt securities.



                                     TRITON



                                                                                THREE
                                                                               MONTHS          YEAR
                                                                                ENDED         ENDED
                                                                                MARCH        DECEMBER
                                                                                 31,           31,
                                                                               1994(A)         1993
                                                                               -------       --------
                                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues........................................................   $26,188       $123,834
  Income (loss) from continuing operations..................................    (2,491)(B)      1,506
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital...........................................................   $14,153       $ 17,472
  Total assets..............................................................    61,035         72,171
  Shareholders' equity......................................................    12,918         15,157


- ---------------


(A) The historical financial data for Triton for the three months ended June 30, 1994 are included in the historical financial data of Noble for the six months ended June 30, 1994 presented above.



(B) Includes the write-off of $2,220,000 of notes receivable from a partnership that was not part of the Triton Acquisition.

                     SUMMARY PRO FORMA COMBINED FINANCIAL DATA



     The following summary unaudited pro forma combined financial data assume
(i) the consummation of the Merger and (ii) the consummation of both the Merger and the Triton Acquisition. The Merger is accounted for as a "pooling of interests" as if the Merger had been in effect for all periods presented. The Triton Acquisition is accounted for as a "purchase" transaction as if it had occurred on January 1, 1993. The following pro forma statement of operations data do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect as of the dates indicated or that may be obtained in the future. The following summary pro forma combined financial data are derived from the unaudited pro forma combined financial statements and notes thereto appearing elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such financial statements and notes.


                                NOBLE AND CHILES


                                                      SIX MONTHS ENDED
                                                          JUNE 30,              YEAR ENDED DECEMBER 31,
                                                    --------------------    --------------------------------
                                                      1994        1993        1993        1992        1991
                                                    --------    --------    --------    --------    --------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
  Operating revenues..............................  $166,516    $119,790    $264,531    $184,166    $230,151
  Income (loss) from continuing operations........    20,519       2,554      21,082     (39,978)    (39,174)
  Preferred stock dividends.......................     6,383       3,364       7,936       6,728         721
  Income (loss) from continuing operations
    applicable
    to common shares..............................    14,136        (810)     13,146     (46,706)    (39,895)
  Income (loss) from continuing operations per
    common share..................................      0.18       (0.01)       0.20       (0.98)      (0.88)
  Pro forma weighted average common shares
    outstanding...................................    77,122      63,448      66,923      47,762      45,554
  Ratio of earnings to fixed charges and preferred
    dividends(A)..................................      2.19        0.85        1.85
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital (deficit).......................  $133,371    $ 46,838    $150,535    $ 42,993    $ (3,239)
  Total assets....................................   749,354     439,714     696,553     456,529     560,987
  Long-term debt..................................   126,871      80,423     127,144      87,280      73,145
  Shareholders' equity............................   537,052     302,746     516,770     301,634     324,367


- ---------------


(A) For the purposes of computing the ratio, "earnings" represents income (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest costs. Preferred dividends have been grossed-up using the effective tax rate of the appropriate period. As a result of the losses incurred in fiscal years 1992 and 1991, earnings did not cover fixed charges by $43,310,000 and $38,532,000, respectively.



                            NOBLE, CHILES AND TRITON



                                                                               SIX             YEAR
                                                                              MONTHS          ENDED
                                                                              ENDED          DECEMBER
                                                                             JUNE 30,          31,
                                                                               1994            1993
                                                                             --------        --------
                                                                              (IN THOUSANDS, EXCEPT
                                                                                    PER SHARE
                                                                               AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA(A):
  Operating revenues......................................................   $192,651        $428,284
  Income from continuing operations.......................................     20,613          17,192
  Preferred stock dividends...............................................      6,383           7,936
  Income from continuing operations applicable to
    common shares.........................................................     14,230           9,256
  Income from continuing operations per common share......................       0.18            0.12
  Pro forma weighted average common shares outstanding....................     77,716          76,910
  Ratio of earnings to fixed charges and preferred dividends(B)...........       2.21            1.46
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital.........................................................   $133,371        $159,922
  Total assets............................................................    749,354         762,736
  Long-term debt..........................................................    126,871         127,144
  Shareholders' equity....................................................    537,052         521,939


- ---------------

(A) Noble historical amounts were adjusted to include the effects of the Western Acquisition as if it had occurred on January 1, 1993.


(B) For the purposes of computing the ratio, "earnings" represents income (loss) from continuing operations before income taxes plus fixed charges exclusive of capitalized interest, and "fixed charges" consists of interest, whether expensed or capitalized, amortization of debt expense and an estimated portion of rentals representing interest costs. Preferred dividends have been grossed-up using the effective tax rate of the appropriate period.

                           COMPARATIVE PER SHARE DATA


     The following tables present comparative per share information (a) for each of Noble and Chiles on a historical basis, (b) for Noble and Chiles on a pro forma combined basis assuming the Merger had been in effect for the periods presented and (c) for Noble, Chiles and Triton on a pro forma combined basis assuming the Merger and the Triton Acquisition had been in effect for the periods presented. The pro forma information has been prepared giving effect to the Merger as a "pooling of interests" and to the Triton Acquisition as a "purchase" transaction. Equivalent pro forma information for Chiles Common Stock has been calculated based on the Merger exchange ratio of 0.75 of a share of Noble Common Stock for each share of Chiles Common Stock. No cash dividends were paid by Noble, Chiles or Triton on their respective common shares during any of the periods presented.



                                                  SIX MONTHS ENDED
                                                      JUNE 30,            YEAR ENDED DECEMBER 31,
                                                  -----------------     ---------------------------
                                                  1994        1993      1993       1992       1991
                                                  -----      ------     -----     ------     ------
Noble -- Historical
  Income (loss) from continuing operations
     applicable to common shares...............   $0.10      $ 0.12     $0.32     $(0.43)    $(0.42)
  Book value per common share..................    5.47        4.11      5.32       3.96       4.58
Chiles -- Historical
  Income (loss) from continuing operations
     applicable to common shares...............   $0.24(B)   $(0.13)    $0.02     $(1.74)    $(1.63)
  Book value per common share..................    2.53        2.25      2.29       2.36       5.93
Noble and Chiles -- Pro Forma
  Income (loss) from continuing operations
     applicable to common shares...............   $0.18(B)   $(0.01)    $0.20     $(0.98)    $(0.88)
  Book value per common share..................    4.69        3.61      4.47       3.60       5.44
Noble and Chiles -- Equivalent Pro Forma Per
  Chiles(A)
  Income (loss) from continuing operations
     applicable to common shares...............   $0.14(B)   $(0.01)    $0.15     $(0.73)    $(0.66)
  Book value per common share..................    3.53        2.71      3.36       2.70       4.09
Noble, Chiles and Triton -- Pro Forma
  Income from continuing operations applicable
     to common shares..........................   $0.18(B)              $0.12
  Book value per common share..................    4.69                  4.49


- ---------------

(A) Computed on an equivalent pro forma combined basis assuming Chiles was the issuing company.


(B) Includes a gain of $0.21 per common share related to the sale of a Chiles drilling rig completed in April 1994.

                                 THE COMPANIES

NOBLE DRILLING CORPORATION


     Noble is a leading provider of diversified contract drilling services for the oil and gas industry worldwide. Noble's activities include offshore and land drilling services and engineering and production management services. Noble's drilling fleet is broadly diversified, allowing it to work in a variety of operating conditions.


     Noble's business strategy has been to expand actively its international and offshore capabilities through acquisitions and to position itself in geologically promising areas. Noble attempts to balance its revenues between international and domestic operations.

     Noble was organized as a Delaware corporation in 1939. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939.


     Offshore Drilling Operations. Noble's offshore drilling operations are conducted worldwide. Principal regions of operations currently include the Gulf of Mexico, West Africa, Venezuela and, to a lesser extent, India. The offshore fleet consists of 33 rigs, composed of 19 jackup drilling rigs, eight submersible rigs, four posted barges and two platform rigs. The average age of the offshore fleet is 11 years, with 23 of the 33 offshore rigs having been built or rebuilt since 1980. The offshore fleet is currently diversified geographically as follows: U.S. Gulf -- 20 rigs; Mexican Gulf -- two rigs; Nigeria and West Africa -- six rigs; Venezuela -- four rigs; and India -- one rig.


     Noble's offshore operations also include labor contracts for drilling and workover activities covering 15 rigs operating in the U.K. North Sea. These rigs are not owned or leased by Noble. Under these labor contracts, Noble provides its customers with field personnel and manages the drilling operations.


     Land Operations. Noble's land drilling operations are conducted principally in Western Canada, Texas and Louisiana. Eighteen of Noble's 47 land rigs are being or can be actively bid by Noble. As of August 1, 1994, 13 of the 47 rigs were operating under contract, five were available for bidding and 29 were not being actively marketed. These 29 rigs are stacked and can be reactivated and placed into operation in the near term should economically viable drilling contracts for such rigs be obtained. The 18 active rigs have an average age of 14 years. The domestic land drilling operations of Noble are expected to diminish in significance as Noble continues to emphasize offshore and international operations.


     Engineering and Production Management Services. Noble provides, through its wholly owned subsidiary, Noble Engineering Services Ltd., engineering services relating primarily to the design of drilling equipment for offshore development and production services. Noble Engineering works, on a contract basis, with operators and prime construction contractors of drilling and production platforms in the design of drilling equipment configurations aimed at optimizing the operational efficiency of developmental drilling by maximizing platform space utilization and load capability.

     Triton Acquisition. On April 22, 1994, Noble acquired all of the issued and outstanding stock of Triton pursuant to a Stock Purchase Agreement among Noble, Triton and the former stockholders of Triton (the "Triton Agreement"). Triton is engaged in providing engineering, consulting and turnkey drilling services, and manufacturing and rental of oil field equipment, for the oil and gas industry. In consideration for the stock of Triton, Noble delivered to the former owners of Triton (i) 751,864 shares of Noble Common Stock, (ii) $4,084,506 in cash and
(iii) promissory notes in the aggregate principal amount of $4,000,000, which promissory notes mature on October 21, 1994. In addition, Noble has a contingent obligation to pay to the former owners of Triton at the end of two years after the closing date of the Triton Acquisition additional consideration, including up to 254,551 shares of Noble Common Stock, subject to reduction depending on the collection of certain contingent assets of Triton and the payment of certain contingent liabilities of Triton, as well as an indeterminable number of additional shares of Noble Common Stock in the event Triton achieves certain operating results for the year ending December 31, 1994.

CHILES OFFSHORE CORPORATION

     Chiles is engaged in the drilling and workover of offshore oil and gas wells on a contract basis for major and independent oil and gas companies. Chiles' fleet consists of 13 jackup drilling rigs, 11 of which are located in the U.S. Gulf of Mexico and two of which are located offshore Nigeria. Chiles' two rigs operating offshore Nigeria are under contract until November 1994. Eight Chiles rigs are currently operating under well-to-well contracts in the U.S. Gulf of Mexico. One rig is stacked and actively being marketed in the U.S. Gulf of Mexico. Chiles' two remaining rigs are not currently being marketed and are stacked in the U.S. Gulf of Mexico.


     During the second quarter of 1994, Chiles entered into commitments for capital expenditures of approximately $10.6 million in connection with the fabrication and construction of an extended reach cantilever for one of its three Marathon LeTourneau slot rigs, the WASP. The WASP is currently operating in the U.S. Gulf of Mexico on a well-to-well basis. Construction of the extended reach cantilever is currently underway and Chiles estimates that the WASP will be removed from service in late August 1994 and will be available to return to active service after completion of the upgrade in mid-October 1994.


                                  THE MEETINGS

MATTERS TO BE CONSIDERED AT THE MEETINGS

     Noble Special Meeting. At the Noble Special Meeting, holders of Noble Common Stock will be asked to consider and vote upon:

          (1) The Merger Proposal, which includes, as a single proposal, (a) the approval of the Merger Agreement, pursuant to which, among other things,
     (i) Chiles would merge with and into Noble Sub and (ii) each issued and outstanding share of Chiles Common Stock would be converted in the Merger into the right to receive 0.75 of a share of Noble Common Stock and each issued and outstanding share of Chiles Preferred Stock would be converted in the Merger into the right to receive one share of $1.50 Noble Preferred Stock, subject to and in accordance with the terms and conditions of the Merger Agreement, and (b) the approval of the issuance of shares of Noble Common Stock and $1.50 Noble Preferred Stock pursuant to the Merger Agreement;

          (2) a proposal to adopt the Noble Charter Amendment;

          (3) a proposal to approve the Noble Plan Amendment; and

          (4) such other matters as may properly be brought before the Noble Special Meeting.

     Chiles Special Meeting. At the Chiles Special Meeting, holders of Chiles Common Stock will be asked to consider and vote upon the authorization, approval and adoption of the Merger Agreement and such other matters as may properly be brought before the Chiles Special Meeting.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Noble. The Board of Directors of Noble has unanimously approved (i) the Merger, the Merger Agreement and the issuance of shares of Noble Common Stock and $1.50 Noble Preferred Stock pursuant to the Merger Agreement, (ii) the Noble Charter Amendment and (iii) the Noble Plan Amendment, and unanimously recommends that the stockholders of Noble vote FOR approval and adoption of each such matter.

     Chiles. The Board of Directors of Chiles has unanimously approved the Merger and the Merger Agreement and unanimously recommends that the stockholders of Chiles vote FOR authorization, approval and adoption of the Merger Agreement.

VOTING AT MEETINGS; RECORD DATES


     Noble. Noble has established August 9, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Noble Special Meeting. Only holders of record of Noble Common Stock at the close of business on such date are entitled to notice of and to vote at the Noble Special Meeting. On the record date for the Noble Special Meeting, there were 48,606,871 shares of Noble Common Stock outstanding and entitled to be voted at the Noble Special Meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum at the Noble Special Meeting. Each share of Noble Common Stock is entitled to one vote with respect to the approval of the Merger Proposal, the adoption of the Noble Charter Amendment and the approval of the Noble Plan Amendment. Holders of $2.25 Noble Preferred Stock are not entitled as such to vote at the Noble Special Meeting.


     The affirmative vote of the holders of a majority of the outstanding shares of Noble Common Stock present and entitled to vote thereon at the Noble Special Meeting is required to approve the Merger Proposal. Approval of the Merger Proposal will constitute approval of each aspect of the Merger Proposal. Approval of the Merger Proposal by the holders of Noble Common Stock is required by the rules of the National Association of Securities Dealers, Inc. for companies, like Noble, with securities listed in the NASDAQ National Market System and is a condition to the consummation of the Merger.

     Adoption of the Noble Charter Amendment requires the affirmative vote of the holders of a majority of the shares of Noble Common Stock outstanding and entitled to vote at the meeting. Approval of the Noble Plan Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Noble Common Stock present and entitled to vote thereon at the Noble Special Meeting.


     The respective obligations of Noble and Chiles to consummate the Merger are subject to, among other conditions, the approval and adoption by the stockholders of Noble of both the Merger Proposal and the Noble Charter Amendment. Thus, notwithstanding the approval of the Merger Proposal at the Noble Special Meeting, if the Noble Charter Amendment is not adopted by the requisite vote of the stockholders of Noble, the Merger will not be consummated. If the Noble Charter Amendment is adopted by stockholders, it will be effected regardless of whether the Merger Proposal is approved. Approval by the stockholders of Noble of the Noble Plan Amendment is not a condition to consummation of the Merger.



     Chiles. Chiles has established August 9, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Chiles Special Meeting. Only holders of record of Chiles Common Stock at the close of business on such date are entitled to notice of and to vote at the Chiles Special Meeting. On the record date for the Chiles Special Meeting, there were 38,131,780 shares of Chiles Common Stock outstanding and entitled to be voted at the Chiles Special Meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum at the Chiles Special Meeting. Each share of Chiles Common Stock is entitled to one vote with respect to the approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the shares of Chiles Common Stock outstanding and entitled to vote at the meeting is required to authorize, approve and adopt the Merger Agreement. Holders of Chiles Preferred Stock are not entitled as such to vote on the Merger at the Chiles Special Meeting.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS


     Noble. As of the record date for the Noble Special Meeting, the directors and executive officers of Noble and their affiliates (excluding shares owned by the Foundation) owned beneficially approximately 1.2 percent of the outstanding shares of Noble Common Stock. Each of the directors and executive officers of Noble has advised Noble that he intends to vote or direct the vote of all shares of Noble Common Stock of which he has beneficial ownership in favor of the approval and adoption of the Merger Proposal, the Noble Charter Amendment and the Noble Plan Amendment. The Foundation held, as of the record date for the Noble Special Meeting, 5,459,537 shares of Noble Common Stock (approximately
11.2 percent of the outstanding shares). Two directors of Noble serve on the nine-member board of trustees of the Foundation. The voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, neither of the two directors of Noble, individually, nor both of them, acting together, represent sufficient voting power on the Foundation's board of trustees to determine voting decisions with respect to shares held by the Foundation.


     Chiles. As of the record date for the Chiles Special Meeting, the directors, executive officers and two principal stockholders of Chiles, P.A.J.W. and OMI, held an aggregate of 14,916,342 shares of Chiles Common Stock (approximately 39.1 percent of the outstanding shares). Such persons are not obligated to vote their shares in favor of approval and adoption of the Merger Agreement, but each of them or their representatives has advised Chiles that they presently intend to vote their shares in favor of approval and adoption of the Merger Agreement.


PROXIES

     Noble. Shares of Noble Common Stock represented by a proxy in the form enclosed, duly executed and returned to Noble prior to or at the Noble Special Meeting, and not revoked, will be voted at the Noble Special Meeting in accordance with the voting instructions contained therein. Shares of Noble Common Stock represented by proxies for which no voting instructions are given will be voted FOR approval and adoption of the Merger Proposal, the Noble Charter Amendment and the Noble Plan Amendment.

     Holders of Noble Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to insure that their shares are voted at the Noble Special Meeting. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by (i) the execution and delivery of a later-dated proxy with respect to the same shares,
(ii) giving notice thereof in writing to the Secretary of Noble at any time prior to the vote on the matters to be considered at the Noble Special Meeting or (iii) attending the Noble Special Meeting and voting in person. Attendance at the Noble Special Meeting by a stockholder who signed a proxy will not in itself revoke the proxy.


     If a holder of Noble Common Stock does not return a signed proxy card (and does not vote in person at the Noble Special Meeting), his or her shares will not be voted at the Noble Special Meeting. Such failure to vote will have the effect of a vote against the adoption of the Noble Charter Amendment, and thus effectively a vote against the Merger. Abstentions and broker non-votes with respect to the Noble Charter Amendment will also have the effect of a vote against the adoption of the Noble Charter Amendment, and thus effectively a vote against the Merger. Abstentions and broker non-votes with respect to the Merger and the Plan Amendment will have the effect of reducing the number of shares that must be voted in favor of such proposals in order for them to be approved.


     If a voting instruction card is enclosed, it serves as a voting instruction to the trustee of the Noble Drilling Corporation Thrift Plan, as amended (the "Thrift Plan"), from the plan participant. The trustee under the Thrift Plan will vote the shares of Noble Common Stock credited to Thrift Plan participants' accounts in accordance with such participants' instructions. If no such voting instructions are received from a participant, then, according to the terms of the Thrift Plan, the trustee under the Thrift Plan will vote the shares in such participant's account in its absolute discretion.

     The Board of Directors of Noble knows of no matters to be presented at the Noble Special Meeting other than those described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the Noble Special Meeting, it is the intention of the persons named as proxies to vote with respect to such matters in accordance with their judgment.

     Chiles. Shares of Chiles Common Stock represented by a proxy in the form enclosed, duly executed and returned to Chiles prior to or at the Chiles Special Meeting, and not revoked, will be voted at the Chiles Special Meeting in accordance with the voting instructions contained therein. Shares of Chiles Common Stock represented by proxies for which no voting instructions are given will be voted FOR approval and adoption of the Merger Agreement.

     Holders of Chiles Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to insure that their shares are voted at the Chiles Special Meeting. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by (i) the execution and delivery of a later dated proxy with respect to the same shares, (ii) giving notice thereof in writing to the Secretary of Chiles at any time prior to the vote on the matters to be considered at the Chiles Special Meeting or (iii) attending the Chiles Special Meeting and voting in person. Attendance at the Chiles Special Meeting by a stockholder who signed a proxy will not in itself revoke the proxy.

     If a holder of Chiles Common Stock does not return a signed proxy card (and does not vote in person at the Chiles Special Meeting), his or her shares will not be voted at the Chiles Special Meeting. Such failure to vote will have the effect of a vote against the approval and adoption of the Merger Agreement. Abstentions and broker non-votes with respect to shares of Chiles Common Stock will also have the effect of a vote against the approval and adoption of the Merger Agreement.

     The Board of Directors of Chiles knows of no matters to be presented at the Chiles Special Meeting other than the matter described in this Joint Proxy Statement/Prospectus. If other matters are properly brought before the Chiles Special Meeting, it is the intention of the persons named as proxies to vote with respect to such matters in accordance with their judgment.

SOLICITATION OF PROXIES

     Solicitation of proxies for use at the Noble Special Meeting and the Chiles Special Meeting may be made in person or by mail, telephone, telecopy or telegram. Noble and Chiles will each bear the cost of the solicitation of proxies from their respective stockholders, except that Noble and Chiles will share equally the expenses incurred in connection with printing and mailing this Joint Proxy Statement/Prospectus. Noble has employed Beacon Hill Partners, Inc. to solicit proxies on behalf of Noble for use at the Noble Special Meeting for a fee of $6,500 plus certain out-of-pocket expenses. In addition, officers and employees of Noble and Chiles, who will receive no compensation in excess of their regular salaries for their services, may solicit proxies from the stockholders of Noble and Chiles, respectively, in person or by mail, telephone, telecopy or telegram. Noble and Chiles have requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Noble Common Stock and Chiles Common Stock held of record by such entities, and Noble and Chiles will, upon the request of such record holders, reimburse reasonable forwarding expenses.

                                   THE MERGER


     The detailed terms and conditions to the consummation of the Merger are contained in the Merger Agreement, a copy of which is filed as an exhibit to the Registration Statement and incorporated herein by reference. A copy of the Merger Agreement excluding the exhibits thereto is also attached hereto as Appendix I. The following discussion sets forth a description of certain material terms and conditions of the Merger Agreement. The description in this Joint Proxy Statement/Prospectus of the terms and conditions to the consummation of the Merger is qualified by, and made subject to, the more complete information set forth in the Merger Agreement.


EFFECTS OF THE MERGER


     Pursuant to the Merger Agreement, at the Effective Time, Chiles will merge with and into Noble Sub and each share of capital stock of Chiles issued and outstanding immediately prior to the Effective Time (other than shares of capital stock of Chiles owned by Chiles as treasury stock, which will be cancelled without any conversion thereof) will be converted into the right to receive shares of capital stock of Noble as follows:


          (i) Chiles Common Stock. Each share of Chiles Common Stock will be converted into the right to receive 0.75 of a share of Noble Common Stock.

          (ii) Chiles Preferred Stock. Each share of Chiles Preferred Stock will be converted into the right to receive one share of $1.50 Noble Preferred Stock having substantially the same rights, privileges, preferences and voting power as the Chiles Preferred Stock.

     As a result of the Merger, the separate corporate existence of Chiles will cease and all of the properties, rights, privileges, powers and franchises of Chiles will vest in Noble Sub, which will be the surviving corporation in the Merger, and all of the debts, liabilities and duties of Chiles will attach to Noble Sub.

     Assuming no change in the number of shares of Chiles Common Stock outstanding at the Effective Time from the number outstanding on the record date for the Chiles Special Meeting, the number of shares of Noble Common Stock subject to issuance in the Merger in exchange for shares of Chiles Common Stock is approximately 28,598,835. Assuming no change in the number of shares of Chiles Preferred Stock outstanding at the Effective Time from the number outstanding on the record date for the Chiles Special Meeting, a total of 4,025,000 shares of $1.50 Noble Preferred Stock are subject to issuance in the Merger in exchange for shares of Chiles Preferred Stock.


     A total of 480,000 additional shares of Noble Common Stock are issuable upon consummation of the Merger in exchange for and upon the cancellation of Chiles Options then outstanding, in the event that each holder of Chiles Options approves such cancellation and exchange. See "Certain Provisions of the Merger Agreement -- Chiles Options."



     Based on the capitalization of Noble and Chiles as of the record date for the special meetings, and assuming the cancellation of the Chiles Options in exchange for 480,000 shares of Noble Common Stock, immediately after the Effective Time, the former holders of Chiles Common Stock and Chiles Options will hold approximately 37.4 percent of the then outstanding Noble Common Stock. Noble does not own any shares of Chiles Common Stock or Chiles Preferred Stock.


BACKGROUND OF THE MERGER

     The drilling industry has historically been highly competitive, due mainly to a large number of participants and a substantial oversupply of drilling equipment. As worldwide drilling activity has declined over the past decade, the industry has experienced substantial financial losses. During this period, drilling operations in the U.S. Gulf of Mexico have been particularly volatile and have been characterized by the movement of drilling rigs into and away from the Gulf in response to changes in demand.

     In response to these conditions, and in an effort to protect and enhance stockholder value, Noble established certain objectives in 1985 to expand its offshore and international operations. Since that time Noble has been active in acquiring entities and assets in furtherance of those objectives, most recently with the acquisition of Triton in April 1994. In October 1993, Noble acquired nine offshore jackup drilling rigs and associated drilling assets from The Western Company of North America, as well as two submersible offshore drilling rigs from Portal Rig Corporation. In 1991, Noble acquired 12 offshore drilling rigs (five jackup and seven submersible rigs) and certain related assets from Transworld Drilling Company, a wholly owned subsidiary of Kerr-McGee Corporation. In 1988, Noble purchased Peter Bawden Drilling Ltd. (now named Noble Drilling (Canada) Ltd.) and its subsidiaries, which had established operations in the U.K. North Sea, Africa, the Far East and Canada. Also in 1988, Noble purchased six offshore and 20 land rigs and certain related assets from General Electric Capital Corporation.

     As a continuation of such efforts, and while maintaining its focus on enhancing stockholder value, Noble has from time to time explored several possible acquisitions that management believed could help Noble meet its objectives. Analyses prepared by Noble management demonstrated that, among others, Chiles met Noble's criteria.


     During 1993, Chiles accomplished several significant operational and financial goals that enabled it to reassess the company's long-term business strategy. Higher dayrates and utilization for the company's rigs, together with significant operating and administrative cost reductions undertaken beginning in the second half of 1992, resulted in Chiles reporting an operating profit for the first time in its history. Additionally, the offering of the Chiles Preferred Stock in October 1993 permitted Chiles to prepay all of its outstanding bank debt. Chiles ended 1993 with net working capital of $76.1 million and a fleet of 12 jackup rigs in the Gulf of Mexico and two jackup rigs offshore Nigeria. Chiles sold one of its rigs in April 1994.

     Having made significant improvements in Chiles' cost structure and eliminated its debt, the Board of Directors of Chiles undertook the process of reevaluating Chiles' long-term strategic objectives in late 1993. As part of this analysis, the Chiles Board came to the conclusion that future success in the offshore drilling business would require industry consolidation, access to multiple core offshore oil and gas regions internationally in addition to the Gulf of Mexico and the capability to provide customers with a broader range of drilling services and equipment. The Chiles Board believed that the long-term prospects of Chiles' stockholders would best be served if these strategic objectives could be achieved as soon as possible. In addition, the Board concluded that its fleet was not large enough to establish a presence in multiple markets without increasing its fixed costs to unacceptable levels. The Board directed management to explore Chiles' opportunities for expansion through selected rig acquisitions or a business combination.

     Management of Chiles explored the prospects for selected rig acquisitions early in 1994. Chiles focused on premium jackup rigs capable of operating in markets outside the U.S. as well as in relatively deep water in the Gulf of Mexico. Chiles found few premium jackup drilling rigs available in the market at prices upon which it could reasonably expect to earn an acceptable return for its stockholders. As a result, management advised the Board that its strategic objectives could best be addressed through one or more business combinations.

     In January 1994, Chiles engaged Salomon to serve as its financial advisor in connection with a review of Chiles' strategic alternatives. At the Board's request, Salomon undertook a review of possible business combination candidates, including offshore drilling contractors (including Noble) and other energy service companies. Salomon presented the results of its initial analysis to the Board at a meeting on February 8, 1994. At the conclusion of this meeting, the Board directed management to focus its efforts on reviewing certain potential business combination transactions that fit Chiles' strategic objectives as discussed above.

     During February-April 1994, Chiles' management engaged in exploratory discussions with several offshore drilling contractors. The Chiles Board met by telephone with representatives of Salomon on March 7, 1994 to continue discussions regarding the status of potential candidates for a combination transaction. With the exception of Noble and one other company, as noted below, these conversations were exploratory in nature and did not lead to any proposals from Chiles or any other party.


     On February 17, 1994, representatives of Marine Drilling Company ("Marine") contacted Mr. Winthrop A. Wyman, who was chairman of the Board of Chiles on such date, regarding Marine's interest in a business combination with Chiles. Mr. Wyman met with Marine's representatives and informed the other members of the Chiles Board of Marine's interest in discussing a business combination with Chiles. Marine is a publicly traded offshore drilling contractor with 11 jackup drilling rigs all located in the Gulf of Mexico. Representatives of Marine and Chiles had engaged in similar discussions on various occasions in the past. Such discussions had been exploratory in nature. On March 4, 1994, Mr. Wyman, together with Mr. C. Ray Bearden, President of Chiles, and Mr. Robert F. Fulton, Senior Vice President and Chief Financial Officer of Chiles, met with representatives of Marine to discuss the terms of a possible combination. By letters dated April 9, 1994 and April 26, 1994, the Chairman of the Board and President of Marine wrote to Mr. Bearden suggesting certain terms of a merger with Chiles. Representatives of Chiles responded to Marine that the Chiles Board would consider Marine's expression of interest as part of its review of Chiles' various strategic alternatives but indicated that Chiles had significant strategic concerns that would not be addressed by a combination with a contractor whose operations historically have been focused on the Gulf of Mexico.


     During March 1994, as part of its review of Chiles' strategic alternatives, representatives of Chiles asked Salomon to contact Noble regarding its interest in a possible business combination with Chiles. Salomon previously had prepared a review of Noble's operations, assets and financial condition for the Chiles Board meeting on February 8, 1994. On March 31, 1994, representatives of Salomon contacted James C. Day, President, Chairman of the Board and Chief Executive Officer of Noble, to schedule a meeting for April 10, 1994. The purpose of this meeting was to discuss areas of mutual interest between Noble and Chiles.

     On April 6, 1994, Mr. Day met with representatives of Simmons to prepare for the upcoming discussions with Chiles. Noble engaged Simmons to develop an analysis of various acquisition opportunities, including Chiles, for subsequent presentation to the Board of Directors of Noble.

     On April 10, 1994, Mr. Day met with representatives of Salomon and discussed Noble's interest in pursuing discussions with representatives of Chiles concerning a merger or similar acquisition transaction.

     In response to Mr. Day's discussion with Salomon, Mr. Bearden met with Mr. Day on April 22, 1994, and discussed the various business advantages that would result from the combination of the two companies. They agreed on the importance of consolidation within the drilling industry, as well as the potential operational benefits of such a combination and the potential for enhancement of long-term stockholder value for both companies.

     On April 28, 1994 and May 3, 1994, Mr. Bearden and Mr. Day met again and discussed generally Chiles' operations and its fleet and the potential operational benefits of a business combination.

     On May 4, 1994, Noble management met with representatives of Simmons to discuss the preliminary information that had been developed by Simmons relative to acquisition opportunities. On May 10, 1994, management of Noble met again with representatives of Simmons to review the various analyses that had been performed relating to several different acquisition opportunities.

     On May 13, 1994, the Board of Directors of Noble held a telephonic meeting to review the financial analyses which had been developed by Simmons. After thorough review of all the acquisition opportunities, the Board instructed Mr. Day to contact Mr. Bearden and express Noble's interest in proceeding with discussions with Chiles regarding a possible acquisition. Mr. Day forwarded a letter to Mr. Bearden to indicate formally Noble's interest in commencing discussions with Chiles regarding a merger of the two companies.

     On May 16, 1994, Mr. Day met with Mr. Bearden, Mr. Wyman and John Slayton, a member of the Chiles Board, to discuss further various issues concerning a potential business combination of Noble and Chiles. The Chiles Board met later on May 16, 1994, together with representatives of Salomon, to discuss the indications of interest from Noble and Marine, as well as Chiles' other alternatives for achieving its strategic goals. On May 17, 1994, Mr. Day met with Marc Leland and Charles Dallara, two members of the Chiles Board. Discussions generally centered on the potential synergies that could result from the combination of the companies and the anticipated enhancement of stockholder value. The Chiles Board met later on May 17, 1994 to discuss the proposed transactions, and directed management to continue discussions with Noble regarding a possible transaction. At this meeting Mr. Leland was elected Chairman of the Board of Chiles replacing Mr. Wyman.

     Mr. Bearden responded in writing to Noble's indication of interest on May 18, 1994, proposing certain business terms and the execution of confidentiality agreements. The letter further suggested a schedule for conducting due diligence review. Chiles and Noble entered into mutual confidentiality agreements on May 19, 1994, and commenced a period of mutual due diligence. Mr. Day and Mr. Bearden met again on May 24 and May 31, 1994, to review the progress of their due diligence efforts.

     On June 1, 1994, the Chiles Board held a telephonic meeting during which Mr. Bearden and Mr. Fulton reported to the Board on the preliminary results of their due diligence regarding Noble. Mr. Bearden and Mr. Fulton recommended proceeding with discussions to resolve the basic business terms of the proposed merger, and the Board approved their continued discussions. Discussions continued between Mr. Day and Mr. Bearden on June 2 and 3, 1994.

     On June 6, 1994, Mr. Day met with Mr. Leland in Washington D.C. to discuss various business issues relating to the proposed merger.


     On June 9, 1994, a meeting of the Board of Directors of Noble was held in Houston, Texas to review the results of the due diligence process. At that time an internal analysis developed by Noble management was presented to the Board for discussion. Representatives of Simmons presented information relative to Simmons' analysis of Chiles. Simmons gave the Noble Board its oral opinion that the consideration proposed to be paid by Noble to the stockholders of Chiles was fair, as of such date, from a financial point of view to the stockholders of Noble. After deliberation and discussion, the Board voted unanimously to (i) approve the Merger and the proposed form of merger agreement, and (ii) approve Merger exchange ratios of 0.75 of a share of Noble Common Stock for each share of Chiles Common Stock and one share of $1.50 Noble

Preferred Stock for each share of Chiles Preferred Stock. The Board directed Noble management to proceed with negotiating and resolving the remaining open business issues and finalizing a definitive merger agreement. Mr. Day contacted Mr. Bearden, informed him of the decision by the Noble Board of Directors and provided him additional information regarding certain business terms.

     The Chiles Board met by telephone on Friday, June 10, 1994 to review the discussions with Noble during the preceding week and the status of open business issues regarding the transaction. Mr. Bearden and Mr. Fulton advised the Board of the results of the Noble Board meeting the previous day as well as the status of due diligence and negotiations. The Board authorized Mr. Bearden and Mr. Fulton to seek to finalize the remaining open issues over the weekend. Mr. Leland called Mr. Day to inform him of the Chiles Board's decision.


     Negotiations continued on Saturday and Sunday, June 11 and 12, 1994, during which time representatives of Noble and Chiles resolved the remaining issues relating to the proposed merger. On Sunday afternoon, June 12, 1994, the Chiles Board met again by telephone. Salomon made a presentation to the Chiles Board concerning the terms of the proposed transaction and gave the Board its oral opinion that the proposed consideration was fair, as of such date, to the Chiles stockholders from a financial point of view. The Chiles Board unanimously approved the proposed merger agreement. The Merger Agreement was executed as of June 13, 1994.


REASONS FOR THE MERGER

     Noble and Chiles. The Boards of Directors of Noble and Chiles considered certain common factors in determining that the Merger is in the best interests of the stockholders of Noble and Chiles, respectively, including the following:

     - the business and financial prospects of a Noble/Chiles combination, including the size of the combined fleet, the potential operational benefits in the Gulf of Mexico and West Africa and the outlook for the respective fleets;

     - the geographic diversification of a combined Noble/Chiles drilling rig fleet consisting of 44 mobile offshore units with significant operational bases in the Gulf of Mexico, West Africa and Venezuela and the prospects for expansion into other significant oil and gas regions;

     - the balance sheet strength of a Noble/Chiles combination and the modest debt levels relative to the combined equity of the two companies;

     - the outlook for the offshore drilling industry internationally and in the Gulf of Mexico and other economic and market conditions, including oil and natural gas prices;

     - the structure of the Merger, the terms of the Merger Agreement and the exchange ratios, which were the result of arms'-length negotiations between Noble and Chiles;

     - the financial analyses and opinions of their financial advisors; and

     - the expectation that the Merger would be a non-taxable transaction for U.S. federal income tax purposes.

     In addition, the Boards of Directors of Noble and Chiles considered certain other factors discussed below.

     Noble. The Board of Directors of Noble has determined that the consummation of the Merger is in the best interests of Noble and its stockholders. The Noble Board believes that the combination is a continuation of Noble's objective of expansion of its offshore drilling rig fleet and should help consolidate the highly-fragmented offshore drilling industry. Following the Merger, the addition of Chiles' 13 jackup drilling rigs will increase the size of Noble's fleet to a total of 44 mobile offshore units, including 32 jackup drilling rigs. The Merger will also enhance Noble's balance sheet and provide Noble with increased flexibility and liquidity, thereby improving Noble's ability to expand its international operations and to better manage both stronger and weaker offshore drilling markets. The Noble Board believes that the expansion of Noble's offshore drilling fleet, the enhancement of Noble's balance sheet and the possible positive impact on Noble's earnings that could result from any consolidation savings realized in the Merger will enhance Noble's long-term growth potential. As a result, the Noble Board believes that the Merger should, over time, be significantly positive for Noble and its stockholders.

     Chiles. The Board of Directors of Chiles believes that the terms of the Merger are fair to and in the best interests of Chiles and its stockholders and has unanimously approved the Merger Agreement and recommends approval and adoption of the Merger Agreement by the holders of Chiles Common Stock.

     In reaching its conclusion, the Chiles Board considered the common factors set forth above and the following additional factors:

     - the fact that the exchange ratio for the Chiles Common Stock represented a premium over the market prices for Chiles Common Stock during the recent period prior to execution of the Merger Agreement;

     - the fact that shares of Chiles Preferred Stock would be converted into shares of $1.50 Noble Preferred Stock having substantially the same rights, privileges, preferences and voting power as the Chiles Preferred Stock;


     - Noble's commitment to providing integrated drilling services to its customers, including turnkey drilling services, as demonstrated by Noble's recent acquisition of Triton; and


     - the proposed composition of the Board of Directors of Noble after the Merger, which would include two members designated by Chiles.

In determining that the Merger was fair to and in the best interests of Chiles and its stockholders, the Board considered these factors, together with the common factors described above, collectively and did not assign specific or relative weights to any of such factors.


     The Board of Directors of Chiles determined that a merger with Noble was the best option for achieving the strategic goals of Chiles. The size of the combined fleet enhances the prospects for the combined company to have multiple rig operations in new drilling markets not presently served by either company. In addition, the combination has the immediate advantage of linking Chiles' fleet to significant operations in Venezuela and increasing the base of its operations in West Africa. See "Investment Considerations -- Substantial International Operations; Disruption of Nigerian Market," however, for a discussion of recent civil unrest and related adverse economic conditions in Nigeria. The Board believes that contractors with multiple rigs in a given region will be in a superior competitive position because of the fixed costs associated with establishing a base of operations and the mobilization costs associated with moving rigs between markets. Accordingly, the Board believes that the size and geographic diversity of the combined fleet will permit the combined companies to compete more effectively for drilling contracts around the world and to achieve higher dayrates and utilization for its rigs. In addition, the Board believes that Noble's recent acquisition of Triton and its well established North Sea platform management operations demonstrate Noble's commitment to providing integrated drilling services to its clients. As a result, the Chiles Board believes that the Merger represents an opportunity for Chiles' stockholders to participate in a combined enterprise with significantly greater operational resources and, accordingly, greater long-term growth potential than Chiles would have as a stand alone company or on the basis of the other transactions considered by the Chiles Board.


OPINIONS OF FINANCIAL ADVISORS

     Noble. Noble retained Simmons to act as its financial advisor and to render a fairness opinion in connection with the Merger. Simmons rendered its oral opinion to the Board of Directors of Noble at a meeting on June 9, 1994 that, as of such date, the consideration to be paid by Noble in the Merger was fair from a financial point of view to the holders of Noble Common Stock and $2.25 Noble Preferred Stock. Subsequently, Simmons confirmed this opinion in writing as of June 13, 1994. The exchange ratios and the other terms of the Merger Agreement were determined pursuant to arms'-length negotiations between Noble and Chiles.

     The full text of Simmons' fairness opinion, dated June 13, 1994, and of Simmons' confirmation thereof dated August 12, 1994, which set forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, are attached to this Joint Proxy Statement/Prospectus as Appendix II and are incorporated herein by reference. Simmons' opinion is directed only to the fairness, from a financial point of view, to the holders of Noble Common Stock and $2.25 Noble Preferred Stock of the consideration to be paid by Noble in the Merger and does not constitute a recommendation to any holder of Noble Common Stock as to how such stockholder should vote on the Merger Proposal. The summary of Simmons' opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Appendix
II. STOCKHOLDERS OF NOBLE ARE URGED TO READ THE OPINION OF SIMMONS IN ITS ENTIRETY.



     In connection with rendering its opinion, Simmons reviewed, analyzed and relied upon, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available informational and financial reports of Noble and Chiles filed with the Commission, including Annual Reports on Form 10-K for each of the years in the three-year period ended December 31, 1993, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, recent current reports on Form 8-K and recent prospectuses; (iii) certain near-term forecasts and other internal information, primarily financial in nature, concerning the business and operations of Noble, including recent acquisitions, furnished by Noble for the purpose of Simmons' analysis; (iv) certain near-term forecasts and other internal information, primarily financial in nature, concerning the business and operations of Chiles furnished by Chiles for the purpose of Simmons' analysis; (v) certain publicly available information concerning the price and trading activity for Noble Common Stock, $2.25 Noble Preferred Stock, Chiles Common Stock and Chiles Preferred Stock; (vi) certain publicly available information with respect to certain other publicly traded offshore drilling companies that Simmons considers to be comparable to Noble or Chiles ("Comparable Companies") and the trading markets for the Comparable Companies' securities; (vii) certain publicly available estimates of the future operating and financial performance of Noble, Chiles and the Comparable Companies prepared by industry experts unaffiliated with either Noble or Chiles ("Analysts' Estimates"); and (viii) certain publicly available information regarding the nature and terms of certain other transactions that Simmons considered relevant to its inquiry. In addition, Simmons discussed the foregoing and other matters Simmons deemed relevant to its inquiry with certain officers and employees of Noble and Chiles.


     In performing its analysis and arriving at its opinion, Simmons assumed and relied upon the accuracy and completeness of all of the financial and other information provided by Noble and Chiles or publicly available, including without limitation, information with respect to asset conditions, tax positions, liability reserves and insurance coverages. Simmons did not independently verify any of such information. Simmons did not conduct a physical inspection of any of the properties, equipment or facilities of Noble or Chiles, nor did it make or obtain any independent valuations or appraisals of such properties, equipment or facilities, other than Analysts' Estimates. Furthermore, Simmons assumed that the new series of $1.50 Noble Preferred Stock would have substantially the same rights, privileges, preferences and voting power as the Chiles Preferred Stock and that the Merger would be treated as a "pooling of interests" in accordance with generally accepted accounting principles.

     In conducting its analysis and arriving at its opinion, Simmons considered such financial and other factors that it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and operating results of Noble and Chiles; (ii) the business prospects of Noble and Chiles; (iii) the financial performance and historical and current market for the equity securities of Noble, Chiles and Comparable Companies; (iv) the relative value of the assets of Noble and Chiles, based upon Analysts' Estimates and each company's balance sheet; and (v) the nature and terms of certain other transactions that Simmons considered relevant. Simmons' analyses reflected recent acquisitions and current capitalization structures of Noble and Chiles. Simmons also took into account its assessment of general economic, market and financial conditions, and its experience in connection with similar transactions and securities valuation generally. Simmons' opinion necessarily was based upon conditions as they existed and could be evaluated on, and on the information made available at, the date of such opinion.

     In connection with its presentation to the Noble Board on June 9, 1994, Simmons advised the Noble Board that in evaluating the consideration to be paid in the Merger by Noble, Simmons performed a variety of financial and comparative analyses with respect to Noble and Chiles, including those described below:

     Exchange Ratio Profile. Simmons performed an analysis of the ratio of the market price of Chiles Common Stock to the market price of Noble Common Stock during the period from the first of January 1991 through the end of May 1994. Simmons calculated the ratio of the Chiles Common Stock closing price for the last trading day of each week during that period to the Noble Common Stock closing price for such day. This analysis implied an exchange ratio ranging from a high of 1.43 shares of Noble Common Stock for each share of Chiles Common Stock to a low of 0.21 shares of Noble Common Stock for each share of Chiles Common Stock, with an average during the period of 0.69 shares of Noble Common Stock for each share of Chiles Common Stock. Simmons also calculated the ratio of the Chiles Common Stock closing price on May 27, 1994 ($4.9375 per share) to the Noble Common Stock closing price on such day ($7.25 per share). This implied an exchange ratio of 0.68 shares of Noble Common Stock for each share of Chiles Common Stock.


     Premium Analysis. Simmons calculated the premium to holders of Chiles Common Stock of the "Implied Consideration" (obtained by multiplying the closing stock price for Noble Common Stock on May 27, 1994 by the Merger exchange ratio of 0.75) to the closing stock prices for Chiles Common Stock on such date and on the dates one month, three months and 12 months prior thereto as well as to the weekly average closing price for Chiles Common Stock during the latest 12 months and to each of the 52-week high and low closing prices for Chiles Common Stock. Based on the closing stock price for Noble Common Stock of $7.25 on May 27, 1994, Simmons calculated premiums to holders of Chiles Common Stock equal to
10.1 percent of the closing stock price for Chiles Common Stock of $4.9375 on May 27, 1994; 24.3 percent of the closing stock price for Chiles Common Stock of $4.375 one month earlier; 1.2 percent of the closing stock price for Chiles Common Stock of $5.375 three months earlier; 27.9 percent of the closing stock price for Chiles Common Stock of $4.25 12 months earlier; 2.9 percent of the weekly average closing price for Chiles Common Stock during the latest 12 months of $5.28; and a negative 23.7 percent and a positive 50.0 percent of the 52-week high and low closing prices for Chiles Common Stock of $7.125 and $3.625, respectively.


     Simmons also analyzed average acquisition premiums for acquisitions of certain comparable public companies in the years 1987 through 1994. The average premium to last closing price prior to announcement of such transactions for the transactions occurring during any year ranged from a low of 24.0 percent to a high of 41.6 percent, with the weighted average being 31.5 percent as compared with the premium for the merger of 10.1 percent, based on a closing price of $4.9375 per share for Chiles Common Stock and $7.25 per share for Noble Common Stock on May 27, 1994.

     Relative Contribution Analysis. Simmons analyzed the relative contributions of Noble and Chiles to, among other things, the combined pro forma historical and projected revenues, earnings before depreciation and amortization, interest and taxes ("EBDIT"), net income, total assets and shareholders' equity of the two companies. The analysis assumes a full period of financial results for recent acquisitions, completion of the Merger and, in some cases, a certain level of combination savings. Based on results for the trailing 12 months ended March 31, 1994 ("TTM"), Simmons calculated contributions by Chiles of approximately 18 percent of combined revenues, 28 percent of combined EBDIT, 39 percent of combined net income, 26 percent of total assets, 35 percent of shareholders' equity and 21 percent of "Adjusted Total Book Capitalization" (the total book capitalization less cash balances in excess of five percent of operating revenues). Based on the mean of Analysts' Estimates, Simmons calculated contributions by Chiles of approximately 37 percent of projected fiscal 1994 net income and 30 percent of projected fiscal 1995 net income.

     Based on the Implied Consideration, Simmons calculated contributions by Chiles of approximately 37 percent of the market value of common equity, 39 percent of the market value of common and preferred equity, 33 percent of the total market capitalization and 29 percent of the "Adjusted Total Market Capitalization" (the total market capitalization less cash balances in excess of five percent of operating revenues).

     Valuation Multiple Analysis. Simmons calculated multiples of the $4.9375 closing price per share of Chiles Common Stock and the Implied Consideration to Chiles' 1993, TTM and estimated 1994 earnings per share (based on both developed assumptions and Analysts' Estimates). Simmons also calculated multiples of Chiles' Adjusted Total Market Capitalization, using the $4.9375 closing price and the Implied Consideration, to Adjusted Total Book Capitalization and 1993, TTM and estimated 1994 revenues and EBDIT.

     These calculations resulted in multiples of the $4.9375 closing price and the Implied Consideration, respectively, to 1993 earnings per share of 39.5x and 43.5x, respectively, and to estimated 1994 earnings per share (based on the mean of Analysts' Estimates) of 17.6x and 19.4x, respectively. Calculated multiples of Chiles' Adjusted Total Market Capitalization, using the $4.9375 closing price and the Implied Consideration, to 1993 revenues are 3.0x and 3.4x, respectively; to 1993 EBDIT are 10.9x and 12.3x, respectively; and to Adjusted Total Book Capitalization are 1.8x and 2.1x, respectively.

     The same multiples were also calculated for Noble at the $7.25 closing price and for the combined company of Noble and Chiles assuming the $7.25 closing price for Noble, the Implied Consideration for Chiles and, in some cases, a certain level of combination savings. These calculations resulted in multiples of Noble and the combined company, respectively, to 1993 earnings per share of 31.5x and 31.2x, respectively, and to estimated 1994 earnings per share (based on the mean of Analysts' Estimates) of 18.1x and 17.6x, respectively. Calculated multiples of Noble and the combined company's Adjusted Total Market Capitalization, using the $7.25 closing price for Noble and the Implied Consideration, to 1993 revenues are 1.7x and 2.0x, respectively; to 1993 EBDIT are 9.2x and 9.7x, respectively; and to Adjusted Total Book Capitalization are 1.3x and 1.5x, respectively.


     Analysis of Selected Publicly-Traded Comparable Companies. Simmons reviewed certain publicly available financial, operating and stock market information as of May 27, 1994 for Noble, Chiles and the Comparable Companies. For Noble, Chiles and the Comparable Companies, Simmons calculated, among other things, multiples of market stock price to TTM earnings per share and to estimated 1994 and 1995 earnings per share (derived from Analysts' Estimates) and multiples of Adjusted Total Market Capitalization to TTM revenues, to TTM EBDIT and to Adjusted Total Book Capitalization.


     An analysis of the multiples of market stock price to TTM earnings per share, to estimated 1994 earnings per share and to estimated 1995 earnings per share yielded 20.6x, 17.6x and 10.1x, respectively, for Chiles (22.7x, 19.4x and 11.1x, respectively, at the Implied Consideration), 24.1x, 18.1x and 10.5x for Noble, and means of 20.5x, 20.2x and 17.3x for the Comparable Companies. An analysis of the multiples of Adjusted Total Market Capitalization to TTM revenues yielded 2.7x for Chiles (3.1x at the Implied Consideration), 1.7x for Noble and a mean of 2.6x for the Comparable Companies. An analysis of the multiples of Adjusted Total Market Capitalization to TTM EBDIT yielded 8.8x for Chiles (10.0x at the Implied Consideration), 8.9x for Noble and a mean of 10.9x for the Comparable Companies. An analysis of the multiples of Adjusted Total Market Capitalization to Adjusted Total Book Capitalization yielded 1.8x for Chiles (2.1x at the Implied Consideration), 1.3x for Noble and a mean of 1.6x for the Comparable Companies.

     Analysis of Selected Comparable Transactions. Simmons reviewed several transactions involving the acquisition of oil service companies. Simmons calculated multiples of acquisition price, or transaction value, to the EBDIT generated in the 12 months prior to acquisition, and to the Adjusted Total Book Capitalization of such companies. These calculations yielded a range of acquisition price to EBDIT of 6.8x to 17.3x, with a mean excluding the high and the low value of 8.9x, and a range of acquisition price to Adjusted Total Book Capitalization of 0.8x to 2.8x, with a mean excluding the high and low value of 1.9x. The average transaction EBDIT multiple of 8.9x (excluding the high and low value) compares to an 8.8x TTM EBDIT multiple for Chiles (10.0x at the Implied Consideration) and an 8.9x multiple for Noble. The average transaction Adjusted Total Book Capitalization multiple of 1.9x (excluding the high and low value) compares to a 1.8x multiple for Chiles (2.1x at the Implied Consideration) and a 1.3x multiple for Noble.


     In addition to reviewing company acquisitions, Simmons analyzed recent purchases of a similar class of jackup drilling rigs as owned by Noble and Chiles. Simmons calculated the purchase price paid per jackup in each transaction. These calculations yielded an average price per jackup of $16.7 million. The consideration paid in the majority of the transactions reviewed was in the form of cash. Assuming the Implied Consideration and after making working capital adjustments, the effective average price per jackup that Noble is paying for the Chiles rigs is approximately three percent higher than the average transaction price, with the consideration paid in stock.

     Discounted Cash Flow Analysis. Simmons performed various discounted cash flow valuations of Noble and Chiles. Net present values were based on projected future free cash flows of the companies for five years and a terminal value calculated assuming the perpetuity method and an inflationary growth rate after the five-year period of three percent per year. Recently acquired Triton was excluded from the cash flows analyses and its purchase price was added to Noble's value. The sums of future cash flows in perpetuity were then discounted to present values by examining discount rates ranging from 11 percent to 15 percent and by applying discount rates ranging from 12 percent to 14 percent. Based on these calculations, Simmons then derived ranges of present values per share for Noble Common Stock and Chiles Common Stock.


     The purpose of the analysis was to determine the value of each entity, both on a stand-alone basis and relative to the other. Combination savings were not incorporated into the analysis. Due to the many variables, the discounted cash flow analysis yielded a fairly wide range of results. For Chiles, the $4.9375 closing price and the Implied Consideration were within or below the share price ranges implied by the majority of the cases. For Noble, the $7.25 closing price was also within or below the share price ranges implied by the majority of the cases.



     Simmons has advised the Noble Board that in connection with the confirmation, as of August 12, 1994, of its June 13, 1994 opinion, Simmons performed procedures to update certain of its analyses made in connection with its June 13, 1994 opinion and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. Simmons considered, among other things, Noble's and Chiles' recent financial performance, including their respective results of operations for the six months ended June 30, 1994, and recent market conditions and developments.


     The foregoing summary does not purport to be a complete description of the analyses performed by Simmons or of its presentations to the Noble Board. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Simmons believes that its analyses (and the summary set forth above) must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Simmons, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Simmons and its opinion. Simmons made no attempt to assign specific weights to particular analyses. Any estimates contained in Simmons' analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Simmons does not assume responsibility for their accuracy.


     Simmons is a specialized energy-related investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, the management and underwriting of sales of equity and debt to the public and private placements of equity and debt. Noble selected Simmons to act as its financial advisor in connection with the Merger on the basis of Simmons' expertise in the oil and gas service and equipment industry.


     Pursuant to an engagement letter with Simmons, Noble has agreed to pay Simmons a transaction fee, payable on the consummation of the Merger, of $1,350,000. Noble has also agreed to reimburse Simmons for certain expenses incurred in connection with its engagement and to indemnify Simmons and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

     Simmons has in the past rendered investment banking services to Noble, including acting as advisor in connection with certain acquisitions and as an underwriter of Noble's 1993 public offerings of Noble Common Stock and 9 1/4% Senior Notes Due 2003, and has received customary compensation for such services. In addition, in the ordinary course of business, Simmons may actively trade the securities of Noble and Chiles for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Chiles. Chiles retained Salomon to act as financial advisor and render a fairness opinion in connection with the Merger. Salomon rendered an oral opinion to the Chiles Board of Directors on June 12, 1994, and written opinions to the Chiles Board on June 13, 1994 and August 12, 1994, in each case that the consideration to be received by the holders of Chiles Common Stock and Chiles Preferred Stock pursuant to the Merger Agreement was fair to such holders from a financial point of view.



     The full text of Salomon's fairness opinion, dated August 12, 1994, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is attached as Appendix III to this Joint Proxy Statement/Prospectus. The June 13, 1994 opinion of Salomon was substantially the same as the opinion attached hereto. Salomon's opinion is directed only to the fairness, from a financial point of view, to the holders of Chiles Common Stock and Chiles Preferred Stock of the consideration to be received by such holders in the Merger, and does not constitute a recommendation to any holder of Chiles Common Stock as to how such stockholder should vote on the Merger Agreement. The summary of Salomon's opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Appendix III hereto. STOCKHOLDERS ARE URGED TO READ SALOMON'S OPINION IN ITS ENTIRETY.



     In connection with rendering its opinion, Salomon reviewed, analyzed and relied upon material relating to the financial and operating condition of Chiles and Noble, including, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning Chiles, including the Annual Reports on Form 10-K of Chiles for each of the three years in the three-year period ended December 31, 1993 and the Quarterly Reports on Form 10-Q of Chiles for the quarters ended March 31, 1994 and June 30, 1994;
(iii) certain internal information, primarily historical financial in nature, concerning the business and operations of Chiles furnished by Chiles to Salomon for the purposes of its analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, Chiles Common Stock; (v) certain publicly available information concerning Noble, including the Annual Reports on Form 10-K of Noble for each of the three years in the three-year period ended December 31, 1993 and the Quarterly Reports on Form 10-Q of Noble for the quarters ended March 31, 1994 and June 30, 1994; (vi) certain internal information, primarily historical financial in nature, concerning the business and operations of Noble furnished by Noble to Salomon for the purposes of its analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, Noble Common Stock; (viii) certain publicly available information with respect to certain other companies that Salomon believes to be comparable to Chiles or Noble and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon considered relevant to its inquiry. Salomon also met with certain officers and employees of Chiles and Noble to discuss the foregoing as well as other matters Salomon deemed relevant to its inquiries.


     In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available, and did not attempt independently to verify any of such information. Salomon did not conduct a physical inspection of any of the properties or facilities of Chiles or Noble, nor did it make or obtain any independent appraisals of any of such properties or facilities. Salomon assumed that the $1.50 Noble Preferred Stock will have substantially identical rights, privileges, preferences and voting power as those of the Chiles Preferred Stock, that the Merger will not be taxable for the holders of Chiles Common Stock and Chiles Preferred Stock and that the Merger will be accounted for as a "pooling of interests."

     In conducting its analysis and arriving at its opinion, Salomon considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Chiles and Noble; (ii) the business prospects of Chiles and Noble; (iii) the historical and current trading market for Chiles Common Stock, for Noble Common Stock and for the equity securities of certain other companies that Salomon believed to be comparable to Chiles and Noble; and (iv) the nature and terms of certain other acquisition transactions that Salomon believed to be relevant. Salomon also took into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities valuation generally. Salomon's opinion necessarily was based on conditions as they existed and could be evaluated on the date of its opinion.

     In connection with its presentation to the Board of Directors of Chiles on June 12, 1994, Salomon advised the Board that, in evaluating the consideration to be received in the Merger by the holders of Chiles Common Stock and Chiles Preferred Stock, Salomon performed a variety of financial analyses with respect to Chiles and Noble.

     Exchange Ratio Profile. Salomon performed an analysis of the historical ratio of the market price of Chiles Common Stock to the market price of Noble Common Stock during the period from January 1, 1993 through June 9, 1994. Salomon calculated the ratio of the Chiles Common Stock closing price for each trading day during that period to the Noble Common Stock closing price for such day. This analysis implied an exchange ratio ranging from a low of 0.28 of a share of Noble Common Stock to each share of Chiles Common Stock to a high of
0.81 of a share of Noble Common Stock to each share of Chiles Common Stock, with an average during the period of 0.59 of a share of Noble Common Stock to each share of Chiles Common Stock. Salomon performed the same analysis for the period from June 10, 1993 through June 9, 1994, which implied an exchange ratio ranging from a low of 0.48 of a share of Noble Common Stock to each share of Chiles Common Stock to a high of 0.81 of a share of Noble Common Stock to each share of Chiles Common Stock, with an average during the period of 0.64 of a share of Noble Common Stock to each share of Chiles Common Stock; for the period from January 1, 1994 through June 9, 1994, which implied an exchange ratio ranging from a low of 0.50 of a share of Noble Common Stock to each share of Chiles Common Stock to a high of 0.81 of a share of Noble Common Stock to each share of Chiles Common Stock, with an average during the period of 0.65 of a share of Noble Common Stock to each share of Chiles Common Stock; and for the period from May 10, 1994 through June 9, 1994, which implied an exchange ratio ranging from a low of 0.59 of a share of Noble Common Stock to each share of Chiles Common Stock to a high of 0.74 of a share of Noble Common Stock to each share of Chiles Common Stock, with an average during the period of 0.67 of a share of Noble Common Stock to each share of Chiles Common Stock. Salomon also calculated the ratio of the Chiles Common Stock price on June 9, 1994 ($5.00 per share) to the Noble Common Stock price on such day ($7.125 per share). This implied an exchange ratio of 0.70 of a share of Noble Common Stock to each share of Chiles Common Stock.


     Premium Analysis. Salomon calculated the premium to holders of Chiles Common Stock of the "Implied Consideration" (represented by multiplying the closing stock price for Noble Common Stock on June 9, 1994 by the Merger exchange ratio of 0.75) to the closing stock prices for Chiles Common Stock on such date and on the date one month prior thereto, as well as to the average closing stock price for Chiles Common Stock during the one month period ending on June 9, 1994 and to each of the 52 week high and low closing prices for Chiles Common Stock. Based upon the closing stock price for Noble Common Stock of $7.125 on June 9, 1994, Salomon calculated premiums to holders of Chiles Common Stock equal to seven percent of the closing stock price for Chiles Common Stock of $5.00 on June 9, 1994; 26 percent of the closing stock price for Chiles Common Stock of $4.25 one month earlier; 14 percent of the average closing stock price for Chiles Common Stock for the one-month period ending on June 9, 1994; and (25 percent) and 47 percent of the 52 week high and low closing prices, respectively, for Chiles Common Stock.


     Salomon also calculated multiples of Chiles' "Implied Firm Value" (defined as the aggregate offer price for the common equity, calculated using the Implied Consideration, plus liquidation value of Chiles Preferred Stock and book values of total debt and minority interest, less cash and cash equivalents) to its latest 12 months ("LTM") revenues, its LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and its latest quarter annualized EBITDA; and of the Implied Consideration to estimated Chiles earnings per share and cash flow per share for calendar years 1994 and 1995 (based on the median of published estimates reported by oil service industry research analysts). The results of these calculations were as follows: Implied Firm Value to LTM Revenues of 3.0x, to LTM EBITDA of 9.4x and to latest quarter annualized EBITDA of 9.7x, and Implied Consideration to estimated 1994 earnings per share of 21.4x, to estimated 1995 earnings per share of 10.7x, to estimated 1994 cash flow per share of 10.7x, and to estimated 1995 cash flow per share of 7.1x.

     Financial Performance Analysis. Salomon analyzed the relative contributions of Chiles and Noble to, among other financial measures, the combined revenues, EBITDA, net income and cash flow of the two companies based on 1993 results; the total assets, total debt and stockholders' equity as of March 31, 1994 of the two companies; and the estimated 1994 and 1995 net income and cash flow (based on the median of published estimates reported by oil service industry research analysts) of the two companies, assuming completion of the Merger (without giving effect to any transaction adjustments). Salomon calculated contributions by Chiles of approximately 17 percent of combined 1993 revenues; 23 percent of combined 1993 EBITDA; 30 percent of combined 1993 net income; 24 percent of combined 1993 cash flow; 27 percent of combined total assets; 0 percent of combined total debt; 37 percent of combined stockholders' equity; 39 percent of combined estimated 1994 net income; 38 percent of combined estimated 1995 net income; 31 percent of combined estimated 1994 cash flow; and 32 percent of combined estimated 1995 cash flow. Salomon also calculated the percentage (using the Merger exchange ratio of 0.75 and assuming completion of the Merger) of the combined companies' equity that would be held by former Chiles stockholders assuming no conversion of the $2.25 Noble Preferred Stock into Noble Common Stock, assuming full conversion of the $2.25 Noble Preferred Stock into Noble Common Stock and assuming full conversion of both the $2.25 Noble Preferred Stock and the Chiles Preferred Stock into Noble Common Stock at 37 percent, 31 percent and 37 percent, respectively, and compared such percentages with the foregoing contribution percentages.


     Analysis of Selected Publicly-Traded Comparable Companies. Salomon reviewed certain publicly available financial, operating and stock market information as of June 9, 1994 for Chiles and Noble, and for certain selected publicly traded offshore drilling companies ("Comparable Companies"). For each of Chiles and Noble and each of the Comparable Companies, Salomon calculated, among other things, multiples of "Firm Value" (defined as the aggregate market value of the common equity, plus liquidation value of preferred stock and book values of total debt and minority interest, less cash and cash equivalents) to LTM EBITDA and to latest quarter annualized EBITDA, and multiples of market price to estimated 1994 and 1995 earnings per share and cash flow per share (based on the median of published estimates reported by oil service industry research analysts). An analysis of the multiples of Firm Value to LTM EBITDA yielded 8.9x for Chiles (9.4x at the Implied Consideration) and 8.7x for Noble, with a median for the Comparable Companies of 9.5x. An analysis of the multiples of Firm Value to latest quarter annualized EBITDA yielded 9.1x for Chiles (9.7x at the Implied Consideration) and 9.6x for Noble, with a median for the Comparable Companies of 9.3x. An analysis of the multiples of market price to estimated 1994 earnings per share yielded 20.0x for Chiles (21.4x at the Implied Consideration) and 19.3x for Noble, with a median for the Comparable Companies of 27.5x. An analysis of the multiples of market price to estimated 1995 earnings per share yielded 10.0x for Chiles (10.7x at the Implied Consideration) and 11.5x for Noble, with a median for the Comparable Companies of 17.0x. An analysis of the multiples of market price to estimated 1994 cash flow per share yielded 10.0x for Chiles (10.7x at the Implied Consideration) and 8.2x for Noble, with a median for the Comparable Companies of 9.7x. An analysis of the multiples of market price to estimated 1995 cash flow per share yielded 6.7x for Chiles (7.1x at the Implied Consideration) and 6.4x for Noble, with a median for the Comparable Companies of 7.4x.


     Analysis of Selected Comparable Acquisition Transactions. Salomon also reviewed 22 transactions involving the acquisition or proposed acquisition of all or part of certain oil field service companies. Salomon calculated the multiples of Firm Value to EBITDA and revenues.


     The calculations yielded a range of Firm Value to LTM EBITDA of 4.1x to 15.0x with a median of 8.6x, and a range of Firm Value to LTM revenues of 0.6x to 3.1x with a median of 1.5x. Salomon then compared the results of these calculations to multiples calculated using the Implied Firm Value; 9.4x Implied Firm Value to Chiles' LTM EBITDA and 3.0x Implied Firm Value to Chiles' LTM revenues.

     Discounted Cash Flow Analyses. Salomon performed discounted cash flow analyses of Chiles and Noble, based on projections of future performance developed by Salomon, employing two methodologies: the first based on free cash flow to the entire firm and an estimated terminal value derived as a multiple of EBITDA ("Firm Value Approach"); the second based on free cash flow to equity and an estimated terminal value derived as a multiple of net income ("Equity Value Approach").

     The Firm Value Approach applied terminal value multiples ranging from 3.5x to 5.5x EBITDA. The sums of future cash flows to the firm and the range of such related terminal value multiples were then discounted to present value by applying discount rates ranging from 12 percent to 14 percent. Based on these calculations, Salomon then derived present values per share ranging from $4.69 to $6.46 for Chiles Common Stock and $5.79 to $8.78 for Noble Common Stock.

     The Equity Value Approach applied terminal value multiples ranging from 6.0x to 10.0x net income. The sums of future cash flows to equity and the range of such related terminal values were then discounted to present values by applying discount rates ranging from 13 percent to 15 percent. Based on these calculations, Salomon then derived present values per share ranging from $4.55 to $6.61 for Chiles Common Stock, and ranging from $6.81 to $9.78 for Noble Common Stock.


     Salomon has advised the Chiles Board that in connection with rendering its opinion dated August 12, 1994, it performed procedures to update certain of its analyses made in connection with its June 13, 1994 opinion and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. Salomon considered, among other things, Noble's and Chiles' recent financial performance, including their respective results of operations for the six months ended June 30, 1994, and recent market conditions and developments.


     The foregoing summary does not purport to be a complete description of the analyses performed by Salomon or of its presentations to the Chiles Board. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Salomon believes that its analyses (and the summary set forth above) must be considered as a whole and that selection of sections of such analyses and of the factors considered by Salomon, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Salomon and its opinion. Salomon made no attempt to assign specific weights to particular analyses. Any estimates contained in Salomon's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Salomon does not assume responsibility for their accuracy.


     Salomon is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Salomon has previously rendered certain investment banking and financial advisory services to Chiles and to Noble, including as lead manager for the public offerings of Chiles Common Stock in November 1992 and Chiles Preferred Stock in October 1993 and as lead manager for the public offerings of Noble Common Stock and Noble's 9 1/4% Senior Notes Due 2003 in October 1993, in each case for which it received customary compensation. In addition, in the ordinary course of its business, Salomon may actively trade the securities of Chiles and Noble for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.



     Pursuant to an engagement letter with Salomon, Chiles has agreed to pay Salomon a fee for its services in connection with the Merger, based on the value of the Merger (defined as the value of consideration paid to stockholders and employees of Chiles in connection with such transaction, including stock options and employee bonuses). The fee will be an amount equal to 1.2 percent of the first $100 million of the value of such transaction, and 0.75 percent of the value over $100 million. In addition, Chiles has agreed to reimburse Salomon for certain expenses incurred in connection with its engagement and to indemnify Salomon and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Noble has received from its counsel, Thompson & Knight, A Professional Corporation ("Counsel"), an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that Noble, Noble Sub and Chiles will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that Noble, Noble Sub and Chiles will not recognize any gain or loss for federal income tax purposes as a result of the Merger. It is a condition to the obligation of Noble to consummate the Merger that the opinion of Counsel will not have been withdrawn or modified in any material respect. Chiles has received from its counsel, Vinson & Elkins L.L.P., an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Noble, Noble Sub and Chiles will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that stockholders of Chiles will not recognize any gain or loss for federal income tax purposes as a result of the Merger, except to the extent they receive cash in lieu of a fractional share of Noble Common Stock. It is a condition to the obligation of Chiles to consummate the Merger that such opinion shall not have been withdrawn or modified in any material respect. The opinions of counsel to Noble and Chiles are subject to certain assumptions and are based on certain representations of Noble, Noble Sub, Chiles and affiliates of Chiles. Stockholders of Chiles should be aware that such opinions will not be binding upon the Internal Revenue Service (the "IRS"), nor will the IRS be precluded from adopting a contrary position.


     Set forth below is a summary of the material federal income tax consequences which are expected to result from the Merger. For a discussion of certain federal income tax consequences regarding the $1.50 Noble Preferred Stock, see "Description of Noble Capital Stock -- Federal Income Tax Considerations Regarding $1.50 Noble Preferred Stock." Unless noted otherwise, statements of legal conclusions set forth in this section and herein under "Description of Noble Capital Stock -- Federal Income Tax Considerations Regarding $1.50 Noble Preferred Stock" constitute the opinion of Counsel.

     It is impractical to comment on all aspects of federal, state, local and foreign laws that may affect the tax consequences of the transactions contemplated by the Merger Agreement as they relate to the particular circumstances of each stockholder or potential stockholder. The federal income tax consequences to any particular stockholder may be affected by matters not discussed below. For example, certain types of holders (including foreign persons, life insurance companies, tax exempt organizations and taxpayers who may be subject to the alternative minimum tax) may be subject to special rules not addressed herein. Furthermore, the discussions may not be applicable with respect to shares received pursuant to the exercise of employee stock options or otherwise as compensation. Each stockholder or prospective stockholder should consult his or her own tax advisor with respect to his or her own particular circumstances.

     This summary is based on the current provisions of the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. Many of the provisions of the Code which have been recently enacted or amended have not been interpreted by the courts or the IRS.

     No ruling has been requested from the IRS with respect to any of the matters discussed herein and thus no assurance can be provided that the opinions and statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or would be sustained by a court if so challenged.

     THE DISCUSSION SET FORTH BELOW ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICATION WHICH ARE EXPECTED TO RESULT FROM THE MERGER. STOCKHOLDERS OF CHILES SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER AND THE ACQUISITION, HOLDING AND DISPOSITION OF THE SECURITIES OFFERED HEREBY, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES.


     Merger. Based on certain factual representations by Noble and Chiles and certain factual assumptions set forth in its opinion included as an exhibit to the Registration Statement, Counsel is of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, that no gain or loss will be recognized for federal income tax purposes by stockholders of Chiles upon the exchange of their shares of Chiles Common Stock and Chiles Preferred Stock for shares of Noble Common Stock and $1.50 Noble Preferred Stock pursuant to the terms of the Merger Agreement (except for gain on cash received in lieu of fractional shares as discussed below) and that no gain or loss will be recognized for federal income tax purposes by Chiles, Noble or Noble Sub as a result of the Merger. The aggregate basis of the shares of Noble Common Stock and $1.50 Noble Preferred Stock received by stockholders of Chiles pursuant to the Merger will be the same as the aggregate basis of the shares of Chiles Common Stock or Chiles Preferred Stock exchanged therefor (less basis attributable to fractional shares surrendered for cash), and the holding period of such Noble capital stock will include the period during which such shares of Chiles Common Stock or Chiles Preferred Stock exchanged therefor were held, provided such shares of Chiles Common Stock or Chiles Preferred Stock were held as a capital asset at the time of the Merger.

     Receipt of Cash in Lieu of Fractional Shares. Chiles stockholders receiving cash in lieu of fractional shares will be treated as if such fractional shares had been received in the Merger and redeemed by Noble for cash. Unless the redemption is found to be essentially equivalent to a dividend, the stockholder will recognize gain or loss measured by the difference between the stockholder's basis in the fractional share surrendered and the amount of cash received.

     Tax Consequences to Holders of the Chiles Options. If each holder of the Chiles Options consents to the exchange of such options for shares of Noble Common Stock, then such holders will recognize ordinary income equal to the fair market value of the Noble Common Stock received. If the Chiles Options are not exchanged pursuant to the Merger Agreement, Noble will assume all outstanding Chiles Options and substitute options to acquire Noble Common Stock on the same terms and conditions as the Chiles Options. The foregoing assumption and substitution of options to acquire Noble Common Stock should not cause the recognition of income, gain or loss to the option holders. See "Certain Provisions of the Merger Agreement -- Chiles Options."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a "pooling of interests" for accounting and financial reporting purposes. Under the pooling of interests method of accounting, the recorded assets and liabilities of Noble and Chiles will be carried forward to Noble's consolidated financial statements at their recorded amounts, the consolidated earnings of Noble will include earnings of Noble and Chiles for the entire fiscal year in which the Merger occurs and the reported operating results and financial position of Noble and Chiles for prior periods will be combined and restated as if both the companies had been merged during all periods presented. See "Unaudited Pro Forma Combined Financial Statements" and "Certain Provisions of the Merger Agreement -- Certain Conditions to Consummation of the Merger."


     Noble and Chiles have been preliminarily advised by their independent public accountant, Arthur Andersen & Co., that the Merger should qualify for treatment as a "pooling of interests" in accordance with generally accepted accounting principles based on the understanding of Arthur Andersen & Co. of the terms and conditions of the Merger Agreement. Consummation of the Merger is conditioned upon the written confirmation of such advice at the closing of the Merger. See "Certain Provisions of the Merger Agreement -- Certain Conditions to Consummation of the Merger." Also, such advice contemplates that each person who may be deemed an affiliate of Chiles or Noble will enter into an agreement with Noble at or before the Effective Time not to sell or otherwise transfer any shares of Noble Common Stock prior to the date that Noble first publishes financial statements reflecting at least 30 days of combined operations of Noble and Chiles. Noble, Noble Sub and Chiles have agreed that none of them shall knowingly take any action that would jeopardize the treatment of Chiles' combination with Noble Sub as a "pooling of interests" for accounting purposes.


REGULATORY APPROVALS


     Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Noble, Chiles and a stockholder of Chiles filed notification and report forms, together with requests for early termination of the waiting period, under the HSR Act with the FTC and the Antitrust Division on July 18, 1994. The respective obligations of Noble and Chiles to consummate the Merger are conditioned upon all waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act having expired or been terminated. The waiting period will expire on August 17, 1994 unless a request for additional information is received before such date. See "Certain Provisions of the Merger Agreement -- Certain Conditions to Consummation of the Merger."



     At any time before or after consummation of the Merger, and notwithstanding that the HSR Act waiting period has expired or terminated, the FTC or the Antitrust Division or any state could take such action under federal or state antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Chiles or businesses of Noble or Chiles. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


     Based on information available to them, Noble and Chiles believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Noble and Chiles would prevail or would not be required to accept certain conditions, possibly including certain conditions to consummation of the Merger.

LIMITATIONS ON RESALES; REGISTRATION RIGHTS

     Resales by Affiliates. The shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued to the stockholders of Chiles, and shares of Noble Common Stock to be issued to holders of Chiles Options upon cancellation thereof, pursuant to the Merger Agreement are being registered under the Securities Act pursuant to the Registration Statement and may generally be resold freely without further registration. However, because some of such persons are "affiliates" of Chiles (as such term is defined in Rule 144 under the Securities Act), such persons will not be able to resell the Noble Common Stock or $1.50 Noble Preferred Stock received by them in connection with the Merger unless such shares are registered for resale under the Securities Act, are sold in compliance with an exemption from the registration requirements of the Securities Act or are sold in compliance with Rule 145 under the Securities Act (or, in the case of persons who become affiliates of Noble, Rule 144 under the Securities Act). Noble will not be required to maintain the effectiveness of the Registration Statement for the purpose of such resales.

     Pursuant to Rule 145, the sale of Noble Common Stock or $1.50 Noble Preferred Stock acquired by such persons pursuant to the Merger Agreement will be subject to certain restrictions. Such persons may sell Noble Common Stock or $1.50 Noble Preferred Stock under Rule 145 only if (i) Noble has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months, (ii) the Noble Common Stock or $1.50 Noble Preferred Stock is sold in "brokers' transactions" or in transactions directly with a "market maker," within the meanings thereof in Rule 144 under the Securities Act, and (iii) such sale and all other sales made by such person within the preceding three months do not collectively exceed the greater of (x) one percent of the then outstanding shares of Noble Common Stock or $1.50 Noble Preferred Stock, as the case may be, and (y) the average weekly trading volume of Noble Common Stock or $1.50 Noble Preferred Stock, as the case may be, in the NASDAQ National Market System during the four-week period preceding the sale.

     Persons who may be deemed to be affiliates of Noble or Chiles generally include individuals or entities that control, are controlled by or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Chiles to use its reasonable best efforts to cause each person whom it believes may be an affiliate of Chiles for purposes of Rule 145 to deliver to Noble at or prior to the closing of the Merger a written agreement to the effect that such person will not, among other things, offer or sell or otherwise dispose of any shares of Noble Common Stock or $1.50 Noble Preferred Stock issued to such person pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder by the Commission. See "Certain Provisions of the Merger Agreement -- Certain Conditions to Consummation of the Merger."

     Registration Rights of P.A.J.W. As of the record date for the Chiles Special Meeting, P.A.J.W. owned 11,535,587 shares of Chiles Common Stock or approximately 30 percent of the outstanding shares of such stock. Based on the capitalization of Noble and Chiles as of such record date, upon consummation of the

Merger, P.A.J.W. will own approximately 11.1 percent of the then outstanding shares of Noble Common Stock. The Merger Agreement provides that Noble and P.A.J.W., of which Marc E. Leland and John Slayton, each a director of Chiles, and Lawrence Chazen, whom Chiles has proposed as a designee for election to the Noble Board of Directors upon consummaiton of the Merger (see "-- Interests of Certain Persons in the Merger -- Representation on Board of Directors"), are affiliates, will enter into a Registration Rights Agreement pursuant to which P.A.J.W. will be entitled to require Noble to register for sale under the Securities Act the shares of Noble Common Stock received by P.A.J.W. in connection with the Merger. In addition, P.A.J.W. will have certain rights to include such shares in any registration effected by Noble with respect to Noble Common Stock. The Registration Rights Agreement will have a five-year term, and, subject to certain limitations, will entitle P.A.J.W. to two "demand" registrations and unlimited "piggyback" registrations as described above. Generally, the Registration Rights Agreement will provide that expenses incurred in connection with a "demand" registration will be borne by P.A.J.W., and expenses incurred in connection with a "piggyback" registration, other than underwriting discounts or commissions applicable to shares sold by P.A.J.W., will be borne by Noble.


LISTING IN NASDAQ NATIONAL MARKET SYSTEM


     Noble Common Stock is currently listed for trading in the NASDAQ National Market System and it is anticipated that such stock will continue to be traded thereon immediately following consummation of the Merger. Noble has filed a notice with the National Association of Securities Dealers, Inc. (the "NASD") with respect to the listing of additional shares of Noble Common Stock to be issued pursuant to the Merger Agreement, as well as the shares of Noble Common Stock issuable upon conversion of the $1.50 Noble Preferred Stock and the shares of Noble Common Stock to be reserved for issuance upon the exercise of Chiles Options to be assumed by Noble in the Merger, if any. The shares of $1.50 Noble Preferred Stock to be issued upon consummation of the Merger have been approved for inclusion in the NASDAQ National Market System, subject to official notice of issuance.


NO APPRAISAL RIGHTS


     Stockholders of Chiles are not entitled to any appraisal or dissenter's rights under Delaware law in connection with the Merger. Stockholders of Noble are not entitled to any appraisal or dissenter's rights under Delaware law in connection with the Merger or the other matters to be considered at the Noble Special Meeting.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of Chiles with respect to the Merger, stockholders of Chiles should be aware that certain persons may have direct or indirect interests in the Merger separate from those of the stockholders of Chiles generally, including those discussed below.


     Representation on Board of Directors. The Merger Agreement provides that the number of directors comprising Noble's Board of Directors at the Effective Time will be increased from seven to nine and that Noble will cause Marc E. Leland, a director of Chiles and P.A.J.W., to be elected to the Board of Directors effective as of the Effective Time. The Merger Agreement further provides that, subject to the approval of the nominating committee of the Board of Directors of Noble, Noble will cause Lawrence Chazen, an affiliate of P.A.J.W., or another designee of Chiles, to be elected to the Board of Directors effective as of the Effective Time. The nominating committee has not, as of the date hereof, met with Mr. Chazen to consider approval of his designation by Chiles, although it is scheduled to do so in late August 1994. Mr. Leland will be elected to serve until Noble's 1997 annual meeting of stockholders, and the other designee of Chiles will be elected to serve until Noble's 1996 annual meeting of stockholders.


     Marc E. Leland is Chairman of the Board of Directors of Chiles, and has been a director of Chiles since December 1989. Since 1984, Mr. Leland has served as President of Marc E. Leland & Associates, Inc., a company engaged in the business of providing financial advisory services to Gordon P. Getty and certain Getty family trusts. Mr. Leland is also a director of Caterair International Corporation. He is the President and sole director of P.A.J.W.

     Lawrence Chazen has served as Chief Executive Officer of Lawrence J. Chazen, Inc., a California registered investment adviser, since 1977, and has provided financial advisory services to Gordon P. Getty, the Gordon P. Getty Family Trust and other clients since 1977.

     In order to comply with the Bylaws of Noble, which require that each class of directors be as nearly equal in number as possible, one of the current members of the Board of Directors of Noble in the class whose term expires at the 1997 annual meeting of stockholders will become a member of the class whose term expires at the 1995 annual meeting.

     Executive Bonus Arrangements. Pursuant to resolutions adopted by the Compensation Committee of the Board of Directors of Chiles in May 1993, C. Ray Bearden, President and a director of Chiles, and Robert F. Fulton, Senior Vice President and a director of Chiles, will each be entitled to a cash bonus of $100,000 upon completion of the Merger or another specified business combination.


     Executive Severance Agreements. On July 1, 1993, Chiles entered into Severance Agreements with C. Ray Bearden and Robert F. Fulton. The Severance Agreements provide that, in the event of a "Termination Event" with respect to the employee within one year following a specified change in control of Chiles (which would include the Merger), Chiles will (i) pay to the employee a lump sum payment equal to one year's annual base salary plus one month's base salary for each year of service the employee had with Chiles, not to exceed a maximum lump sum payment of two years' annual base pay, (ii) continue the employee's medical, disability and life insurance coverage for up to two years or until substantially similar insurance coverage is provided by a subsequent employer and (iii) accelerate the vesting of the employee's unvested employee stock options by up to 30 percent. A "Termination Event" is defined to include (a) a termination of employment other than for cause (as defined), (b) a material diminution in the scope or nature of the employee's duties (subject to certain limitations), (c) a reduction in the employee's base salary of more than 10 percent (with certain exceptions), (d) a diminution in the employee's ability to participate in employee incentive or benefit plans, or (e) a required relocation of employee of more than 50 miles from the employee's then current location.



     Exchange of Options. Pursuant to the Merger Agreement, all outstanding Chiles Options will be exchanged at the Effective Time for an aggregate of 480,000 shares of Noble Common Stock (subject to adjustment and to the consent of all holders of such Chiles Options on or prior to the Effective Time). See "Certain Provisions of the Merger Agreement -- Chiles Options." Pursuant to such exchange, Messrs. C. Ray Bearden, Robert F. Fulton, Marc E. Leland, Winthrop A. Wyman, Edward L. Morse and John Slayton, each a director of Chiles, will receive 90,821, 63,575, 13,623, 13,623, 13,623 and 13,623 shares of Noble Common Stock, respectively, and the family of Jack Hilder, a deceased Chiles director, will receive 13,623 shares of Noble Common Stock. If the consent of all holders of the Chiles Options to the exchange described above is not obtained prior to the closing of the Merger, then Noble will take all necessary action to assume such Chiles Options, substituting Noble Common Stock for the Chiles Common Stock purchasable thereunder and making other appropriate adjustments as described under "Certain Provisions of the Merger Agreement -- Chiles Options."


     Registration Rights. P.A.J.W. will enter into an agreement with Noble providing P.A.J.W. certain rights to require Noble to register for sale under the Securities Act the shares of Noble Common Stock P.A.J.W. receives pursuant to the Merger. See "-- Limitations on Resale; Registration Rights."

     Indemnification. The Merger Agreement provides for broad indemnification of the officers and directors of Chiles, and obligates Noble to continue for six years Chiles' directors' and officers' liability insurance. See "Certain Provisions of the Merger Agreement -- Indemnification."

     Employee Benefit Plans. See "Certain Provisions of the Merger Agreement -- Chiles Employee Benefits" for a discussion of post-Merger arrangements regarding Chiles employee benefit plans.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

GENERAL

     The Merger Agreement provides that, subject to the terms and conditions set forth therein, Chiles will be merged with and into Noble Sub, and the separate existence of Chiles will cease, with Noble Sub continuing in existence as the surviving corporation and succeeding to all rights, properties and obligations of Chiles. Following the Merger, Noble Sub will remain a wholly owned subsidiary of Noble.

EFFECTIVE TIME OF THE MERGER; CLOSING


     The Merger shall become effective immediately when a certificate of merger, prepared and executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware ("DGCL"), is filed with the Secretary of State of Delaware or at such time thereafter (not to exceed 90 days from the date the certificate is filed) as is provided in the certificate of merger pursuant to the mutual agreement of Noble and Chiles. The filing of the certificate of merger shall be made as soon as practicable on the Closing Date (as defined below). The closing of the Merger (the "Closing") shall take place on a date (the "Closing Date") to be specified by the parties, which shall be as soon as practicable after the satisfaction or waiver of the conditions to the consummation of the Merger, unless another date is agreed to by the parties. If the requisite approvals of the stockholders of Noble and Chiles are obtained at their respective special meetings on September 15, 1994, Noble and Chiles anticipate that the Effective Time will occur on September 15, 1994 or as soon thereafter as practicable.


CONVERSION OF SHARES; PROCEDURE FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES


     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Noble, Chiles, Noble Sub or their respective stockholders, (i) each share of Chiles Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.75 of a share of Noble Common Stock and (ii) each share of Chiles Preferred Stock issued and outstanding immediately prior to the Effective Time (together with the shares of Chiles Common Stock issued and outstanding immediately prior to the Effective Time, the "Shares") will be converted into the right to receive one share of $1.50 Noble Preferred Stock.



     As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented Shares will be entitled, upon surrender thereof to Noble or its transfer agent, to receive in exchange therefor, as applicable (i) a certificate or certificates representing the number of whole shares of Noble Common Stock into which the shares of Chiles Common Stock so surrendered shall have been converted in such denominations and registered in such names as such holder may request, together with cash in lieu of any fraction of a share as described below, or (ii) a certificate or certificates representing the number of shares of $1.50 Noble Preferred Stock into which the shares of Chiles Preferred Stock so surrendered shall have been converted in such denominations and registered in such names as such holder may request. Following the Effective Time, Noble will cause to be mailed to each holder of certificates that represented Shares immediately prior to the Effective Time, at such holder's address as it appears on Chile's stock transfer records, a letter of transmittal and other information, advising such holder of the consummation of the Merger along with instructions to enable such holder to effect the exchange of stock certificates as contemplated by the Merger Agreement. CHILES STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES REPRESENTING CHILES COMMON STOCK OR CHILES PREFERRED STOCK TO NOBLE OR ITS TRANSFER AGENT UNTIL THEY HAVE RECEIVED INSTRUCTIONS AS TO THE MANNER OF SURRENDER. CHILES STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THEIR PROXIES.



     Until so surrendered and exchanged, each certificate that prior to the Effective Time represented Shares shall represent solely the right to receive Noble Common Stock (and cash in lieu of fractional shares as described below, if any) or $1.50 Noble Preferred Stock, as the case may be. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of Noble Common Stock or $1.50 Noble Preferred Stock, as of any time on or after the Effective Time, shall be paid to the holders of such certificates that prior to the Effective Time represented Shares; provided, however, that, upon any such surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable on or after the Effective Time with respect to the number of whole shares of Noble Common Stock or $1.50 Noble Preferred Stock, as the case may be, issued to such holder. Assuming an Effective Time on or prior to September 20, 1994, the initial quarterly cash dividend on shares of $1.50 Noble Preferred Stock issued upon consummation of the Merger will be payable on September 30, 1994 to holders of record of such shares at the Effective Time in respect of the full quarterly dividend period commencing on July 1, 1994 and ending on and including September 30, 1994. In such event, no dividend would be payable by Chiles on Chiles Preferred Stock in respect of such dividend period.



     All shares of Noble Common Stock and $1.50 Noble Preferred Stock issued upon the surrender for exchange of certificates that prior to the Effective Time represented Shares in accordance with the terms of the Merger Agreement (including any cash paid in lieu of fractional shares, as described below) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Noble Sub of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that prior to the Effective Time represented Shares are presented to Noble Sub for any reason, they shall be cancelled and exchanged as provided in the Merger Agreement.


     No fractional shares of Noble Common Stock will be issued, and each holder of Chiles Common Stock who would otherwise be entitled to a fraction of a share of Noble Common Stock will, upon surrender of the certificates representing Chiles Common Stock held by such holder to Noble, be paid an amount in cash equal to the value of such fraction of a share based upon the closing sales price of Noble Common Stock, as reported on the NASDAQ National Market System, on the last day on which there is a reported trade in the Noble Common Stock prior to the date on which the Effective Time occurs. No interest will be paid on such amount.

     If any certificate for shares of Noble Common Stock or $1.50 Noble Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange has paid to Noble or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Noble Common Stock or $1.50 Noble Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or has established to the satisfaction of Noble or its transfer agent that such tax has been paid or is not payable.


REPRESENTATIONS AND WARRANTIES


     Pursuant to the Merger Agreement, Noble and Chiles each made various customary representations and warranties as to, among other things, their respective corporate organization and compliance with law, their respective capitalization, the authorization and validity of the Merger Agreement, their respective businesses and financial condition, required approvals or conflicts, their Commission filings and financial statements, litigation, employee benefit matters, tax matters and environmental matters.

CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

     Chiles. Under the Merger Agreement, Chiles has agreed, from the date of the Merger Agreement until the Effective Time, unless Noble shall otherwise agree in writing or as otherwise contemplated by the Merger Agreement or as disclosed to Noble, that, among other things: (a) the business of Chiles shall be conducted only in the ordinary course of business and consistent with past practice, and Chiles will not (i) enter any new drilling contracts with respect to any of Chiles' drilling rigs unless such contracts may reasonably be expected to have a duration of 90 days or less, or amend in any material respect adverse to Chiles or Noble any drilling contract or other material contract or agreement, without giving prior written notice to Noble, or (ii) mobilize any of Chiles' drilling rigs from the Gulf of Mexico or from the West African coast without giving prior written notice to Noble; (b) Chiles will not directly or indirectly take any of a number of specific actions, including (i) the issuance of additional capital stock, (ii) the amendment of its charter or bylaws, (iii) the splitting, combining or reclassifying of any outstanding capital stock, (iv) the declaration, setting aside or payment of any dividend with respect to its capital stock (except for regular quarterly cash dividends on the Chiles Preferred Stock), (v) the redemption, purchase or acquisition of its capital stock or (vi) making any of a number of specified increases or changes in Chiles' bonus, compensation or employee benefit plans or arrangements; (c) Chiles will use its reasonable efforts to preserve its business organizations, any authorizations or similar rights, the services of its current officers and key employees, the goodwill of those having business relationships with Chiles, its properties and its levels of insurance coverage; and (d) Chiles will not make or agree to make capital expenditures that in the aggregate exceed $500,000 (other than planned capital expenditures previously disclosed to Noble).


     Noble. Under the Merger Agreement, Noble has agreed, from the date of the Merger Agreement until the Effective Time, unless Chiles shall otherwise agree in writing or as otherwise contemplated by the Merger Agreement or as disclosed to Chiles, that, among other things: (a) the business of Noble shall be conducted only in the ordinary course of business and consistent with past practice; (b) Noble will not directly or indirectly take any of a number of specific actions, including (i) the issuance of additional capital stock, with certain exceptions, (ii) the amendment of its charter or bylaws, (iii) the splitting, combining or reclassifying of any outstanding capital stock, (iv) the declaration, setting aside or payment of any dividend with respect to its capital stock (except for regular quarterly cash dividends on the $2.25 Noble Preferred Stock), (v) the redemption, purchase or acquisition of its capital stock or (vi) the making of any of a number of specified increases or changes in Noble's bonus, compensation or employee benefit plans or arrangements; (c) Noble will use its reasonable efforts to preserve its business organizations, any authorizations or similar rights, the services of its current officers and key employees, the goodwill of those having business relationships with Noble, its properties and its levels of insurance coverage; and (d) Noble will not make or agree to make capital expenditures other than as previously disclosed to Chiles or those made in the ordinary course of business and consistent with past practice.


SOLICITATION OF THIRD PARTY OFFERS


     The Merger Agreement provides that Chiles will not, directly or indirectly, through any officer, director, employee, representative or agent of Chiles or any of its subsidiaries, solicit or knowingly encourage, including by way of furnishing information, the initiation of any inquiries or proposals regarding
(i) any merger, tender offer, sale of shares of capital stock or similar business combination transaction involving Chiles or its subsidiaries that would have the effect of causing the holders of Chiles Common Stock immediately prior to the effectiveness of such proposed transaction to own in the aggregate less than 50 percent of the shares of the surviving or resulting entity entitled to vote generally for the election of directors of the surviving or resulting entity, or (ii) any sale of all or substantially all the assets of Chiles and its subsidiaries, taken as a whole (collectively, a "Chiles Acquisition Transaction"). Notwithstanding the foregoing, nothing in the Merger Agreement prevents the members of the Board of Directors of Chiles, in the exercise of their fiduciary duties and after consulting with independent counsel, from considering, negotiating and approving an unsolicited bona fide proposal that the Board of Directors of Chiles determines in good faith, after consultation with its financial advisors, may result in a transaction more favorable to Chiles' stockholders than the transactions contemplated by the Merger Agreement. If the Board of Directors of Chiles receives a request for confidential information by a potential bidder for Chiles and the Board of Directors determines, after consultation with independent counsel, that the Board of Directors has a fiduciary obligation to provide such information to a potential bidder, then Chiles may, subject to a confidentiality agreement substantially similar to that previously executed by Noble, provide such potential bidder with access to information regarding Chiles. Chiles will promptly notify Noble, orally and in writing, if any such proposal or offer is made and will, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. Chiles will keep Noble advised of the progress and status of any such proposals or offers. The obligation of the Board of Directors of Chiles to convene a meeting of its stockholders and to recommend the adoption and approval of the Merger Agreement to the stockholders of Chiles pursuant to the Merger Agreement will be subject to the fiduciary duties of the directors, as determined by the directors after consultation with their independent counsel, and nothing contained in the Merger Agreement will prevent the

Board of Directors of Chiles from approving or recommending to the stockholders of Chiles any unsolicited offer or proposal by a third party if required in the exercise of their fiduciary duties, as determined by the directors after consultation with independent counsel.

CHILES OPTIONS


     Chiles has agreed to use its best efforts to obtain the consent of each holder of the Chiles Options to the exchange of such holder's options for shares of Noble Common Stock as described below (and to take any other actions necessary to permit such exchange). Subject to obtaining the consent of each holder of the Chiles Options, and further subject to the consummation of the Merger, at the Effective Time, all then outstanding Chiles Options will be cancelled in exchange for an aggregate of 480,000 shares of Noble Common Stock (subject to appropriate reductions if any Chiles Options outstanding on the date of the Merger Agreement are exercised prior to the Effective Time). Pursuant to such exchange and subject to rounding to avoid the issuance of fractional shares, each vested or unvested Chiles Option with an exercise price of $1.94 will be exchanged for 0.5231 of a share of Noble Common Stock, each vested or unvested Chiles Option with an exercise price of $4.00 will be exchanged for
0.4316 of a share of Noble Common Stock, each vested or unvested Chiles Option with an exercise price of $4.94 will be exchanged for 0.4056 of a share of Noble Common Stock and each vested or unvested Chiles Option with an exercise price of $5.50 will be exchanged for 0.3851 of a share of Noble Common Stock.



     If each of the holders of the Chiles Options has not consented to the exchange of such Chiles Options prior to the Closing Date, then the Chiles Options will not be exchanged as provided in the preceding paragraph, and instead Noble will take such action as is necessary to assume, effective at the Effective Time, each Chiles Option that remains as of such time unexercised in whole or in part and to substitute shares of Noble Common Stock as purchasable under each such assumed option ("Assumed Option"), with such assumption and substitution to be effected as follows: (a) the Assumed Option will not give the optionee additional benefits which he did not have under the Chiles Option before such assumption and will be assumed on the same terms and conditions, including, without limitation, the vesting schedule, as the Chiles Options being assumed; (b) the number of shares of Noble Common Stock purchasable under the Assumed Option will be equal to the number of shares of Noble Common Stock that the holder of the Chiles Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Chiles Option been exercised in full immediately prior to consummation of the Merger; and (c) the per share exercise price of such Assumed Option will be an amount equal to the per share exercise price of the Chiles Option being assumed divided by 0.75.



     If any Chiles Options are assumed by Noble as described in the preceding paragraph, Noble will take all corporate action necessary to reserve for issuance a sufficient number of shares of Noble Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, Noble will file a registration statement with the Commission on Form S-8 (or other appropriate form) with respect to the shares of Noble Common Stock subject to the Assumed Options, and will use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of any prospectus contained therein) for so long as any of the Assumed Options remain outstanding.


     See "The Merger -- Certain Federal Income Tax Consequences" for a discussion of certain consequences under the Code of the exchange of Chiles Options for Noble Common Stock.

NASDAQ NATIONAL MARKET SYSTEM LISTING


     The shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued upon consummation of the Merger, the shares of Noble Common Stock to be reserved for issuance upon the exercise of Chiles Options to be assumed by Noble in the Merger, if any, and the shares of Noble Common Stock issuable upon conversion of the $1.50 Noble Preferred Stock, have been approved for listing in the NASDAQ National Market System, subject to official notice of issuance.

INDEMNIFICATION

     The Merger Agreement provides that, from and after the Effective Time, Noble and Noble Sub, as the surviving corporation, will indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer, director or employee of Chiles or any of its subsidiaries against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Chiles or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether reasserted or claimed prior to, or at or after, the Effective Time, including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby.

     The Merger Agreement provides that Noble Sub, as the surviving corporation, will purchase and maintain for a period of six years after the Effective Time, continuation coverage for Chiles' directors' and officers' liability insurance policy as in effect on the date of the Merger Agreement, or obtain a directors' and officers' insurance policy with comparable coverage.

CHILES EMPLOYEE BENEFITS

     The Merger Agreement provides that after the Effective Time, Noble will provide those employees of Chiles and its subsidiaries covered by the benefit plans of Chiles and its subsidiaries with the same benefits in respect of future service that accrue in respect of future services to the employees of Noble who are employed in comparable positions, and any present employees of Chiles and its subsidiaries will be credited for their service with Chiles for purposes of eligibility, benefit entitlement and vesting in the plans provided by Noble (other than for purposes of benefit accruals under any defined benefit pension plan).

REGISTRATION RIGHTS AGREEMENT


     The Merger Agreement provides that, on or prior to the Closing Date, Noble will execute and deliver to P.A.J.W. a Registration Rights Agreement as described under "The Merger -- Limitations on Resales; Registration Rights."


CERTAIN CONDITIONS TO CONSUMMATION OF THE MERGER


     The respective obligations of each party to effect the Merger are subject to the fulfillment at or prior to the Closing Date of a number of conditions set forth in the Merger Agreement, including: (a) the requisite approval by the stockholders of Chiles and Noble with respect to the Merger Agreement, and the requisite adoption by the stockholders of Noble with respect to the Noble Charter Amendment; (b) the termination or expiration of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act; (c) the Registration Statement, and any amendments thereto, shall be effective under the Securities Act as of the Closing Date; (d) no order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger; (e) all material required consents and approvals of governmental agencies or private persons or entities shall have been obtained; (f) the shares of Noble Common Stock and $1.50 Noble Preferred Stock issuable upon consummation of the Merger and the shares of Noble Common Stock issuable upon conversion of the $1.50 Noble Preferred Stock or upon exercise of any Assumed Options have been approved for listing on the NASDAQ National Market System; and (g) Noble and Chiles shall be advised in writing on the Closing Date by Arthur Andersen & Co. that, in accordance with generally accepted accounting principles, the Merger should qualify for treatment as a "pooling of interests" for accounting purposes.


     The obligation of Noble to consummate the Merger is subject to the fulfillment at or prior to the Closing Date of certain additional conditions, including (a) the accuracy of the representations and warranties of Chiles and the compliance by Chiles with all covenants made by it under the Merger Agreement; (b) that there has not been any material adverse change in the business, operations or financial condition of Chiles and its subsidiaries from the date of the Merger Agreement through the Closing Date; (c) that the fairness opinion of Simmons has not been withdrawn; (d) that Chiles shall have received certain agreements from its affiliates relating to resales of Noble Common Stock to be received by such persons in the Merger; (e) that Noble shall have received an opinion from Vinson & Elkins L.L.P., counsel to Chiles, with respect to certain legal matters; (f) that the opinion received by Noble from Thompson & Knight, A Professional Corporation with respect to certain tax aspects of the Merger shall not have been withdrawn or modified in any material respect; (g) that the Shareholder Voting Agreement dated April 23, 1990, as amended on May 24, 1991, among P.A.J.W., OMI, AWILCO Shipping and WILCO A/S has been terminated or will terminate by its terms as of the Effective Time; and (h) that certain documentation to permit the export of the drilling rigs of Chiles that have been imported by Chiles and its Nigerian agent into Nigeria shall have been executed by Chiles and such agent.

     The obligation of Chiles to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of certain additional conditions, including (a) the accuracy of the representations and warranties of Noble and the compliance by Noble with all covenants made by it under the Merger Agreement; (b) the absence of any material adverse change in the business, operations or financial condition of Noble from the date of the Merger Agreement through the Closing Date; (c) that the fairness opinion of Salomon has not been withdrawn; (d) that the Board of Directors of Noble has taken such action as may be necessary to elect the persons designated by Chiles to the Noble Board of Directors effective as of the Effective Time; (e) that Noble shall have received certain agreements from its affiliates relating to resales of Noble Common Stock; (f) that Chiles shall have received an opinion from Thompson & Knight, A Professional Corporation, counsel to Noble, with respect to certain legal matters; and (g) that the opinion received by Chiles from Vinson & Elkins L.L.P. with respect to certain tax aspects of the Merger shall not have been withdrawn or modified in any material respect.

TERMINATION


     General. The Merger Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, whether prior to or after approval by the stockholders of Noble or the stockholders of Chiles, under the following circumstances: (a) by the mutual consent of Noble and Chiles; (b) by either party if the Merger has not been consummated by January 31, 1995; (c) by Noble if the fairness opinion of Simmons has been withdrawn; (d) by Chiles if the fairness opinion of Salomon has been withdrawn; (e) by either Noble or Chiles if a final, unappealable order of a judicial or administrative authority of competent jurisdiction to restrain, enjoin or otherwise prevent consummation of the Merger Agreement or the transactions contemplated thereby shall have been entered; (f) by either party if the required approval of the stockholders of the other party is not received in a vote duly taken at their respective stockholders' meetings; (g) by Noble if
(i) since the date of the Merger Agreement there has been a material adverse change in the business, operations or financial condition of Chiles and its subsidiaries, taken as a whole, or (ii) there has been a material breach of any representation, warranty or covenant by Chiles that is not remedied within five business days of notice of such breach; (h) by Chiles if (i) since the date of the Merger Agreement there has been a material adverse change in the business, operations or financial condition of Noble and its subsidiaries, taken as a whole, or (ii) there has been a material breach of any representation, warranty or covenant by Noble that is not remedied within five business days of notice of such breach; or (i) by Noble if the Board of Directors of Chiles exercises its right not to convene a meeting of its stockholders pursuant to the provisions of the Merger Agreement described above under "-- Solicitation of Third Party Offers."



     Termination Fee. In the event that either Noble or Chiles terminates the Merger Agreement pursuant to clause (a), (b), (d), (f), (g)(ii) or (i) of the preceding paragraph and (i) the Merger Agreement has either not been submitted to the stockholders of Chiles or the stockholders of Chiles have declined to approve the Merger Agreement by the requisite vote, (ii) after the date of the Merger Agreement but at or before the time the Merger Agreement is terminated there shall have been a Chiles Acquisition Transaction proposed in writing to Chiles and (iii) any Chiles Acquisition Transaction (whether the same or different from the one referenced in clause (ii)) is consummated at any time within one year after the date of the Merger Agreement, then Chiles will promptly pay to Noble the sum of $6,000,000.

     Expense Reimbursement. If the Merger Agreement is terminated because of the failure of the other party to secure the approval of its stockholders as required under the Merger Agreement and certain conditions to Closing set forth in the Merger Agreement have otherwise been satisfied, then the party whose stockholders failed to make the required approval will pay to the other party an amount equal to $1,000,000 as reimbursement for out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement (subject, in the case of Chiles, to offset against any amount payable to Noble under the provisions described above under "-- Termination Fee").

                           INVESTMENT CONSIDERATIONS

     The following considerations should be evaluated by stockholders before determining how to vote at the respective special meetings.

INTENSE COMPETITION; INDUSTRY CONDITIONS

     The offshore contract drilling industry is a highly competitive and cyclical business. It is characterized by high capital costs and numerous industry participants, none of which has a significant market share but certain of which may have greater financial resources than Noble. Noble's operations are materially dependent upon the levels of activity in offshore oil and natural gas exploration, development and production. Such activity levels are affected both by short-term and long-term trends in oil and natural gas prices. In recent years, oil and natural gas prices and, therefore, the level of offshore drilling and exploration activity, have been extremely volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, have contributed to, and are likely to continue to contribute to, price volatility. As events during recent years have exhibited, any prolonged reduction in oil and natural gas prices would depress the level of offshore exploration and development activity and result in a corresponding decline in the demand for Noble's services and therefore have a material adverse effect on Noble's revenues and profitability. Noble can predict neither the future level of demand for its drilling services nor the future conditions in the offshore contract drilling industry.

LOSSES FROM OPERATIONS


     The historical financial data for Noble reflect net losses applicable to common shares of $18,185,000, $10,918,000 and $8,751,000 for the years ended December 31, 1992, 1991 and 1990, respectively. Noble had net income applicable to common shares of $14,188,000 for the year ended December 31, 1993. Continued profitability of Noble will be dependent upon the utilization of and rates for its drilling rigs. Utilization levels and dayrates experienced in the Gulf of Mexico during 1994 have been generally lower than those experienced in the second half of 1993 as a result of rig migration from international markets and reactivation of idle rigs. No assurance can be given that utilization levels or dayrates will remain at current levels or that they will not deteriorate further in the future.



SUBSTANTIAL INTERNATIONAL OPERATIONS; DISRUPTION OF NIGERIAN MARKET



     A major portion of Noble's revenues has been attributable to international operations. Revenues from international sources accounted for approximately 60 percent of Noble's operating revenues in 1993. Risks associated with Noble's operations in international markets include risks of war and civil disturbances or other risks that may limit or disrupt markets, expropriation, nationalization, foreign exchange restrictions and currency fluctuations, foreign taxation, changing political conditions and foreign and domestic monetary policies. As described below, recent political instability in Nigeria has curtailed drilling activity in that region. Additionally, the ability of Noble to compete in the international drilling market may be adversely affected by foreign governmental regulations that favor or require the awarding of drilling contracts to local contractors, or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Furthermore, no predictions can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to the contract drilling industry.


     Both Noble and Chiles have significant operations in Nigeria. Since the cancellation of presidential elections in June 1993, Nigeria has undergone a period of political unrest. The reluctance of Nigeria's military-backed government to proceed with a transition to civilian rule has resulted in a series of strikes, protests and disruptions to the Nigerian economy. In July 1994, both of Nigeria's oil worker unions called for a strike to protest the government's continued refusal to hand over power to the winner of the 1993 presidential election. During the first week of August, other national labor unions joined in the oil worker's strike and tensions have increased causing widespread civil unrest and severely curtailing commercial and economic activity in Nigeria. Specifically, the strike has resulted in the suspension of drilling activity in Nigeria by certain operators. There can be no assurance as to the length or outcome of the unrest in Nigeria.



     Currently, Noble has two offshore drilling rigs under contract and three offshore drilling rigs stacked in Nigeria. Although operations have been suspended on one of the rigs under contract, Noble is earning dayrates for both rigs under contract. The contracts under which the two rigs are operating each contain provisions permitting the operator to suspend operations in the event of force majeure and to terminate the contract if the force majeure continues; however, neither operator has elected to suspend operations pursuant to these provisions. Noble maintains war and political risk and business interruption insurance, subject in the case of certain coverages, to termination on seven days' notice. Revenues from drilling activities in Nigeria accounted for approximately 19 percent and 13 percent, respectively, of Noble's operating revenues during 1993 and the first six months of 1994.



     Two of Chiles' rigs are under contract in Nigeria until November 1994. Although drilling activity has been suspended on one of the rigs, Chiles is earning normal dayrates for the rigs under the drilling contracts. Both contracts are subject to termination on 30 days' notice pursuant to force majeure clauses. Chiles does not maintain war risk or business interruption insurance. Revenues from drilling activities in Nigeria accounted for approximately 45 percent and 24 percent, respectively, of Chiles' revenues during 1993 and the first six months of 1994.



     The current political instability may delay or jeopardize Noble's and Chiles' ability to renew existing contracts or to secure new drilling contracts. No assurance can be given that the civil and political climate in Nigeria will improve.


CONCENTRATION OF OPERATIONS IN CERTAIN MARKETS


     Currently, 20 of Noble's 31 mobile offshore drilling rigs are located in the Gulf of Mexico and six are located off the coast of West Africa. Eleven of Chiles' 13 drilling rigs currently are located in the Gulf of Mexico and two are located off the coast of West Africa. Consequently, given the concentration of such drilling rigs in those regions, a decrease in the demand for offshore drilling rigs in the Gulf of Mexico, and to a lesser extent in West Africa, could have a material adverse effect on the financial performance of Noble. See "-- Substantial International Operations; Disruption of Nigerian Market."



ABSENCE OF DIVIDENDS ON NOBLE COMMON STOCK; DIVIDEND RESTRICTIONS



     Noble has not paid any cash dividends on the Noble Common Stock since becoming a publicly held corporation in October 1985 and does not anticipate paying dividends on the Noble Common Stock at any time in the foreseeable future. The $2.25 Noble Preferred Stock has, and the $1.50 Noble Preferred Stock will have, priority as to dividends over Noble Common Stock, and no dividend (other than dividends payable solely in Noble Common Stock) may be declared, paid or set apart for payment on the Noble Common Stock unless all accrued and unpaid dividends on the $2.25 Noble Preferred Stock and the $1.50 Noble Preferred Stock have been paid or declared and set apart for payment.



     Certain terms of the indenture governing the 9 1/4% Senior Notes Due 2003 of Noble may restrict Noble's ability to pay cash dividends on the Noble Common Stock and the $1.50 Noble Preferred Stock. Because the $2.25 Noble Preferred Stock will rank on a parity with the $1.50 Noble Preferred Stock with respect to the payment of dividends, these restrictions may also limit Noble's ability to pay dividends on the $2.25 Noble

Preferred Stock. In addition, certain provisions of Noble's bank credit agreement may restrict the payment of dividends on the Noble Common Stock, $1.50 Noble Preferred Stock and $2.25 Noble Preferred Stock. See "Description of Noble Capital Stock -- Restrictions on Dividends."


RESTRICTIONS ON FOREIGN OWNERSHIP


     The Restated Certificate of Incorporation of Noble contains limitations on the percentage of outstanding Noble Common Stock and Noble preferred stock of any series that can be owned by persons who are not United States citizens within the meaning of certain U.S. statutes relating to ownership of U.S. flag vessels. Applying the statutory requirements, the Restated Certificate of Incorporation would currently prohibit more than 45 percent of the outstanding Noble Common Stock and of all series of preferred stock of Noble combined from being owned by non-U.S. citizens. As of August 9, 1994, approximately .01 percent of the outstanding Noble Common Stock and none of the outstanding $2.25 Noble Preferred Stock was held by record holders with registered addresses outside the United States. The limitations imposed by Noble's Restated Certificate of Incorporation may at times restrict the ability of Noble's stockholders to transfer shares of their stock to non-U.S. citizens. See "Description of Noble Capital Stock -- Foreign Ownership."


OPERATIONAL RISKS AND INSURANCE

     Noble's operations are subject to the many hazards inherent in the drilling business, including blowouts, cratering, fires and collisions or groundings of offshore equipment, which could cause substantial damage to the environment, and damage or loss from adverse weather and seas. These hazards could cause personal injury and loss of life, suspend drilling operations or seriously damage or destroy the property and equipment involved and, in addition to environmental damage, could cause substantial damage to producing formations and surrounding areas. Although Noble maintains insurance against many of these hazards, such insurance is subject to substantial deductibles and provides for premium adjustments based on claims. It also excludes certain matters from coverage, such as loss of earnings on certain rigs. Also, while Noble generally obtains indemnification from its customers for environmental damage with respect to offshore drilling, such indemnification is generally only in excess of a specified amount, which usually ranges from $100,000 to $250,000.

     In the case of the turnkey drilling operations of Triton, Triton maintains insurance against pollution and environmental damage in amounts ranging from $5 million to $50 million depending on location, subject to self-insured retentions of $100,000 to $500,000. Under turnkey drilling contracts, Triton generally assumes the risk of pollution and environmental damage, but on occasion receives indemnification from the customer for environmental and pollution liabilities in excess of Triton's pollution insurance coverage. Further, Triton is not insured against certain drilling risks that could result in delays or nonperformance of a turnkey drilling contract. Triton typically secures indemnities for pollution arising from certain acts of the drilling contractors that provide the rigs for Triton's turnkey drilling operations.

     Notwithstanding the insurance and indemnity coverage provided to Noble, the occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations could materially and adversely affect Noble's operations and financial condition. Moreover, no assurance can be given that Noble will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Many aspects of Noble's operations are affected by domestic and foreign political developments and are subject to numerous domestic and foreign governmental regulations that may relate directly or indirectly to the contract drilling industry. The regulations applicable to Noble's operations include certain regulations controlling the discharge of materials into the environment, requiring removal and cleanup under certain circumstances or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose Noble to liability for the conduct of, or conditions caused by, others, or for acts of Noble which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on Noble. In addition, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas for economic, environmental or other reasons could have a material adverse effect on Noble's operations by limiting drilling opportunities.

     Noble's operations in the Gulf of Mexico are subject to the U.S. Oil Pollution Act of 1990 (the "OPA") and the regulations promulgated pursuant thereto. Noble generally seeks to obtain indemnity agreements whenever possible from Noble's customers requiring such customers to hold Noble harmless from liability for pollution that originates below the water surface (including, where applicable, liability under the OPA) and maintains marine liability insurance and contingent operators extra expense insurance, all of which affords Noble limited protection. When obtained, such contractual indemnification protection may not in all cases be supported by adequate insurance maintained by the customer. There is no assurance that any such insurance or contractual indemnity protection will be sufficient or effective under all circumstances.

LIMITATION ON USE OF NET OPERATING LOSS CARRYFORWARDS

     If a corporation undergoes an "ownership change" within the meaning of
Section 382 of the Code, the corporation's right to use its then-existing net operating loss carryforwards ("NOLs") (and certain other tax attributes), for both regular tax and alternative minimum tax purposes, during each future year is limited to a percentage (currently approximately six percent) of the fair market value of such corporation's stock immediately before the ownership change (the "Section 382 Limitation"). In general, there is an "ownership change" under
Section 382 if over a three-year period certain stockholders increase their percentage ownership of a corporation (with NOLs) by more than 50 percentage points. To the extent that taxable income exceeds the Section 382 Limitation in any year subsequent to the ownership change, such excess income may not be offset by NOLs from years prior to the ownership change. To the extent the amount of taxable income in any subsequent year is less than the Section 382 Limitation for such year, the Section 382 Limitation for future years is correspondingly increased. There is generally no restriction on the use of NOLs arising after the ownership change, although Section 382 applies anew each time there in an ownership change.

     As of December 31, 1993, Noble had approximately $91,468,000 of NOLs, a significant portion of which may be subject to a Section 382 Limitation resulting from ownership changes in years prior to the year of the Merger. Noble believes that another ownership change with respect to Noble may occur as a result of the Merger. The resulting Section 382 Limitation may limit Noble's ability to use its NOLs in future years, although the actual effect, if any, of such limitation will depend on Noble's profitability in future years. Noble does not believe that any Section 382 Limitation resulting from the Merger or from any prior ownership changes will have a material adverse effect on Noble's ability to utilize its NOLs.

     As of December 31, 1993, Chiles had approximately $69,600,000 of NOLs. Chiles believes that an ownership change with respect to Chiles will occur as a result of the Merger. The resulting Section 382 Limitation may limit Noble's ability to use Chiles' NOLs in future years, although the actual effect, if any, of such limitation will depend on Noble Sub's profitability in future years. Chiles does not believe that any Section 382 Limitation resulting from the Merger will have a material adverse effect on Noble's ability to utilize Chiles' NOLs.

                   PROPOSAL TO ADOPT NOBLE CHARTER AMENDMENT

BACKGROUND AND REASONS

     As of May 31, 1994, there were issued and outstanding 48,390,873 shares of Noble Common Stock, and an aggregate of 19,755,352 shares of Noble Common Stock were reserved for issuance and issuable (i) pursuant to certain Noble employee benefit plans, (ii) upon the exercise of outstanding employee or non-employee director stock options or (iii) upon the conversion of the $2.25 Noble Preferred Stock. In addition, an indeterminate number of shares of Noble Common Stock (of up to at least 254,551 shares) were reserved for issuance pursuant to the Triton Agreement.


     The authorized capital stock of Noble currently consists of 75,000,000 shares of Noble Common Stock and 15,000,000 shares of preferred stock. Consequently, there are not a sufficient number of shares of Noble Common Stock available to permit Noble to consummate the Merger. In order to permit Noble to consummate the Merger and to provide Noble the flexibility to issue Noble Common Stock in future transactions should the Board of Directors of Noble determine it is appropriate, the Board is proposing that the Restated Certificate of Incorporation of Noble be amended to increase the number of authorized shares of Noble Common Stock by 125,000,000 shares (referred to herein as the "Noble Charter Amendment"). If the Noble Charter Amendment is adopted, the additional shares of Noble Common Stock would be available for future issuance at the discretion of the Noble Board without further action by the stockholders of Noble and, depending on the circumstances of any such issuance, could result in dilution of existing stockholders' interests. There are no pending or proposed transactions, financings or other uses currently contemplated by the Board of Directors of Noble for the issuance of the additional shares of Noble Common Stock other than as described in this Joint Proxy Statement/Prospectus with respect to the Merger.


PROPOSED NOBLE CHARTER AMENDMENT

     The Board of Directors of Noble has declared it advisable and has adopted, and recommends that the holders of Noble Common Stock adopt, the Noble Charter Amendment to revise Article IV, Section 1 of Noble's Restated Certificate of Incorporation by deleting such section in its entirety and substituting therefor the following:

          Section 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 215,000,000 consisting of
     (1) 15,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (2) 200,000,000 shares of Common Stock, par value $.10 per share ("Common Stock").

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of a majority of the shares of Noble Common Stock outstanding and entitled to vote at the Noble Special Meeting is required to adopt the Noble Charter Amendment. The Board of Directors of Noble has declared the Noble Charter Amendment advisable and believes it is in the best interests of Noble and its stockholders. Accordingly, the Board of Directors of Noble unanimously recommends that its stockholders vote FOR the Noble Charter Amendment. If the Noble Charter Amendment is not adopted, the Merger cannot be consummated, regardless of whether the Merger Proposal is adopted by the stockholders of Noble. Noble intends to effect the Noble Charter Amendment, if adopted by stockholders, irrespective of whether the Merger Proposal is approved.

                    PROPOSAL TO APPROVE NOBLE PLAN AMENDMENT

GENERAL


     The Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan (the "Plan") was adopted by the Board of Directors of Noble in 1991 and approved by the stockholders of Noble at the 1991 annual meeting of stockholders. At meetings of the Noble Board of Directors in June and July 1994, the Board adopted a proposal to amend the Plan to (i) increase from 1,900,000 to 5,200,000 the aggregate number of shares of Noble Common Stock available for issuance under the Plan and (ii) make certain changes to the Plan to preserve for federal income tax purposes the deductibility of compensation paid under the Plan in the form of nonqualified stock options (collectively, the "Noble Plan Amendment"). The proposal to amend the Plan is subject to the approval of the holders of Noble Common Stock. The material features of the Plan as currently in effect are described below.

     The number of options or shares of restricted stock that may be granted under the Plan (as amended in accordance with the Noble Plan Amendment) to any person entitled to participate in the Plan are not currently determinable.


     In January 1994, options to purchase an aggregate of 578,000 shares of Noble Common Stock at an exercise price of $7.38 per share were granted under the Plan. In July 1994, options to purchase an aggregate of 136,000 shares of Noble Common Stock at an exercise price of $7.31 per share were granted under the Plan. All such options were granted at the average of the reported high and low sale prices of a share of Noble Common Stock on the date of grant. The last sale price of the Noble Common Stock reported on the NASDAQ National Market System on August 11, 1994 was $6.625 per share.


REASONS AND PRINCIPAL EFFECTS OF THE PROPOSAL


     Increase in Shares of Noble Common Stock Issuable Under the Plan. As of August 9, 1994, there were outstanding stock options covering 1,836,122 shares of Noble Common Stock held by 223 persons and only 352,637 shares of Noble Common Stock remained available for future awards under the Plan. The purpose of the Noble Plan Amendment is to continue the Plan by increasing by 3,300,000 shares the aggregate number of shares of Noble Common Stock that may be issued under the Plan. This increase in the number of shares issuable under the Plan could be particularly important if the Merger is consummated and the number of employees who may become eligible to participate in the Plan is thereby increased. If the Noble Plan Amendment is approved, the employees of Noble who are eligible to participate in the Plan could receive more benefits under the Plan than they could if the Noble Plan Amendment is not approved.


     Limitation on Number of Shares Covered by Plan Grants and Awards; Administration by Outside Directors. Pursuant to recently enacted changes to the Code, the amount of compensation payments to certain highly compensated officers that employers may deduct from income for federal income tax purposes has been limited to $1,000,000 per person per year. Compensation recognized by employees in connection with the exercise of options and stock appreciation rights ("SARs") granted under the Plan may, however, be exempt from the $1,000,000 limitation if certain requirements are satisfied, including the requirements that (i) the Plan state the maximum number of shares for which options or SARs may be granted during a specified period to any employee and (ii) the Plan be administered by a committee comprised solely of two or more "outside" directors within the meaning of the regulations promulgated under the Code.


     Currently, the Plan does not limit the total number of shares of Noble Common Stock for which options may be granted, or which may be awarded as restricted stock, to a person under the Plan. In addition, the Plan is administered by a committee of "disinterested" directors within the meaning of Rule 16b-3 under the Exchange Act who are not necessarily outside directors within the meaning of the regulations promulgated under the Code. In order to ensure the deductibility of compensation recognized by employees in connection with the exercise of options and SARs granted under the Plan, the Board of Directors of Noble has proposed to amend the Plan to (i) limit to 1,500,000 the total number of shares of Noble Common Stock that may be made subject to grants of options or SARs or awards of restricted stock under the Plan to any one person during any five-year period, and (ii) provide for administration of the Plan by a committee comprised solely of "outside" directors who are also disinterested directors.


DESCRIPTION OF PLAN AS CURRENTLY IN EFFECT

     Under the Plan, shares of Noble Common Stock may be subject to grants of options and SARs or awards of restricted stock to officers and other employees of Noble and its affiliates. Options and any SARs that relate to such options may be granted, and restricted stock may be awarded, until the maximum number of shares issuable under the Plan has been exhausted or the Plan has been terminated, except that no incentive option and any SARs that relate to such option shall be granted after January 31, 2001. Options granted under the Plan may be either incentive options (which satisfy the requirements of Section 422(b) of the Code or nonqualified options (which do not satisfy such requirements), and may be with or without SARs. Shares of Noble Common Stock covered by an option that expires or terminates prior to exercise and shares of restricted stock returned to Noble are again available for grant of options and awards of restricted stock. The option price may not be less than the greater of the par value or 100 percent of the fair market value of the Noble Common Stock at the time of grant, in the case of an incentive option, and may not be less than the greater of the par value or 50 percent of the fair market value of the Noble Common Stock at the time of grant, in the case of a nonqualified option.


     The Plan is administered by the stock option committee (the "Committee") of the Board of Directors of Noble. The Committee must consist of two or more directors of Noble, all of whom must be disinterested persons as defined in Rule 16b-3 under the Exchange Act. The Committee determines the grants of options and awards of restricted stock, the terms and provisions of the respective agreements covering such grants or awards and all other decisions concerning the Plan. It is impracticable to estimate the total number of employees eligible to participate in the Plan. The Plan provides that the determination of the Committee is binding with respect to all questions of interpretation and application of the Plan and of options granted or awards of restricted stock made thereunder.


     The Committee may from time to time grant SARs in conjunction with all or any portion of an option either at the time of the initial option grant or, with respect to a nonqualified option, at any time after the initial option grant while the nonqualified option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. SARs entitle an optionee to receive without payment to Noble (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related option.

     Options will be exercisable at such time or times not more than 10 years from the date of grant as may be provided by their terms. The Committee may, however, accelerate the time at which an option is exercisable without regard to its terms. Generally, all rights to exercise an option will terminate within three months after the date the optionee ceases to be an employee of Noble or an affiliate of Noble for any reason other than death or becoming disabled (as defined). In the event of an optionee's death or his becoming disabled, the option will terminate 12 months thereafter, or, if earlier, at the expiration of the option period. Any optionee may be required to remain in the employment of Noble or an affiliate of Noble for a stated period of time before the option may be exercised. If the employment of the optionee is terminated on account of fraud, dishonesty or other acts detrimental to the interests of Noble or one or more of its affiliates, the option shall thereafter be null and void for all purposes.

     No option or any SARs that relate to such option are transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; and during the lifetime of the optionee, the option and any SARs that relate to such option may be exercised only by the optionee or his guardian or legal representative. The exercise price of options may be paid in cash, by certified check or cashier's check or, with the consent of the Committee, by delivery of shares of Noble Common Stock, including actual or deemed multiple exchanges of shares. In addition, the Committee is authorized by the Plan to selectively approve arrangements with a brokerage firm under which it would, on behalf of an optionee, make payment in full to Noble of the option price for the shares then being purchased, and Noble, pursuant to an irrevocable notice in writing from the optionee, would deliver the certificate for the appropriate number of shares to such brokerage firm. Noble may satisfy its tax withholding obligations by retaining shares of the Noble Common Stock that would otherwise be issuable on exercise by an optionee.

     The Plan contains antidilution provisions applicable in the event of increase or decrease in the number of outstanding shares of Noble, effected without receipt of consideration therefor by Noble, through a stock dividend or any recapitalization or merger or otherwise in which Noble is the surviving corporation, resulting in a stock split-up, combination or exchange of shares of Noble, in which event appropriate adjustments will be made in the maximum number of shares subject to the Plan and the number of shares and option prices under then outstanding options.

     The Noble Board of Directors may at any time amend, suspend or terminate the Plan except that it may not, without the approval of stockholders, (i) increase the maximum number of shares subject thereto, or (ii) reduce the option price for shares covered by options granted under the Plan below the price currently specified therein.

     The Plan also provides that restricted stock may be awarded by the Committee to such eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for option grants. Restricted stock is Noble Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (the "Restricted Period"). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the Plan, the recipient of restricted stock would be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares.

     The Plan provides that the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of restricted stock awarded to an individual on such terms and conditions as the Committee may deem appropriate. If during the Restricted Period an individual's continuous employment terminates for any reason, any restricted stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to Noble; provided, however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Generally, an optionee will not recognize income for federal income tax purposes upon the grant or the exercise of an incentive option, and any gain on the subsequent disposition of the option stock is treated as a capital gain provided the option stock is held for the required holding period, which is two years from the date of grant of the option and one year from the transfer of the shares to the optionee. Noble will not be entitled to any federal income tax deduction upon the exercise of an incentive option.

     If an optionee uses already owned shares of Noble Common Stock to pay the exercise price for shares under an incentive option, the resulting tax consequences will depend upon whether such already owned shares of Noble Common Stock are "statutory option stock," and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period. If such stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive option. If such stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of such stock unless such stock is not substantially vested within the meaning of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock.


     No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option. Except as described below in the case of an "insider" subject to Section 16(b) of the Exchange Act who exercises an option less than six months from the date of grant, upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the option stock on the date of exercise over the option price of such stock. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who exercises a nonqualified option less than six months from the date the option was granted will recognize income on the date six months after the date of grant. An optionee subject to Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code. Executive officers, directors and more than 10 percent stockholders of Noble will generally be deemed to be "insiders" for purposes of Section 16(b) of the Exchange Act.

     Income recognized upon the exercise of nonqualified options will be considered compensation subject to withholding at the time such income is recognized, and therefore, Noble or an affiliate must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified options are designed to ensure that Noble will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     If an optionee uses already owned shares of Noble Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income.

     The exercise of an SAR will result in the recognition of ordinary income by the optionee on the date of exercise in an amount equal to the amount of cash and the fair market value on that date of any shares acquired pursuant to the exercise. Noble will be allowed a federal income tax deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     The recipient of restricted stock will recognize income for federal income tax purposes on restricted stock received by him at the first time the stock becomes freely transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, he will include in gross income the excess of the then fair market value of the restricted stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) over the amount, if any, paid for such stock. However, a recipient of restricted stock can elect to include the restricted stock in his gross income for the taxable year in which he first receives such stock by making an election under Section 83(b) of the Code. Noble will be entitled to a federal income tax deduction in the tax year in which the restricted stock becomes taxable to the recipient in an amount equal to the amount the recipient is required to include in income with respect to such shares.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE


     The affirmative vote of the holders of record of a majority of the outstanding shares of Noble Common Stock present in person or by proxy and entitled to vote thereon at the Noble Special Meeting is required to approve the Noble Plan Amendment. The Board of Directors of Noble unanimously recommends that Noble's stockholders vote FOR the approval of the Noble Plan Amendment. If the Noble Plan Amendment is approved by the Noble stockholders, it will be effected, regardless of whether the Merger Proposal is approved or the Noble Charter Amendment is adopted.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements give effect to the consummation of (i) the Merger only and (ii) both the Merger and the Triton Acquisition. The Merger is accounted for as a "pooling of interests" as if the Merger had been in effect for all periods presented while the Triton Acquisition is accounted for as a "purchase" transaction as if the Triton Acquisition had occurred on January 1, 1993. The following unaudited pro forma combined financial statements do not purport to be indicative of the results that would actually have been obtained if the combinations had been in effect as of the dates indicated or that may be obtained in the future. The statements are based upon the consolidated financial statements of Noble, Triton and Chiles that have been incorporated by reference into this Joint Proxy Statement/Prospectus and should be read in conjunction with those financial statements and the related notes.


     In developing the pro forma financial statements referred to above, the respective accounting policies and practices of Noble and Chiles were reviewed in order to determine the need for inclusion of conforming pooling adjustments. Certain differences exist between Noble and Chiles in the application of accounting policy for depreciation of fixed assets. The effects of these differences have been ascertained and, due to their immaterial impact on the financial statements of the combined companies, have not been accounted for as conforming adjustments in the financial statements as presented. Certain reclassifications, however, have been made to Chiles' historical amounts for consistency with the Noble presentation. The purchase adjustments for the Triton Acquisition are based on estimates and are subject to change based on further refinement.

                                NOBLE AND CHILES


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1994

                                 (IN THOUSANDS)


                                                                                         PRO
                                                                                        FORMA
                                                         NOBLE(A)        CHILES        COMBINED
                                                         --------       --------       --------
                         ASSETS
CURRENT ASSETS
  Cash and cash equivalents............................. $ 26,283       $ 41,535       $ 67,818
  Restricted cash.......................................    1,819                         1,819
  Investment in marketable securities...................   31,536          8,264         39,800
  Accounts receivable...................................   50,393         12,254         62,647
  Costs of uncompleted contracts in excess of
     billings...........................................    2,063                         2,063
  Other current assets..................................   38,270          2,927         41,197
                                                         --------       --------       --------
          Total current assets..........................  150,364         64,980        215,344
                                                         --------       --------       --------
INVESTMENTS.............................................                  30,531         30,531
                                                         --------       --------       --------
PROPERTY AND EQUIPMENT
  Drilling equipment and facilities.....................  632,455        153,309        785,764
  Other.................................................   17,314          1,994         19,308
                                                         --------       --------       --------
                                                          649,769        155,303        805,072
  Accumulated depreciation.............................. (275,676)       (40,705)      (316,381)
                                                         --------       --------       --------
                                                          374,093        114,598        488,691
                                                         --------       --------       --------
OTHER ASSETS............................................   14,788                        14,788
                                                         --------       --------       --------
                                                         $539,245       $210,109       $749,354
                                                         ========       ========       ========
LIABILITIES AND
                  SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt....................................... $  5,562       $              $  5,562
  Current installments of long-term debt................      546                           546
  Accounts payable......................................    9,508          8,886         18,394
  Interest payable......................................    2,815                         2,815
  Other current liabilities.............................   50,953          3,703         54,656
                                                         --------       --------       --------
          Total current liabilities.....................   69,384         12,589         81,973
LONG-TERM DEBT..........................................  126,871                       126,871
OTHER LIABILITIES.......................................    1,174            475          1,649
MINORITY INTEREST.......................................    1,809                         1,809
                                                         --------       --------       --------
                                                          199,238         13,064        212,302
                                                         --------       --------       --------
SHAREHOLDERS' EQUITY
  Preferred stock.......................................    2,990          4,025          7,015
  Common stock..........................................    4,870          2,859(B)       7,729
  Capital in excess of par value........................  339,530        249,655(B)     589,185
  Cumulative translation adjustment.....................   (2,308)                       (2,308)
  Retained earnings.....................................   (3,325)       (59,494)       (62,819)
  Treasury stock, at cost...............................   (1,750)                       (1,750)
                                                         --------       --------       --------
                                                          340,007        197,045        537,052
                                                         --------       --------       --------
                                                         $539,245       $210,109       $749,354
                                                         ========       ========       ========


- ---------------


(A) Includes Triton at June 30, 1994.



(B) Reflects the change in par value for the conversion pursuant to the Merger of Chiles Common Stock into Noble Common Stock.

                            NOBLE, CHILES AND TRITON

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       FOR SIX MONTHS ENDED JUNE 30, 1994

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                            TRITON           PRO
                                                                           PURCHASE         FORMA
                                        NOBLE      CHILES      TRITON(A)  ADJUSTMENTS      COMBINED
                                       --------    -------     -------    -----------      --------
OPERATING REVENUES
  Contract drilling services........   $111,847    $35,675     $          $                $147,522
  Turnkey drilling services.........     15,229                 22,458                       37,687
  Engineering and consulting
     services.......................      1,356                  1,536                        2,892
  Other revenue.....................      2,409                  2,194        (53)(B)         4,550
                                       --------    -------     -------    -------          --------
                                        130,841     35,675      26,188        (53)          192,651
                                       --------    -------     -------    -------          --------
OPERATING COSTS AND EXPENSES
  Contract drilling operations......     72,979     23,334                                   96,313
  Turnkey drilling operations.......     12,486                 18,989                       31,475
  Engineering and consulting
     operations.....................        966                    756                        1,722
  Other expense.....................      1,645                  1,376         (2)(B)         3,019
  Depreciation and amortization.....     14,661      4,647         236          9(C)         19,553
  Selling, general and
     administrative.................     15,712      4,176       4,476     (1,070)(D)        23,294
  Minority interest.................        239                    493                          732
                                       --------    -------     -------    -------          --------
                                        118,688     32,157      26,326     (1,063)          176,108
                                       --------    -------     -------    -------          --------
OPERATING INCOME (LOSS).............     12,153      3,518        (138)     1,010            16,543
OTHER INCOME (EXPENSE)
  Interest expense..................     (6,114)                                             (6,114)
  Interest income...................      1,246      1,287         123                        2,656
  Gain on sale of drilling
     equipment......................                 7,968                                    7,968
  Other, net........................      3,726                 (2,361)     2,271(B)(E)       3,636
                                       --------    -------     -------    -------          --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES....     11,011     12,773      (2,376)     3,281            24,689
INCOME TAX PROVISION................     (2,575)      (690)       (115)      (696)(F)        (4,076)
                                       --------    -------     -------    -------          --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS........................      8,436     12,083      (2,491)     2,585            20,613
PREFERRED DIVIDENDS.................     (3,364)    (3,019)                                  (6,383)
                                       --------    -------     -------    -------          --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS APPLICABLE TO COMMON
  SHARES............................   $  5,072    $ 9,064     $(2,491)   $ 2,585          $ 14,230
                                       ========    =======     =======    =======          ========
INCOME (LOSS) FROM CONTINUING
  OPERATIONS PER COMMON SHARE.......   $   0.10    $  0.32(G)                              $   0.18
                                       ========    =======                                 ========
PRO-FORMA WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING................     48,538     28,584(G)                 594            77,716


- ---------------


(A) Represents the historical operating results of Triton for the three month period ended March 31, 1994.



(B) To reclassify the operating results of Triton's oil and gas activities, as these activities are not an ongoing business line of Noble.



(C) To record amortization of $9,000 for goodwill associated with the Triton Acquisition.



(D) To eliminate a nonrecurring stock options buyout effected by Triton in March 1994 in connection with the Triton Acquisition.



(E) To eliminate the write-off of $2,220,000 of notes receivable from a partnership that was not part of the Triton Acquisition.



(F) To record the incremental tax effect of the Triton Acquisition adjustments.



(G) Reflects the conversion pursuant to the Merger of each share of Chiles Common Stock into 0.75 of a share of Noble Common Stock.

                            NOBLE, CHILES AND TRITON

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1993
                                 (IN THOUSANDS)


                                                                                  TRITON
                                                                                 PURCHASE          PRO FORMA
                                             NOBLE       CHILES       TRITON    ADJUSTMENTS        COMBINED
                                           ---------    --------      -------   -----------        ---------
                 ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............   $   4,896    $ 64,281      $15,030   $ (4,085)(A)       $  80,122
  Restricted cash.......................       1,793                                                   1,793
  Investment in marketable securities...      37,387       2,064                                      39,451
  Accounts receivable...................      40,293      15,401       47,207                        102,901
  Costs of uncompleted contracts in
     excess of billings.................                                1,109                          1,109
  Other current assets..................      32,329       3,288        4,241                         39,858
                                           ---------    --------      -------   --------           ---------
          Total current assets..........     116,698      85,034       67,587     (4,085)            265,234
                                           ---------    --------      -------   --------           ---------
PROPERTY AND EQUIPMENT
  Drilling equipment and facilities.....     618,021     147,786        4,738     (3,237)(B)         767,308
  Other.................................      13,836       1,965        3,133     (2,380)(B)          16,554
                                           ---------    --------      -------   --------           ---------
                                             631,857     149,751        7,871     (5,617)            783,862
  Accumulated depreciation..............    (261,630)    (37,949)      (5,352)     5,352(B)         (299,579)
                                           ---------    --------      -------   --------           ---------
                                             370,227     111,802        2,519       (265)            484,283
                                           ---------    --------      -------   --------           ---------
OTHER ASSETS............................      12,792                    2,065     (1,638)(C)          13,219
                                           ---------    --------      -------   --------           ---------
                                           $ 499,717    $196,836      $72,171   $ (5,988)          $ 762,736
                                           =========    ========      =======   ========           =========
            LIABILITIES AND
          SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt.......................   $            $             $ 1,807   $  4,000(A)        $   5,807
  Current installments of long-term
     debt...............................         546                                                     546
  Accounts payable......................       9,110       4,549       33,309                         46,968
  Interest payable......................       3,548                                                   3,548
  Other current liabilities.............      29,085       4,359       14,999                         48,443
                                           ---------    --------      -------   --------           ---------
          Total current liabilities.....      42,289       8,908       50,115      4,000             105,312
LONG-TERM DEBT..........................     127,144                                                 127,144
OTHER LIABILITIES.......................       1,175         111                                       1,286
MINORITY INTEREST.......................         156                    6,899                          7,055
                                           ---------    --------      -------   --------           ---------
                                             170,764       9,019       57,014      4,000             240,797
                                           ---------    --------      -------   --------           ---------
SHAREHOLDERS' EQUITY
  Preferred stock.......................       2,990       4,025                                       7,015
  Common stock..........................       4,780       2,857(E)        12         63(A)(D)         7,712
  Capital in excess of par value........     333,617     249,493(E)                5,094(A)          588,204
  Cumulative translation adjustment.....      (2,286)                                                 (2,286)
  Retained earnings.....................      (8,398)    (68,558)      19,451    (19,451)(D)         (76,956)
  Treasury stock, at cost...............      (1,750)                  (4,306)     4,306(D)           (1,750)
                                           ---------    --------      -------   --------           ---------
                                             328,953     187,817       15,157     (9,988)            521,939
                                           ---------    --------      -------   --------           ---------
                                           $ 499,717    $196,836      $72,171   $ (5,988)          $ 762,736
                                           =========    ========      =======   ========           =========


- ---------------

(A) To record the purchase by Noble of all the outstanding shares of common stock of Triton.

(B) To record the effect of Noble accounting for the fixed assets of Triton at fair market value.


(C) To record goodwill of $336,000, which represents the excess of the purchase price paid in the Triton Acquisition over net assets acquired in the Triton Acquisition and to eliminate other assets of $1,974,000 that were not included in the Triton Acquisition which assets primarily consist of an investment of $1,293,000 in a partnership, a $198,000 receivable from a stockholder and $574,000 of deferred income taxes.


(D) To eliminate Triton's equity pursuant to the Triton Agreement.


(E) Reflects the change in par value for the conversion pursuant to the Merger of Chiles Common Stock into Noble Common Stock.

                            NOBLE, CHILES AND TRITON

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                PURCHASE ADJUSTMENTS           PRO
                                                                              ------------------------        FORMA
                                             NOBLE     CHILES       TRITON    TRITON           WESTERN(A)    COMBINED
                                            --------   -------     --------   ------           -------       --------
OPERATING REVENUES
  Contract drilling services.............   $188,206   $69,589     $          $                $40,281       $298,076
  Turnkey drilling services..............                           110,003                                   110,003
  Engineering and consulting services....      2,292                  7,812                                    10,104
  Other revenue..........................      4,444                  6,019     (362)(B)                       10,101
                                            --------   -------     --------   ------           -------       --------
                                             194,942    69,589      123,834     (362)           40,281        428,284
                                            --------   -------     --------   ------           -------       --------
OPERATING COSTS AND EXPENSES
  Contract drilling operations...........    123,817    50,048                                  28,000        201,865
  Turnkey drilling operations............                            89,456                                    89,456
  Engineering and consulting
     operations..........................      2,083                  3,518                                     5,601
  Other expense..........................      2,736                  9,195      (59)(B)                       11,872
  Depreciation and amortization..........     20,472     8,414        1,170       34(C)          7,709         37,799
  Selling, general and administrative....     22,405     5,879       12,163                      1,168         41,615
  Minority interest......................       (232)                 4,767                                     4,535
                                            --------   -------     --------   ------           -------       --------
                                             171,281    64,341      120,269      (25)           36,877        392,743
                                            --------   -------     --------   ------           -------       --------
OPERATING INCOME (LOSS)..................     23,661     5,248        3,565     (337)            3,404         35,541
OTHER INCOME (EXPENSE)
  Interest expense.......................     (5,406)   (2,632)        (336)                    (7,604)(D)    (15,978)
  Interest income........................      1,628       869          293                                     2,790
  Other, net.............................      1,737      (690)         206      397(B)(E)                      1,650
                                            --------   -------     --------   ------           -------       --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES....................     21,620     2,795        3,728       60            (4,200)        24,003
INCOME TAX PROVISION.....................     (2,474)     (859)      (2,222)      (7)(F)        (1,249)        (6,811)
                                            --------   -------     --------   ------           -------       --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  APPLICABLE TO COMMON SHARES............     19,146     1,936        1,506       53            (5,449)        17,192
PREFERRED DIVIDENDS......................     (6,728)   (1,208)                                                (7,936)
                                            --------   -------     --------   ------           -------       --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.............................   $ 12,418   $   728     $  1,506   $   53           $(5,449)      $  9,256
                                            ========   =======     ========   ======           =======       ========
INCOME (LOSS) FROM CONTINUING OPERATIONS
  PER COMMON SHARE.......................   $   0.32   $  0.03(G)                                            $   0.12
                                            ========   =======                                               ========
PRO FORMA WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING............................     38,366    28,557(G)                752             9,235(H)      76,910


- ---------------


(A) Adjustments to include the effects of the Western Acquisition as if it occurred on January 1, 1993.



(B) To reclassify the operating results of Triton's oil and gas activities, as these activities are not an ongoing business line of Noble.



(C) To record amortization of $34,000 for goodwill associated with the Triton Acquisition.



(D) Includes additional interest expense related to the Noble Senior Notes issued to finance a portion of the Western Acquisition.



(E) To eliminate the net loss of $94,000 from an unconsolidated partnership that was not part of the Triton Acquisition.



(F) To record the incremental tax effect of the Triton Acquisition adjustments.



(G) Reflects the conversion pursuant to the Merger of each share of Chiles Common Stock into 0.75 of a share of Noble Common Stock.



(H) To record incremental weighted average shares outstanding related to the 1993 Noble Common Stock offering used to finance the remaining portion of the Western Acquisition.

                                NOBLE AND CHILES

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                     DECEMBER
                                                                     JUNE 30,           31,
                                                                       1994            1993
                                                                     ---------       ---------
                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................................   $  67,818       $  69,177
  Restricted cash.................................................       1,819           1,793
  Investment in marketable securities.............................      39,800          39,451
  Accounts receivable.............................................      62,647          55,694
  Costs of uncompleted contracts in excess of billings............       2,063
  Other current assets............................................      41,197          35,617
                                                                     ---------       ---------
          Total current assets....................................     215,344         201,732
                                                                     ---------       ---------
INVESTMENTS.......................................................      30,531
                                                                     ---------       ---------
PROPERTY AND EQUIPMENT
  Drilling equipment and facilities...............................     785,764         765,807
  Other...........................................................      19,308          15,801
                                                                     ---------       ---------
                                                                       805,072         781,608
  Accumulated depreciation........................................    (316,381)       (299,579)
                                                                     ---------       ---------
                                                                       488,691         482,029
                                                                     ---------       ---------
OTHER ASSETS......................................................      14,788          12,792
                                                                     ---------       ---------
                                                                     $ 749,354       $ 696,553
                                                                     =========       =========
               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Short-term debt.................................................   $   5,562       $
  Current installments of long-term debt..........................         546             546
  Accounts payable................................................      18,394          13,659
  Interest payable................................................       2,815           3,548
  Other current liabilities.......................................      54,656          33,444
                                                                     ---------       ---------
          Total current liabilities...............................      81,973          51,197
LONG-TERM DEBT....................................................     126,871         127,144
OTHER LIABILITIES.................................................       1,649           1,286
MINORITY INTEREST.................................................       1,809             156
                                                                     ---------       ---------
                                                                       212,302         179,783
                                                                     ---------       ---------
SHAREHOLDERS' EQUITY
  Preferred stock.................................................       7,015           7,015
  Common stock(A).................................................       7,729           7,637
  Capital in excess of par value(A)...............................     589,185         583,110
  Cumulative translation adjustment...............................      (2,308)         (2,286)
  Retained earnings...............................................     (62,819)        (76,956)
  Treasury stock, at cost.........................................      (1,750)         (1,750)
                                                                     ---------       ---------
                                                                       537,052         516,770
                                                                     ---------       ---------
                                                                     $ 749,354       $ 696,553
                                                                     =========       =========


- ---------------


(A) Reflects the change in par value for the conversion pursuant to the Merger of Chiles Common Stock into Noble Common Stock.

                                NOBLE AND CHILES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                             SIX MONTHS ENDED
                                                 JUNE 30,              YEAR ENDED DECEMBER 31,
                                           --------------------    --------------------------------
                                             1994        1993        1993        1992        1991
                                           --------    --------    --------    --------    --------
OPERATING REVENUES
  Contract drilling services............   $147,522    $115,600    $257,795    $175,610    $217,065
  Turnkey drilling services.............     15,229
  Engineering and consulting services...      1,356       1,484       2,292       3,263       8,286
  Other revenue.........................      2,409       2,706       4,444       5,293       4,800
                                           --------    --------    --------    --------    --------
                                            166,516     119,790     264,531     184,166     230,151
                                           --------    --------    --------    --------    --------
OPERATING COSTS AND EXPENSES
  Contract drilling operations..........     96,313      83,117     173,865     128,364     169,322
  Turnkey drilling operations...........     12,486
  Engineering and consulting
     operations.........................        966       1,425       2,083       3,559       7,732
  Other expense.........................      1,645       1,353       2,736       3,329       2,436
  Depreciation and amortization.........     19,308      12,949      28,886      27,248      30,052
  Selling, general and administrative...     19,888      13,312      28,284      30,716      32,684
  Minority interest.....................        239         (81)       (232)         89          78
  Restructuring charges and rig
     write downs........................                                         21,120      11,134
                                           --------    --------    --------    --------    --------
                                            150,845     112,075     235,622     214,425     253,438
                                           --------    --------    --------    --------    --------
OPERATING INCOME (LOSS).................     15,671       7,715      28,909     (30,259)    (23,287)
OTHER INCOME (EXPENSE)
  Interest expense......................     (6,114)     (3,525)     (8,038)    (13,274)    (20,411)
  Interest income.......................      2,533       1,010       2,497       3,276       2,155
  Gain on sale of drilling equipment....      7,968
  Other, net............................      3,726        (672)      1,047       3,675       4,786
                                           --------    --------    --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES...................     23,784       4,528      24,415     (36,582)    (36,757)
INCOME TAX PROVISION....................     (3,265)     (1,974)     (3,333)     (3,396)     (2,417)
                                           --------    --------    --------    --------    --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS............................     20,519       2,554      21,082     (39,978)    (39,174)
PREFERRED DIVIDENDS.....................     (6,383)     (3,364)     (7,936)     (6,728)       (721)
                                           --------    --------    --------    --------    --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  APPLICABLE TO COMMON SHARES...........   $ 14,136    $   (810)   $ 13,146    $(46,706)   $(39,895)
                                           ========    ========    ========    ========    ========
INCOME (LOSS) FROM CONTINUING OPERATIONS
  PER COMMON SHARE(A)...................   $   0.18    $  (0.01)   $   0.20    $  (0.98)   $  (0.88)
                                           ========    ========    ========    ========    ========
PRO FORMA WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING(A)........................     77,122      63,448      66,923      47,762      45,554


- ---------------


(A) Reflects the conversion pursuant to the Merger of each share of Chiles Common Stock into 0.75 of a share of Noble Common Stock.

                       DESCRIPTION OF NOBLE CAPITAL STOCK


     Noble has 90,000,000 authorized shares of stock, consisting of (i) 75,000,000 shares of Noble Common Stock and (ii) 15,000,000 shares of preferred stock having a par value of $1.00 per share. As of August 9, 1994, there were 48,606,871 shares of Noble Common Stock outstanding. There is one series of preferred stock designated, of which there are 2,990,000 shares of $2.25 Noble Preferred Stock outstanding. In addition, as of August 9, 1994, Noble had reserved for issuance (i) 2,916,964 shares of Noble Common Stock under Noble's employee stock option plans, (ii) 325,000 shares of Noble Common Stock under Noble's non-employee director stock option plan, (iii) 160,000 shares of Noble Common Stock under certain non-employee director stock option agreements and
(iv) 16,204,185 shares of Noble Common Stock on conversion of the outstanding $2.25 Noble Preferred Stock. In addition, an indeterminate number of shares of Noble Common Stock (of up to at least 254,551 shares) have been reserved for issuance in connection with certain contingent obligations under the Triton Agreement.


     If the Noble Charter Amendment is adopted by the stockholders of Noble at the Noble Special Meeting, upon the filing of the amendment with the Delaware Secretary of State, Noble will have 215,000,000 authorized shares of stock, consisting of (i) 200,000,000 shares of Noble Common Stock and (ii) 15,000,000 shares of preferred stock. If the Merger Proposal is also approved at the Noble Special Meeting and the Merger is consummated, up to 4,025,000 shares of preferred stock of Noble will be designated and issued pursuant to the Merger as $1.50 Noble Preferred Stock. See "The Merger" and "Proposal to Adopt Noble Charter Amendment."

     The following summary description of the capital stock of Noble is qualified in its entirety by reference to the Restated Certificate of Incorporation of Noble, as amended (including the Certificate of Designations governing the $2.25 Noble Preferred Stock, the "Noble Certificate of Incorporation"), and the form of Certificate of Designations which will govern the $1.50 Noble Preferred Stock, copies of which have been filed or incorporated by reference as exhibits to the Registration Statement.

NOBLE COMMON STOCK

     Holders of Noble Common Stock are entitled to one vote per share on each matter to be voted upon by the stockholders of Noble. Dividends may be paid to the holders of Noble Common Stock when, as and if declared by the Noble Board of Directors out of funds legally available for such purpose, subject to any preferential cumulative dividend rights of any preferred stock of Noble, including the $2.25 Noble Preferred Stock and, if the Merger is consummated, the $1.50 Noble Preferred Stock, outstanding at the time. Holders of Noble Common Stock have no conversion, redemption, cumulative voting or preemptive rights. In the event of any liquidation, dissolution or winding up of Noble, after payment or provision for payment of the debts and other liabilities of Noble and the preferential amounts to which the holders of the $2.25 Noble Preferred Stock and, if the Merger is consummated, the $1.50 Noble Preferred Stock, or any other series or class of Noble's stock hereafter issued that ranks senior as to liquidation rights to the Noble Common Stock are entitled, the holders of Noble Common Stock will be entitled to share ratably in any remaining assets of Noble.

     All outstanding shares of Noble Common Stock are, and the shares of Noble Common Stock to be issued pursuant to the Merger Agreement and upon conversion of the $1.50 Noble Preferred Stock will be, when issued, duly and validly issued, fully paid and nonassessable.

     The Noble Common Stock is quoted in the NASDAQ National Market System under the symbol "NDCO."

     The transfer agent and registrar for the Noble Common Stock is Liberty Bank and Trust Company of Oklahoma City, N.A.

$2.25 NOBLE PREFERRED STOCK

     The Board of Directors of Noble is authorized by the Noble Certificate of Incorporation to issue preferred stock in one or more series and to fix for each such series such designation, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions thereof, as are stated and adopted by resolution of the Board without further stockholder approval. No shares of preferred stock other than the $2.25 Noble Preferred Stock are currently issued or outstanding.


     Dividends. Holders of shares of the $2.25 Noble Preferred Stock are entitled to receive, when, as and if declared by the Noble Board of Directors out of funds at the time legally available therefor, cash dividends at an annual rate of $2.25 per share, and no more, payable quarterly. The $2.25 Noble Preferred Stock has priority as to dividends over the Noble Common Stock, and no dividend (other than dividends payable solely in Noble Common Stock) may be declared, paid or set apart for payment on Noble Common Stock unless all accrued and unpaid dividends on the $2.25 Noble Preferred Stock have been paid or declared and set apart for payment. The $2.25 Noble Preferred Stock will rank on a parity with the $1.50 Noble Preferred Stock and no dividend on the $2.25 Noble Preferred Stock may be declared, paid or set apart for payment unless full cumulative dividends on the $1.50 Noble Preferred Stock have been or are contemporaneously paid or declared and set apart for payment. See
"-- Restrictions on Dividends."


     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Noble, holders of shares of the $2.25 Noble Preferred Stock are entitled to receive the liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Noble Common Stock. After payment in full of the liquidation preference of the shares of $2.25 Noble Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by Noble. The $2.25 Noble Preferred Stock will rank on a parity with the $1.50 Noble Preferred Stock and no payment on account of any liquidation, dissolution or winding up of Noble may be made to the holders of the $2.25 Noble Preferred Stock unless a proportionate amount is paid at the same time to the holders of the $1.50 Noble Preferred Stock.

     Voting Rights. The holders of the $2.25 Noble Preferred Stock have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of the $2.25 Noble Preferred Stock is entitled to one vote.

     Whenever dividends on the $2.25 Noble Preferred Stock or the $1.50 Noble Preferred Stock have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the number of directors of Noble will be increased by two, and the holders of the $2.25 Noble Preferred Stock, voting separately as a class together with the holders of the $1.50 Noble Preferred Stock, will be entitled to elect such two additional directors to the Board of Directors at any meeting of stockholders of Noble at which directors are to be elected held during the period such dividends remain in arrears. Such voting right will terminate when all such dividends accrued and in default have been paid in full or set apart for payment. The term of office of all directors so elected will terminate immediately upon such payment or setting apart for payment.


     In addition, so long as any of the $2.25 Noble Preferred Stock is outstanding, Noble shall not, without the affirmative vote or consent of the holders of at least 66 2/3 percent of all outstanding shares of the $2.25 Noble Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Noble Certificate of Incorporation or the Bylaws of Noble so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the $2.25 Noble Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the $2.25 Noble Preferred Stock as to dividends or upon liquidation, dissolution or winding up of Noble or (iii) effect any reclassification of the $2.25 Noble Preferred Stock.

     Redemption at Option of Noble. The $2.25 Noble Preferred Stock may not be redeemed prior to December 31, 1994. The $2.25 Noble Preferred Stock otherwise is redeemable for cash, in whole or in part, at any time at the option of Noble, if redeemed during the 12-month period beginning December 31 of the year specified below, at the following redemption prices:

YEAR                      PRICE PER SHARE
- ----                      ---------------
1994....................      $26.575
1995....................       26.350
1996....................       26.125
1997....................       25.900

YEAR                      PRICE PER SHARE
- ----                      ---------------
1998....................      $25.675
1999....................       25.450
2000....................       25.225

and thereafter at $25.00 per share, plus in each case accrued and unpaid dividends to the redemption date.

     There is no mandatory redemption or sinking fund obligation with respect to the $2.25 Noble Preferred Stock. In the event that Noble has failed to pay accrued and unpaid dividends on the $2.25 Noble Preferred Stock, it may not redeem any of the then outstanding shares of the $2.25 Noble Preferred Stock until all such accrued and unpaid dividends and (except with respect to shares to be redeemed) the then current quarterly dividend have been paid in full.

     Conversion Rights. The holder of any shares of the $2.25 Noble Preferred Stock has the right, at the holder's option, to convert any or all such shares into Noble Common Stock at any time at a rate (subject to adjustment in the case of certain dilutive events) of 5.41946 shares of Noble Common Stock for each share of $2.25 Noble Preferred Stock (equivalent to a conversion price of $4.613 per share of Noble Common Stock).

     Special Conversion Rights. Upon the occurrence of certain types of significant corporate or ownership transactions, the holder of any shares of the $2.25 Noble Preferred Stock will have a special conversion right designed to provide limited loss protection, subject to the right of Noble to pay cash in lieu of conversion securities. Such protection is accomplished by effectively reducing the conversion price upon any such occurrence, but only to the extent such reduction does not result in a conversion price that is less than $2.5834 per share of Noble Common Stock (subject to adjustment in the case of certain dilutive events).

     Exchange Provisions. The $2.25 Noble Preferred Stock may be exchanged at the option of Noble, in whole but not in part, on any dividend payment date commencing December 31, 1993, for convertible debentures of Noble at a rate of $25.00 principal amount of debentures for each share of $2.25 Noble Preferred Stock, provided that all accrued and unpaid dividends to the date of exchange have been paid and certain other conditions have been met. The debentures would be unsecured, subordinated obligations of Noble, would be limited in aggregate principal amount to the aggregate liquidation preference of the $2.25 Noble Preferred Stock for which the debentures are exchanged, and would mature on December 31, 2016. Noble would pay interest on the debentures semiannually following the issue thereof at the rate of nine percent per annum. The holder of any debenture would have the right, at the holder's option, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $25.00) into shares of Noble Common Stock at any time prior to maturity.

     The $2.25 Noble Preferred Stock is quoted in the NASDAQ National Market System under the symbol "NDCOP." The transfer agent, conversion agent and registrar for the $2.25 Noble Preferred Stock is Liberty Bank and Trust Company of Oklahoma City, N.A.

$1.50 NOBLE PREFERRED STOCK

     Upon consummation of the Merger, Noble will issue a new series of preferred stock consisting of up to 4,025,000 shares and designated as the $1.50 Convertible Preferred Stock (referred to in this Joint Proxy Statement/Prospectus as the "$1.50 Noble Preferred Stock"). The rights, privileges, preferences and voting power of the $1.50 Noble Preferred Stock will be substantially equivalent to those of the Chiles Preferred Stock. All shares of $1.50 Noble Preferred Stock to be issued pursuant to the Merger Agreement will be, when issued, duly and validly issued, fully paid and nonassessable.

     The holders of the $1.50 Noble Preferred Stock will have no preemptive rights with respect to any shares of capital stock of Noble or any other securities of Noble convertible into or carrying rights or options to purchase any such shares. The $1.50 Noble Preferred Stock will not be subject to any sinking fund or other obligation of Noble to redeem or retire the $1.50 Noble Preferred Stock. It is a condition to the consummation of the Merger that the $1.50 Noble Preferred Stock be listed on the NASDAQ National Market System. The transfer agent, conversion agent and registrar for the $1.50 Noble Preferred Stock will be Liberty Bank and Trust Company of Oklahoma City, N.A.


     Ranking. The $1.50 Noble Preferred Stock will rank senior to the Noble Common Stock, and on a parity with the $2.25 Noble Preferred Stock, with respect to the payment of dividends and upon liquidation, dissolution or winding up of Noble.


     Dividends. Holders of the $1.50 Noble Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of Noble, out of the funds of Noble legally available therefor, annual cash dividends at the rate of $1.50 per share, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1994, or if such day is not a business day, the next succeeding business day. Dividends on the $1.50 Noble Preferred Stock will be cumulative from July 1, 1994 (assuming an Effective Time on or prior to September 20, 1994), and will be payable to holders of record as they appear on the stock books of Noble on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Noble Board of Directors, provided that holders of shares of $1.50 Noble Preferred Stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares in accordance with the Certificate of Designations). Dividends payable per share of $1.50 Noble Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for any period shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Holders of the $1.50 Noble Preferred Stock will not be entitled to any dividends, whether payable in cash, property or securities, in excess of the full cumulative dividends, as described above. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends.



     Assuming an Effective Time on or prior to September 20, 1994, the initial quarterly cash dividend on shares of $1.50 Noble Preferred Stock issued upon consummation of the Merger will be payable on September 30, 1994 to holders of record of such shares at the Effective Time in respect of the full quarterly dividend period commencing on July 1, 1994 and ending on and including September 30, 1994. In such event, no dividend would be payable by Chiles on Chiles Preferred Stock in respect of such dividend period.



     If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the $1.50 Noble Preferred Stock and upon any other capital stock ranking on a parity as to dividends with the $1.50 Noble Preferred Stock (including the $2.25 Noble Preferred Stock), all dividends declared upon shares of $1.50 Noble Preferred Stock and such other parity stock will be declared and paid pro rata so that in all cases the amount of dividends declared per share on the $1.50 Noble Preferred Stock and such other parity stock will bear to each other the same ratio that accrued and unpaid dividends per share on the shares of $1.50 Noble Preferred Stock and such other parity stock bear to each other. Except as set forth above, unless full cumulative dividends on all outstanding shares of the $1.50 Noble Preferred Stock have been paid or declared and sums set aside for the payment thereof, dividends (other than dividends paid in Noble Common Stock or other stock ranking junior to the $1.50 Noble Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may not be declared or paid or set apart for payment, and other distributions may not be made upon the Noble Common Stock or on any other stock of Noble ranking junior to the $1.50 Noble Preferred Stock as to dividends, or upon liquidation, dissolution or winding up, nor may any Noble Common Stock or any other stock of Noble ranking junior to or on a parity with the $1.50 Noble Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration by Noble (except by conversion into or exchange for stock of Noble ranking junior to the $1.50 Noble Preferred Stock as to dividends and upon liquidation, dissolution or winding
up).

     Under Delaware law, Noble may declare and pay dividends on its capital stock only out of surplus, as defined in the DGCL or, in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus under the DGCL is generally defined to mean the excess, at any given time, of the net assets of a corporation over the amount of the corporation's capital. No dividends or distributions may be declared, paid or made if Noble is or would be rendered insolvent by virtue of such dividend or distribution, or if such declaration, payment or distribution would contravene the Certificate of Incorporation. See "-- Restrictions on Dividends."

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of Noble, whether voluntary or involuntary, the holders of shares of $1.50 Noble Preferred Stock will be entitled to receive out of the assets of Noble available for distribution to stockholders the liquidation preference of $25.00 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid to the payment date before any payment or distribution of assets is made to holders of Noble Common Stock or of any other class of stock of Noble ranking junior to the $1.50 Noble Preferred Stock upon liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of Noble, the amounts payable with respect to the $1.50 Noble Preferred Stock and any other capital stock ranking as to any such distribution on a parity with the $1.50 Noble Preferred Stock are not paid in full, the holders of the $1.50 Noble Preferred Stock and of such other parity stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of $1.50 Noble Preferred Stock will not be entitled to any further participation in any distribution of assets by Noble. Neither a consolidation or merger of Noble with another corporation nor a sale, lease, exchange or transfer of all or part of Noble's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of Noble for these purposes.

     Conversion Rights. Shares of the $1.50 Noble Preferred Stock will be convertible at any time at the option of the holder thereof at an initial conversion rate of 2.4446 shares of Noble Common Stock for each share of $1.50 Noble Preferred Stock (equivalent to a conversion price of $10.23 per share of Noble Common Stock), subject to adjustment as described below, except that, if shares of $1.50 Noble Preferred Stock are called for redemption, the conversion right will terminate at the close of business on the date fixed for redemption. No fractional shares or securities representing fractional shares of Noble Common Stock will be issued upon conversion; any fractional shares resulting from conversion will be paid in cash based upon the last reported sales price of the Noble Common Stock at the close of business on the first trading day preceding the date of conversion.

     In case Noble shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, sale of all or substantially all of its assets or recapitalization of the Noble Common Stock), in each case as a result of which shares of Noble Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of $1.50 Noble Preferred Stock remaining outstanding shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of Noble Common Stock into which such share of $1.50 Noble Preferred Stock was convertible immediately prior to such transaction.

     The conversion price is subject to adjustment upon certain events, including: (i) the issuance of Noble Common Stock as a dividend or distribution with respect to the outstanding Noble Common Stock, subdivisions, splits or combinations of Noble Common Stock, or the issuance of any shares of capital stock by reclassification of the Noble Common Stock; (ii) the issuance to all holders of Noble Common Stock of rights or warrants to subscribe for or purchase Noble Common Stock, in each case at less than the then current market price per share of Noble Common Stock; and (iii) the payment of a dividend or making of a distribution to holders of Noble Common Stock of shares of capital stock of Noble or its subsidiaries (other than Noble Common Stock) or of evidences of its indebtedness, or of assets, including securities, but excluding those rights, warrants, dividends and distributions referred to above, dividends and distributions in connection with the liquidation, dissolution or winding up of Noble and regular periodic cash dividends payable out of surplus.

     No adjustment in the conversion price will be required to be made in any case until cumulative adjustments amount to one percent or more of the conversion price as last adjusted, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Noble reserves the right, to the extent permitted by law, to make such reductions in the conversion price in addition to those required in the foregoing provisions as it, in its sole discretion, shall determine to be advisable in order that certain stock-related distributions hereafter made by Noble to its stockholders shall not be taxable to such stockholders.

     Holders of shares of $1.50 Noble Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a redemption date falling between such dividend payment record date and the dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holders convert such shares in accordance with the Certificate of Designations) notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of $1.50 Noble Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares of $1.50 Noble Preferred Stock called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of $1.50 Noble Preferred Stock presented for conversion on such dividend payment date. A holder of shares of $1.50 Noble Preferred Stock on a dividend payment record date who (or whose transferee) surrenders any such shares for conversion into shares of Noble Common Stock on the corresponding dividend payment date will receive the dividend payable by Noble on such shares of $1.50 Noble Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of $1.50 Noble Preferred Stock for conversion on the dividend payment date. Except as provided above, Noble shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of $1.50 Noble Preferred Stock or for dividends on the shares of Noble Common Stock issued upon such conversion.

     Noble will endeavor to comply with all federal and state securities laws regulating the offer and delivery of shares of Noble Common Stock upon conversion of the $1.50 Noble Preferred Stock and will endeavor to have approved for listing, in the NASDAQ National Market System or on any national securities exchange upon which the Noble Common Stock is listed, the shares of Noble Common Stock deliverable upon conversion of the $1.50 Noble Preferred Stock.

     Right of Redemption of Noble. Shares of the $1.50 Noble Preferred Stock will not be redeemable prior to December 31, 1996. The shares of $1.50 Noble Preferred Stock will be redeemable at the option of Noble, in whole or in part, at any time or from time to time, out of funds legally available therefor, on or after December 31, 1996, on not less than 30 nor more than 60 days' notice by first-class mail at the redemption prices per share of $1.50 Noble Preferred Stock set forth below during the 12-month periods beginning on December 31 of the years shown below, plus in each case an amount equal to accrued and unpaid dividends, if any, to (and including) the redemption date, whether or not earned or declared (the "Redemption Price").

YEAR                      PRICE PER SHARE
- ----                      ---------------
1996....................      $26.05
1997....................       25.90
1998....................       25.75
1999....................       25.60

YEAR                      PRICE PER SHARE
- ----                      ---------------
2000....................      $25.45
2001....................       25.30
2002....................       25.15
2003 and thereafter.....       25.00

     If fewer than all of the outstanding shares of $1.50 Noble Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Board of Directors of Noble in its sole discretion. There is no mandatory redemption or sinking fund obligation with respect to the $1.50 Noble Preferred Stock. In the event that Noble has failed to pay accrued and unpaid dividends on the $1.50 Noble Preferred Stock, it may not redeem less than all of the then outstanding shares of the $1.50 Noble Preferred Stock until all such accrued and unpaid dividends and the then current quarterly dividends have been paid in full. After the date fixed for redemption, unless Noble is in default in providing money for the payment of the Redemption Price, dividends shall cease to accrue on the $1.50 Noble Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of Noble shall cease, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

     Voting Rights. The holders of the $1.50 Noble Preferred Stock will have no voting rights, except as described below or as required by law. In exercising any such vote, each outstanding share of $1.50 Noble Preferred Stock will be entitled to one vote, excluding shares held by Noble or any entity controlled by Noble, which shares shall have no voting rights.

     Whenever dividends on the $1.50 Noble Preferred Stock have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the holders of the $1.50 Noble Preferred Stock (voting separately as a class with the holders of any stock ranking on a parity as to dividends with the $1.50 Noble Preferred Stock on which like voting rights have been conferred and are exercisable, including the $2.25 Noble Preferred Stock) will be entitled to elect two directors to the Board of Directors either by written consent or at any meeting of stockholders of Noble at which directors are to be elected held during the period such dividends remain in arrears. Such voting rights will terminate when all such dividends accrued and in default have been paid in full or declared and funds set apart for payment in full. The term of office of all directors so elected will terminate immediately upon such payment or setting apart for payment.

     In addition, without the affirmative vote or consent of the holders of at least 66 2/3 percent of shares of the $1.50 Noble Preferred Stock then outstanding, voting separately as a class, Noble may not (i) authorize, create, issue or increase the authorized number of shares of any class or classes or series of stock, or any security convertible into stock of such class or series, ranking prior to the $1.50 Noble Preferred Stock either as to dividends or upon liquidation, dissolution or winding up of Noble, (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Certificate of Incorporation (including the Certificate of Designation) of Noble so as to affect adversely any right, preference, privilege or voting power of the $1.50 Noble Preferred Stock or the holders thereof or (iii) authorize any reclassification of the $1.50 Noble Preferred Stock. Without the affirmative vote or consent of holders of at least 50 percent of the shares of $1.50 Noble Preferred Stock then outstanding, Noble may not increase the amount of authorized $1.50 Noble Preferred Stock or create additional classes of stock or issue series of capital stock ranking on a parity with the $1.50 Noble Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution and winding up of Noble. However, Noble may increase the amount of authorized preferred stock or create additional classes of stock or issue series of capital stock ranking junior to the $1.50 Noble Preferred Stock with respect to the payment of dividends and upon liquidation, dissolution and winding up of Noble without the consent of any holder of $1.50 Noble Preferred Stock.

     Special Conversion Rights. The $1.50 Noble Preferred Stock has a special conversion right that becomes effective upon the occurrence of certain types of significant transactions affecting ownership or control of Noble or the market for the Noble Common Stock. The purpose of the special conversion right is to provide (subject to certain exceptions) partial loss protection upon the occurrence of a Change of Control or a Fundamental Change (each as defined below) at a time when the Market Value (as defined below) of the Noble Common Stock issuable upon conversion by a holder at the prevailing conversion price is less than the amount to which the holder would be entitled upon redemption. In such situations, the special conversion right would, for a limited period, reduce the then prevailing conversion price to the higher of the Market Value of the Noble Common Stock or a minimum conversion price of $6.53 per share of Noble Common Stock, subject to certain adjustments (and increase the equivalent conversion ratio accordingly). Consequently, to the extent that the Market Value of the Noble Common Stock is less than the minimum conversion price, a holder will have a lesser degree of protection from loss upon exercise of a special conversion right.

     The special conversion right is intended to provide limited loss protection to investors in certain circumstances, while not giving holders a veto power over significant transactions affecting ownership or

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

control of Noble. Although the special conversion right may render more costly or otherwise inhibit certain proposed transactions, its purpose is not to inhibit or discourage takeovers or other business combinations.

     Each holder of the $1.50 Noble Preferred Stock will be entitled to a special conversion right if a Change of Control or Fundamental Change occurs. A Change of Control will occur if a person or group acquires more than 55 percent of the Noble Common Stock. A Fundamental Change is, generally, a sale of all or substantially all of Noble's assets or a transaction in which at least 55 percent of the Noble Common Stock is transferred for, or is converted into, any other asset. However, if the majority of the value of the consideration received in a transaction by holders of Noble Common Stock is Marketable Stock (as defined below) or if the holders of Noble Common Stock hold a majority of the Voting Stock (as defined below) of Noble's successor, the transaction will not be a Fundamental Change, and holders of the $1.50 Noble Preferred Stock will not have special conversion rights as the result of that transaction.

     A special conversion right will permit a holder of $1.50 Noble Preferred Stock, at the holder's option during the 30-day period described in the following paragraph, to convert all, but not less than all, the holder's $1.50 Noble Preferred Stock at a conversion price equal to the Special Conversion Price, as defined below. A holder exercising a special conversion right will receive Noble Common Stock if a Change of Control occurs and, if a Fundamental Change occurs, will receive the same consideration received for the number of shares of Noble Common Stock into which the holder's $1.50 Noble Preferred Stock would have been convertible at the Special Conversion Price. In either case, however, Noble or its successor may, at its option, elect to pay to the holder cash equal to the Market Value of the number of shares of Noble Common Stock into which the holder's $1.50 Noble Preferred Stock is convertible at the Special Conversion Price.

     Noble will mail to each registered holder of $1.50 Noble Preferred Stock a notice setting forth details of any special conversion right occasioned by a Change of Control or Fundamental Change within 30 days after the event occurs. A special conversion right may be exercised only within the 30-day period after the notice is mailed and will expire at the end of that period. Exercise of a special conversion right, to the extent permitted by law, is irrevocable, and all $1.50 Noble Preferred Stock surrendered for conversion will be converted at the end of the 30-day period mentioned in the preceding sentence. Noble, in taking any action in connection with any Change of Control, Fundamental Change or related special conversion right, will undertake to comply with all applicable federal securities regulations including, to the extent applicable, Rules 13e-4 and 14e-1 under the Exchange Act.

     The $1.50 Noble Preferred Stock that is not converted pursuant to a special conversion right will continue to be convertible pursuant to the general conversion rights described under the caption "Conversion Rights" above.

     The special conversion right is not intended to, and does not, protect holders of $1.50 Noble Preferred Stock in all circumstances that might affect ownership or control of Noble or the market for the Noble Common Stock or that might otherwise adversely affect the value of an investment in the $1.50 Noble Preferred Stock. The ability to control Noble may be obtained by a person even if that person does not, as is required to constitute a Change of Control, acquire 55 percent of Noble's voting stock. Noble and the market for the Noble Common Stock may be affected by various transactions that do not constitute a Fundamental Change. In particular, transactions involving the transfer or conversion of less than 55 percent of the Noble Common Stock may have a significant effect on Noble and the market for the Noble Common Stock, as could transactions in which holders of Noble Common Stock receive primarily Marketable Stock or continue to own a majority of the Voting Stock of the successor to Noble. In addition, if the special conversion right does arise as the result of a Fundamental Change, the special conversion right will allow a holder exercising a special conversion right to receive the same type of consideration received by the holders of Noble Common Stock and, thus, the degree of protection afforded by the special conversion right may be affected by the type of consideration received.

     As used herein, a "Change of Control" with respect to Noble shall be deemed to have occurred at the first time after the first issuance of any $1.50 Noble Preferred Stock that any person (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a group (within the meaning of Rule 13d-5 under the Exchange Act), together with any of its Affiliates or Associates (as defined below), files or becomes

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

obligated to file a report (or any amendment or supplement thereto) on Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing that such person has become the beneficial owner of either (i) more than 55 percent of the shares of Noble Common Stock then outstanding or (ii) securities representing more than 55 percent of the combined voting power of the Voting Stock (as defined below) then outstanding; provided that a Change of Control will not be deemed to have occurred with respect to any transaction that constitutes a Fundamental Change. An "Affiliate" of a specified person is a person that directly or indirectly controls, or is controlled by or is under common control with, the person specified. An "Associate" of a person means (a) any corporation or organization, other than Noble or any subsidiary of Noble, of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person or who is a director or officer of the person or any of its parents or subsidiaries. As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of Noble in accordance with Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Commission thereunder; provided that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3.

     As used herein, a "Fundamental Change" with respect to Noble means (i) the occurrence of any transaction or event in connection with which 55 percent or more of the outstanding Noble Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) or (ii) the conveyance, sale, lease, assignment, transfer or other disposal of all or substantially all of Noble's property, business or assets; provided, however, that a Fundamental Change will not be deemed to have occurred with respect to either of the following transactions or events: (a) any transaction or event in which more than 50 percent (by value as determined in good faith by the Board of Directors) of the consideration received by holders of Noble Common Stock consists of Marketable Stock (as defined below) or (b) any consolidation or merger of Noble in which the holders of Noble Common Stock immediately prior to such transaction own, directly or indirectly, (1) 50 percent or more of the common stock of the sole surviving corporation (or of the ultimate parent of such sole surviving corporation) outstanding at the time immediately after such consolidation or merger and (2) securities representing 50 percent or more of the combined voting power of the surviving corporation's Voting Stock (or of the Voting Stock of the ultimate parent of such surviving corporation) outstanding at such time. There is no established meaning of what constitutes a sale of "all or substantially all" of a company's property, business or assets. This uncertainty may make it difficult for a holder to determine whether or not a "Fundamental Change" has occurred, and thus, whether he is entitled to a special conversion right respecting the shares of $1.50 Noble Preferred Stock held by him.

     As used herein, "Voting Stock" means, with respect to any person, capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     As used herein, "Special Conversion Price" means (i) the higher of (a) the Market Value of the Noble Common Stock or (b) $6.53 per share (which amount will, each time the conversion price is adjusted, be adjusted so that the ratio of such amount to the conversion price, after giving effect to any such adjustment, shall always be the same as the ratio of $6.53 to the initial conversion price, without giving effect to any such adjustment) multiplied by
(ii) a ratio the numerator of which is $25.00 and the denominator of which is the Redemption Price (or, if prior to the date on which Noble may begin to redeem the $1.50 Noble Preferred Stock, the Redemption Price applicable commencing on such date).

     As used herein, "Market Value" of the Noble Common Stock or any other Marketable Stock is the average of the last reported sales prices of the Noble Common Stock or such other Marketable Stock, as the case may be, for the five trading days ending on the last trading day preceding the date of the Fundamental Change or Change of Control; provided, however, that if the Marketable Stock is not traded on any national securities exchange or similar quotation system as described in the definition of "Marketable Stock" during such period, then the Market Value of such Marketable Stock is the average of the last reported sales prices per share of such Marketable Stock during the first five trading days commencing with the first day after the date on which such Marketable Stock was first distributed to the general public and traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

     As used herein, the term "Marketable Stock" means Noble Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of Noble as a result of a Fundamental Change or of the ultimate parent of such successor, which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices in the United States.

FEDERAL INCOME TAX CONSIDERATIONS REGARDING $1.50 NOBLE PREFERRED STOCK

     The following is a summary of the material federal income tax consequences of acquiring, owning and disposing of the $1.50 Noble Preferred Stock and unless otherwise noted represents the opinion of Thompson & Knight, A Professional Corporation, counsel to Noble ("Counsel"). This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, corporations subject to the alternative minimum tax, S corporations, foreign entities, nonresidential alien individuals, broker-dealers and tax-exempt entities. Each stockholder or prospective stockholder should consult his or her own tax advisor with respect to his or her own particular circumstances.

     This summary is based on the Code, Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the IRS, all of which are subject to change, possibly with retroactive effect. Also, this summary assumes that the $1.50 Noble Preferred Stock to be issued in connection with the Merger will be held as a capital asset (generally, property held for investment) as defined in the Code.

     Dividends. Distributions with respect to $1.50 Noble Preferred Stock will constitute "dividends" for federal income tax purposes to the extent that Noble has current or accumulated earnings and profits for federal income tax purposes. Distributions paid to corporations that qualify as "dividends" for federal income tax purposes will generally be eligible for the 70 percent dividends received deduction under Section 243 of the Code, subject to the limitations discussed below. If a distribution with respect to $1.50 Noble Preferred Stock exceeds the holder's allocable share of Noble's current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital which will reduce the stockholder's tax basis in the $1.50 Noble Preferred Stock; any amount in excess of the holder's basis will be treated as capital gain. A reduction in tax basis could result in increased capital gain upon a sale or other disposition of the $1.50 Noble Preferred Stock.

     In general, the dividends received deduction will be available with respect to dividends on $1.50 Noble Preferred Stock held for at least 46 days, or at least 91 days in the case of a dividend attributable to a period or periods aggregating more than 366 days. A stockholder's holding period for these purposes will be reduced by periods during which the stockholder has an option to sell, is under a contractual obligation to sell, has made (but not closed) a short sale of, or is the grantor of an option to purchase, substantially identical stock or securities. A stockholder's holding period also will be reduced where the stockholder's risk of loss with respect to the $1.50 Noble Preferred Stock is considered diminished by reason of the stockholder's holding one or more other positions in substantially similar or related property, including (under proposed regulations) a short sale of Noble Common Stock if price changes of the Noble Common Stock are related to price changes on the $1.50 Noble Preferred Stock. The dividends received deduction also will not be available if the stockholder is under an obligation to make related payments with respect to positions in substantially similar or related property. The dividends received deduction generally will be limited to 70 percent of the

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

stockholder's taxable income. The dividends received deduction will be proportionately reduced to the extent the holder has indebtedness "directly attributable" to its investment in the $1.50 Noble Preferred Stock. Prospective corporate purchasers of $1.50 Noble Preferred Stock should consult their own tax advisors to determine whether these limitations might apply to them.

     Extraordinary Dividends. If a corporate holder receives an "extraordinary dividend" from Noble with respect to $1.50 Noble Preferred Stock which it has not held for more than two years before the dividend announcement date, the holder's basis in the $1.50 Noble Preferred Stock will be reduced (but not below zero) by the portion of the dividend which is deductible by reason of the dividends received deduction. If, because of the limitation on reducing basis below zero, any portion of an extraordinary dividend that is deductible by reason of the dividends received deduction has not been applied to reduce basis, such amount will be treated as gain from the sale or exchange of stock upon the sale or disposition of the $1.50 Noble Preferred Stock. An "extraordinary dividend" on the $1.50 Noble Preferred Stock would include a dividend that (i) equals or exceeds five percent of the holder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) exceeds 20 percent of the holder's adjusted tax basis (determined without regard to any reduction for the non-taxed portion of prior extraordinary dividends) in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. A holder may elect to use the fair market value of the stock as of the day before the ex-dividend date rather than its adjusted basis for purposes of applying the five percent or 20 percent limitation if the holder is able to establish such fair market value to the satisfaction of the IRS. An "extraordinary dividend" would also include any amount treated as a dividend in the case of a redemption of the $1.50 Noble Preferred Stock that is non-pro rata as to all stockholders, without regard to the period the holder held the stock.

     Special rules apply with respect to a "qualified preferred dividend," which would include any fixed dividend payable with respect to the $1.50 Noble Preferred Stock provided the $1.50 Noble Preferred Stock is not in arrears as to the dividends when acquired and the actual rate of return on the $1.50 Noble Preferred Stock does not exceed 15 percent calculated by reference to the lower of the stockholder's basis in the $1.50 Noble Preferred Stock or its liquidation preference. The extraordinary dividend rules will not apply to a qualified preferred dividend if the stockholder has held the $1.50 Noble Preferred Stock for more than five years. If the stockholder disposes of the $1.50 Noble Preferred Stock before it has been held for more than five years, the aggregate reduction in basis will not exceed the excess of the qualified preferred dividends paid during the period held by the stockholder over the qualified preferred dividends which would have been paid during such period on the basis of the stated rate of return calculated by reference to the lower of the stockholder's basis in the $1.50 Noble Preferred Stock or its liquidation preference.

     The length of time that a stockholder is deemed to have held $1.50 Noble Preferred Stock for purposes of the extraordinary dividend rules is determined under principles similar to those applicable for purposes of the dividends received deduction discussed above.

     Redemption Premium. All or a portion of any excess of the Redemption Price over the issue price of the $1.50 Noble Preferred Stock could be considered to constitute an unreasonable redemption premium taxable as a dividend to the extent of Noble's current or accumulated earnings and profits. Any such premium will not be considered to be unreasonable if it is in the nature of a penalty for a premature redemption and if such premium does not exceed the amount which Noble would be required to pay for such redemption right under market conditions existing at the time of issuance of the $1.50 Noble Preferred Stock. Noble believes that the redemption premium is reasonable under this standard, but there can be no assurance that the IRS or the courts will agree therewith, and Counsel renders no opinion with respect thereto. If, however, any portion of the redemption premium payable on the $1.50 Noble Preferred Stock were considered unreasonable under the foregoing rules, a holder of the $1.50 Noble Preferred Stock would take the amount of such premium into income over the period during which the stock cannot be called for redemption under the economic accrual method of Section 1272 of the Code. The Revenue Reconciliation Act of 1990 authorized the Treasury Department to promulgate new regulations regarding the federal income tax treatment of redemption premiums with respect to preferred stock. As of this date, certain proposed regulations have been issued. The primary focus of the proposed regulations is on the treatment of preferred stock callable at a premium at the option of the issuer. In general, such proposed regulations are to apply prospectively (only to stock issued on or after final regulations are issued) and, therefore, it is not anticipated that the proposed regulations will apply to the $1.50 Noble Preferred Stock. It is not known to what extent final regulations will incorporate or modify the proposed regulations or to what extent other new regulations will incorporate or modify the existing rules referred to above.

     Redemption for Cash. A redemption of shares of $1.50 Noble Preferred Stock by Noble for cash will be treated under Section 302 of the Code as a distribution taxable as a dividend to redeeming stockholders to the extent of Noble's current or accumulated earnings and profits unless the redemption (i) results in a "complete termination" of the stockholder's interest in Noble (within the meaning of Section 302(b)(3) of the Code), (ii) is "substantially disproportionate" (within the meaning of Section 302(b)(2) of the Code) with respect to the holder or (iii) is "not essentially equivalent to a dividend" (within the meaning of Section 302(b)(1) of the Code). In determining whether any of the Code Section 302(b) tests have been met, shares of Noble Common Stock and of any other class of stock of Noble will be taken into account along with shares of $1.50 Noble Preferred Stock. Moreover, shares considered to be owned by the holder by reason of the constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, will be taken into account. If any of the foregoing tests is met, then, except with respect to declared and unpaid dividends, if any, the redemption of shares of $1.50 Noble Preferred Stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the holder's tax basis in the redeemed shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the stockholder's holding period exceeds one year. Based on a published IRS ruling, the redemption of a stockholder's $1.50 Noble Preferred Stock for cash should be treated as "not essentially equivalent to a dividend" if, taking into account the constructive ownership rules, (a) the stockholder's relative stock interest in Noble is minimal, (b) the stockholder exercises no control over Noble's affairs and (c) there is a reduction in the holder's proportionate interest in Noble.

     If a redemption of $1.50 Noble Preferred Stock is treated as a dividend under the rules set forth in the preceding paragraphs, then the holder's tax basis in the redeemed $1.50 Noble Preferred Stock will be transferred to any remaining stock in Noble held by such holder. If the holder does not retain any stock ownership in Noble, then such holder may lose that basis completely.

     Also, if a redemption of the $1.50 Noble Preferred Stock is treated as a dividend, then under the "extraordinary dividend" provisions discussed above, a corporate holder that has not held the $1.50 Noble Preferred Stock for more than two years before the date of the announcement of the dividend (or regardless of its holding period in the case of a redemption that is not pro rata as to all stockholders) may be required to reduce its basis in its remaining shares of stock in Noble (and possibly recognize gain upon a disposition of such shares) to the extent the holder has received the benefit of the 70 percent dividends received deduction with respect to the dividend.

     Conversion into Noble Common Stock. No gain or loss generally will be recognized upon conversion of shares of $1.50 Noble Preferred Stock into shares of Noble Common Stock, except with respect to any cash paid in lieu of fractional shares of Noble Common Stock. The tax basis of the Noble Common Stock received upon conversion will be equal to the tax basis of the shares of $1.50 Noble Preferred Stock converted, reduced by the portion of such basis attributable to fractional shares surrendered for cash and increased, in the case of a conversion after a dividend record date but before the corresponding dividend payment date, by the amount of such dividend required to be paid to Noble. The holding period of the Noble Common Stock will include the holding period of the shares of $1.50 Noble Preferred Stock converted.

     Adjustment of Conversion Price. Holders of $1.50 Noble Preferred Stock may be deemed to have received a constructive distribution of stock that is taxable as a dividend where the conversion ratio of the $1.50 Noble Preferred Stock is adjusted unless the change in conversion ratio is made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders. Adjustments to compensate for taxable distributions of cash or property to other stockholders are not considered as made pursuant to a bona fide adjustment formula. In addition, certain of the possible adjustments provided with respect to the $1.50 Noble Preferred Stock (including those in connection with the special conversion rights applicable to the $1.50 Noble Preferred Stock) may not qualify as being pursuant to

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

a bona fide reasonable adjustment formula. If a nonqualifying adjustment were made, the holders of $1.50 Noble Preferred Stock could be deemed to have received a taxable stock dividend.

     Backup Withholding. Under the backup withholding provisions of the Code and applicable Treasury regulations, a holder of $1.50 Noble Preferred Stock may be subject to backup withholding at the rate of 31 percent with respect to dividends on, or the proceeds of a sale, conversion or redemption of, the $1.50 Noble Preferred Stock, unless such holder (i) is a corporation or comes within certain other exempt categories and when required demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

RESTRICTIONS ON DIVIDENDS


     Senior Note Indenture. Certain provisions of the indenture (the "Senior
Note Indenture") governing Noble's outstanding 9 1/4% Senior Notes Due 2003 (the "Senior Notes") may restrict Noble's ability to pay cash dividends on the Noble Common Stock and the $1.50 Noble Preferred Stock. Under the Senior Note Indenture, Noble may not make certain Restricted Payments (as defined in the Senior Note Indenture), including dividends and other payments with respect to Noble Common Stock and $1.50 Noble Preferred Stock, if (i) a default under the Senior Note Indenture is continuing or would result from such Restricted Payment; (ii) for the 12-month period ending on the last day of Noble's most recently completed fiscal quarter, Noble's consolidated interest coverage ratio was less than (A) 2.0:1, for any such payment occurring on or prior to December 31, 1995, or (B) 2.5:1, for any such payment occurring on or after January 1, 1996; or (iii) after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments since October 7, 1993, the date of issuance of the Senior Notes, exceeds the sum (such sum, the "Restricted Payment Basket") of
(A) 50 percent of the aggregate consolidated net income (as defined) of Noble (or if such consolidated net income is a deficit, minus 100 percent of such deficit) accrued during the period beginning on October 1, 1993 and ending on the last day of the fiscal quarter ending immediately prior to the date of such proposed Restricted Payment; (B) the aggregate net cash proceeds to Noble from the sale of certain capital stock of Noble subsequent to October 7, 1993 and the liability (expressed as a positive number) of any indebtedness of Noble, or the carrying value of any redeemable stock of Noble (including the $2.25 Noble Preferred Stock), which has been converted into shares of Noble Common Stock subsequent to October 7, 1993; and (C) $10,000,000. The provisions of the Senior
Note Indenture described above do not directly prevent Noble from paying regular cash dividends on the $2.25 Noble Preferred Stock. However, the aggregate amount of such dividends paid by Noble are taken into account as Restricted Payments for purposes of subsequent computations of the aggregate amount of all Restricted Payments under the provisions of the Senior Note Indenture described in clause (iii) above.


     The payment of dividends on the $1.50 Noble Preferred Stock will constitute Restricted Payments for all purposes of the Senior Note Indenture, and, accordingly, will be subject to the Restricted Payment Basket. To the extent that the payment of dividends on Noble Common Stock, $2.25 Noble Preferred Stock and $1.50 Noble Preferred Stock would result in the aggregate amount of all Restricted Payments made by Noble exceeding the Restricted Payment Basket, and during such times that the aggregate amount of all Restricted Payments exceeds the Restricted Payment Basket, dividend payments on Noble Common Stock and $1.50 Noble Preferred Stock will be prohibited under the provisions of the Senior Note Indenture. The $1.50 Noble Preferred Stock will rank on a parity with the $2.25 Noble Preferred Stock with respect to the payment of dividends, which means that no dividends may be paid on the $2.25 Noble Preferred Stock unless accrued dividends on the $1.50 Noble Preferred Stock are also paid. Accordingly, if the payment of accrued dividends on the $1.50 Noble Preferred Stock is prohibited pursuant to the Senior Note Indenture, dividend payments on the $2.25 Noble Preferred Stock will also be prohibited.


     As of June 30, 1994, Noble's consolidated interest coverage ratio was 5.1:1 and the amount of the Restricted Payment Basket was $15,825,000. As of that same date, Noble had made Restricted Payments (consisting solely of regular dividends on the $2.25 Noble Preferred Stock) since October 7, 1993 of

$5,046,000, leaving $10,779,000 of the Restricted Payment Basket available, as of June 30, 1994, for Restricted Payments. Annual dividends on the currently outstanding shares of $2.25 Noble Preferred Stock total $6,727,500. Annual dividends on 4,025,000 shares of $1.50 Noble Preferred Stock (which is the maximum number of shares of $1.50 Noble Preferred Stock issuable in connection with the Merger upon conversion and exchange of the Chiles Preferred Stock) will total $6,037,500.



     As of June 30, 1994, the aggregate carrying value of the outstanding shares of $2.25 Noble Preferred Stock was approximately $71,760,000. The $2.25 Noble Preferred Stock is convertible into Noble Common Stock at any time at a rate (subject to adjustment in the case of certain dilutive events) of 5.41946 shares of Noble Common Stock for each share of such preferred stock (equivalent to a conversion price of $4.613 per share of Noble Common Stock). The $2.25 Noble Preferred Stock is also redeemable at the option of Noble at any time on and after December 31, 1994, initially at a redemption price of $26.575 per share, and thereafter at prices decreasing ratably annually to $25.00 per share on and after January 1, 2002, plus accrued and unpaid dividends. See "Description of Noble Capital Stock -- $2.25 Noble Preferred Stock." To the extent that shares of $2.25 Noble Preferred Stock are converted into shares of Noble Common Stock as a result of a call for redemption of such preferred stock or otherwise, the carrying value of such converted shares of preferred stock will be added to the Restricted Payment Basket. Giving effect to an assumed full conversion on December 31, 1994 of the $2.25 Noble Preferred Stock, and assuming (i) the amount of the Restricted Payment Basket remains unchanged from June 30, 1994 through December 31, 1994 and (ii) no Restricted Payments are made during such period other than regular cash dividends on the $2.25 Noble Preferred Stock and, after the Effective Time, the $1.50 Noble Preferred Stock, the amount of the Restricted Payment Basket available for Restricted Payments as of December 31, 1994 would be $77,059,000. There can be no assurance as to when or if a full, or any partial, conversion of the $2.25 Noble Preferred Stock will occur.


     Credit Agreement. On June 16, 1994, Noble entered into a credit agreement (the "Credit Agreement") with two banks providing for a $25 million revolving line of credit. Certain provisions of the Credit Agreement restrict Noble's ability to pay cash dividends on Noble Common Stock and $2.25 Noble Preferred Stock and will restrict Noble's ability to pay cash dividends on the $1.50 Noble Preferred Stock. Under the Credit Agreement, Noble may not make certain Restricted Payments (as defined in the Credit Agreement), including dividends and other payments with respect to Noble Common Stock, $2.25 Noble Preferred Stock and $1.50 Noble Preferred Stock, if (i) a default under the Credit Agreement is continuing or would result from such Restricted Payment; (ii) Noble's tangible net worth is less than the sum of (A) $280,000,000, plus (B) 50 percent of any positive net income of Noble computed on a cumulative basis for the period beginning April 30, 1994 and ending on the last day of the fiscal quarter immediately preceding the date of any determination, with no negative adjustment to be made in the event net income is a deficit figure for any fiscal period, plus (C) 85 percent of the aggregate amount of net non-cash proceeds, and 100 percent of net cash proceeds, to Noble from the issuance or sale after April 30, 1994, and determined as of the last day of each fiscal quarter subsequent to March 31, 1994, of (x) shares of Noble Common Stock or warrants, rights or options to purchase or acquire Noble Common Stock and (y) shares of preferred stock of Noble, provided that such 85 percent rate will increase to 100 percent at such time as the aggregate of all net noncash proceeds from the sale by Noble of Noble Common Stock, or warrants, rights or options to purchase or acquire Noble Common Stock, exceeds $300,000,000; or (iii) Noble's debt to capital ratio exceeds 0.35:1.


     As of June 30, 1994, Noble's tangible net worth was approximately $334,600,000, and the minimum tangible net worth required under the provisions of the Credit Agreement to allow Restricted Payments, calculated as set forth in the Credit Agreement and as generally described above, was $280,000,000. As of June 30, 1994, Noble's debt to capital ratio was 0.28:1. As of June 30, 1994, Noble's and Chiles' pro forma combined net worth was approximately $531,700,000, and the minimum tangible net worth required under the provisions of the Credit Agreement to allow Restricted Payments, calculated as set forth in the Credit Agreement and generally described above, was $447,500,000. As of June 30, 1994, Noble's and Chiles' pro forma debt to capital ratio was 0.20:1.

FOREIGN OWNERSHIP


     The Noble Certificate of Incorporation contains provisions that limit foreign ownership of the stock of Noble. These provisions are to protect the ability of Noble to continue to own its mobile offshore drilling units as U.S. flag vessels and to comply with covenants of Noble to maintain U.S. citizenship (as defined) that are contained in certain financing agreements.


     In order to continue to enjoy the benefits of U.S. flag registry for its vessels, Noble must maintain "United States citizenship" as defined in the Shipping Act, 1916, as amended (the "Shipping Act"). A corporation is not considered a U.S. citizen for these purposes unless, among other things, the controlling interest therein (a majority in the case of non-coastwise trade) is owned by U.S. citizens. Under regulations adopted by the U.S. Maritime Administration to implement the citizenship requirements, the "controlling interest" test is applied to each class of stock of Noble. The Noble Common Stock and all series of Noble's preferred stock combined are considered to be separate classes of stock for this purpose.


     Under the provisions of the Noble Certificate of Incorporation, (i) any transfer, or attempted or purported transfer, of any shares of stock of Noble that would result in the ownership or control by one or more persons who is not a U.S. citizen for purposes of the Shipping Act of an aggregate percentage of the shares of any class of stock in excess of a fixed percentage (the "Permitted Percentage") that is equal to 90 percent of the percentage that would prevent Noble from being a U.S. citizen (currently 50 percent) for purposes of the Shipping Act, will, for so long as such excess shall exist, be void and ineffective as against Noble, and (ii) if at any time ownership of shares of stock of Noble (either of record or beneficial) by persons other than U.S. citizens exceeds the Permitted Percentage, Noble may withhold payment of dividends on such shares determined to be in excess of the Permitted Percentage and may suspend voting rights attributable to such shares. The shares subject to any such withholding of dividends or suspension of voting rights would be those foreign-owned shares that the Board of Directors of Noble determines became so owned most recently. The Permitted Percentage is currently 45 percent.


     Certificates representing the shares of Noble Common Stock and $1.50 Noble Preferred Stock issued pursuant to the Merger Agreement will bear legends concerning the restrictions on ownership by persons other than U.S. citizens. Noble has instructed its transfer agent for the Noble Common Stock, the $2.25 Noble Preferred Stock and the $1.50 Noble Preferred Stock to attempt to ensure the applicable transfer instructions are enforced.

CERTAIN CORPORATE GOVERNANCE PROVISIONS


     Stockholder Consent Action Prohibited. The Noble Certificate of Incorporation and the Bylaws of Noble require that, subject to the possible rights of the holders of any class or series of stock having a preference over the Noble Common Stock as to dividends or upon liquidation, stockholder action be taken only at an annual meeting or at a special meeting of stockholders called by the Chairman of the Board or the President of Noble or by a majority of the entire Board of Directors of Noble, and prohibit stockholder action by written consent in lieu of a meeting. Stockholders are not permitted to call a special meeting of stockholders or to require that the Board of Directors of Noble call such a special meeting.



     Classified Board and Other Provisions. The Noble Certificate of Incorporation and the Bylaws of Noble provide that, subject to the possible rights of the holders of any class or series of stock having a preference over the Noble Common Stock as to dividends or upon liquidation, the Board of Directors of Noble will be composed of not less than three directors, with the exact number of directors fixed from time to time by resolution adopted by vote of a majority of the entire Board of Directors, and is divided into three classes of directors, each class to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a full three-year term.



     The Noble Certificate of Incorporation and the Bylaws of Noble provide that a director may be removed only for cause as defined in the Certificate of Incorporation, and only by the affirmative vote of the holders of a majority of the combined voting power of the Voting Stock.

     The Noble Certificate of Incorporation provides that, subject to the possible rights of the holders of any class or series of stock having a preference over the Noble Common Stock as to dividends or upon liquidation, a vacancy on the Board resulting from any increase in the number of directors may be filled by the Board or in the manner provided in the Bylaws of Noble, that any other vacancy shall be filled only by an affirmative vote of a majority of directors remaining in office, even though less than a quorum, and that the newly-elected director shall serve for the unexpired term of his predecessor in office. The Bylaws provide that if any vacancy resulting from an increase in the number of directors is not filled by the remaining directors it will be filled by the stockholders of Noble at the next annual meeting or at a special meeting of stockholders called for that purpose.



     An anti-takeover effect is accomplished by these provisions in that they tend to preclude a third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal with its own nominees unless such third party controls at least 80 percent of the combined voting power of the Voting Stock (the ownership level required to amend the Noble Certificate of Incorporation and the Bylaws of Noble in this respect). Under these provisions, together with the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the Noble Board.



     Fair Price Provision. The affirmative vote of the holders of at least 80 percent of the combined voting power of the Voting Stock is required to approve certain Business Combinations (as such term is defined in the Noble Certificate of Incorporation). The transactions included in the definition of Business Combination are those between Noble and an Interested Stockholder (as defined below) or, in certain instances, proposed by an Interested Stockholder and include: (i) a merger or consolidation of Noble, or any subsidiary having assets of $1,000,000 or more, with any Interested Stockholder or with any other corporation or entity that is, or after such merger or consolidation would be, an affiliate or associate of an Interested Stockholder; (ii) the sale or other disposition by Noble, or a subsidiary, of assets of $1,000,000 or more if an Interested Stockholder (or an affiliate or associate thereof) is a party to the transaction; (iii) the issuance or transfer of any securities of Noble, or a subsidiary, to an Interested Stockholder (or an affiliate or associate thereof) in exchange for cash, securities or other property (or a combination thereof) of $1,000,000 or more; (iv) the adoption of any plan or proposal for the liquidation or dissolution of Noble proposed by or on behalf of an Interested Stockholder (or an affiliate or associate thereof); (v) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares (or securities convertible into shares) of any class or series of stock of Noble or a subsidiary owned by an Interested Stockholder (or an affiliate or associate thereof); (vi) any series or combination of transactions directly or indirectly having the same effect as any of the foregoing; or (vii) any contract, agreement or other arrangement providing directly or indirectly for any of the foregoing. An "Interested Stockholder" is defined in the Noble Certificate of Incorporation to include a beneficial owner of five percent or more of the combined voting power of the Voting Stock, other than Noble, and any affiliate of Noble who, at any time during the preceding two years, was the beneficial owner of five percent or more of the combined voting power of the Voting Stock and includes any person who is an assignee of or has succeeded to any shares of Voting Stock in a transaction not involving a public offering which were at any time within the prior two-year period beneficially owned by an Interested Stockholder. The term "beneficial owner" includes persons directly and indirectly owning or having the right to acquire or vote the stock in question.



     The provisions of the Noble Certificate of Incorporation of Noble described in the preceding paragraph may have the effect of delaying, deterring or preventing a change in control of Noble. The special vote requirement of such provisions may be waived if the Business Combination is duly approved by a majority of the Disinterested Directors (as such term is defined in the Noble Certificate of Incorporation) or if certain minimum price criteria and procedural requirements are met. There is no requirement that a Business Combination duly approved by the Disinterested Directors meet any minimum price criteria or procedural requirements.



     Alteration or Amendment. The approval of the holders of 80 percent or more of the combined voting power of the Voting Stock is required for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, the foregoing corporate governance provisions as stated in the Noble Certificate of

Incorporation. In addition, the affirmative vote of a majority of the entire Board may authorize the alteration, amendment or repeal of the Bylaws of Noble.


     Elimination of Certain Director Liability; Indemnification. The Noble Certificate of Incorporation contains an article, which was approved by stockholders at the 1987 annual meeting of stockholders, that eliminates the personal liability of Noble's directors for monetary damages resulting from breaches of their fiduciary duty, to the extent permitted by the DGCL. This article eliminates the liability of each director to Noble or its stockholders for all claims for negligence or gross negligence in the performance of his duties other than the duty of loyalty. Directors remain liable to Noble and its stockholders for breaches of their duty of loyalty, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and for transactions from which a director derives improper personal benefit. The article does not limit the liability of directors under
Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     The Noble Certificate of Incorporation and the Bylaws of Noble contain provisions providing for the indemnification of Noble's directors and officers to the fullest extent permitted by Section 145 of the DGCL, including in circumstances in which indemnification is otherwise discretionary.

     Noble believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

     The Delaware Business Combination Act. Noble is covered by Section 203 of the DGCL which provides that a corporation shall not engage in any business combination with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of such transaction, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employee stock plans), or (iii) on or after such date, the business combination is (A) approved by the board of directors and (B) authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock other than the interested stockholder.

                        COMPARISON OF STOCKHOLDER RIGHTS

     If the Merger is consummated, the stockholders of Chiles will become stockholders of Noble. The rights of the stockholders of both Noble and Chiles are governed by and subject to the provisions of the DGCL. The rights of current Chiles stockholders following the Merger will be governed by the Noble Certificate of Incorporation and the Noble Bylaws rather than the provisions of the Certificate of Incorporation and Bylaws of Chiles. The following is a brief summary of certain differences between the rights of stockholders of Noble and the rights of stockholders of Chiles and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Noble Certificate of Incorporation, the Noble Bylaws, Chiles' Certificate of Incorporation (the "Chiles Certificate of Incorporation") and Chiles' Bylaws.

GENERAL

     Chiles, like Noble, is a Delaware corporation organized under the DGCL. Both the Noble Certificate of Incorporation and the Chiles Certificate of Incorporation deny preemptive rights, and neither permits cumulative voting. Whereas Noble has a classified Board of Directors, Chiles does not. Although Noble does not allow its stockholders to take action by written consent, Chiles does. The Chiles Certificate of Incorporation does not contain provisions requiring a supermajority vote under any circumstances and does not include a fair price provision.

AUTHORIZED CAPITAL

     Noble has 90,000,000 authorized shares of stock, consisting of (i) 75,000,000 shares of Noble Common Stock and (ii) 15,000,000 shares of preferred stock having a par value of $1.00 per share. There is one series of preferred stock designated, of which there are 2,990,000 shares of $2.25 Noble Preferred Stock outstanding. If the Noble Charter Amendment is effected, Noble will have 215,000,000 authorized shares of stock, consisting of (i) 200,000,000 shares of Noble Common Stock and (ii) 15,000,000 shares of preferred stock. If the Merger is consummated, up to 4,025,000 shares of a new series of preferred stock will be issued in the Merger as the $1.50 Noble Preferred Stock.

     Chiles has the authority to issue 110,000,000 shares of capital stock, 100,000,000 of which are Chiles Common Stock and 10,000,000 are preferred stock, par value $1.00 per share. Chiles has designated 4,025,000 shares of the preferred stock as $1.50 Convertible Preferred Stock, all of which shares were outstanding as of the date hereof.

REMOVAL OF DIRECTORS

     A director of Noble may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For this purpose, "cause" means the willful and continuous failure of a director substantially to perform such director's duties to Noble (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to Noble. In accordance with Section 141(k) of the DGCL, a director of Chiles may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

POWER OF STOCKHOLDERS TO CALL SPECIAL MEETING

     The Noble Certificate of Incorporation and Noble Bylaws do not provide the stockholders the right to call a special meeting. A special meeting of Chiles stockholders may be called by 10 percent of the holders of the shares then outstanding and entitled to vote.

CLASSIFIED BOARD AND FAIR PRICE PROVISION

     Classified Board. As discussed above, Noble's Board of Directors is divided into three classes. Chiles does not have a classified Board of Directors. Noble's classified Board and the possible anti-takeover effects of classification are described above. See "Description of Noble Capital
Stock -- Certain Corporate Governance Provisions."

     Fair Price Provision. As discussed above, the Noble Certificate of Incorporation contains a fair price provision. The Chiles Certificate of Incorporation does not contain such a provision. The fair price provision and its possible anti-takeover effects are described above. See "Description of Noble Capital Stock -- Certain Corporate Governance Provisions."

     Alteration or Amendment. The approval of the holders of 80 percent or more of the combined voting power of the Voting Stock of Noble is required for the alteration, amendment or repeal of, or the adoption of any provision inconsistent with, the foregoing corporate governance provisions as stated in the Noble Certificate of Incorporation. The Noble Board of Directors may authorize the alteration, amendment or repeal of the Noble Bylaws.

                        MANAGEMENT AND OTHER INFORMATION

     Certain information relating to the management, executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters pertaining to Noble and Chiles is set forth in or incorporated by reference in their respective Annual Reports on Form 10-K for the year ended December 31, 1993. Such Annual Reports are incorporated in this Joint Proxy

Statement/Prospectus. See "Incorporation of Certain Documents by Reference." Stockholders who wish to obtain copies of these documents may contact Noble or Chiles at their respective addresses or telephone numbers as set forth under "Incorporation of Certain Documents by Reference."

                                 LEGAL MATTERS

     The validity of the shares of Noble Common Stock and $1.50 Noble Preferred Stock offered by this Joint Proxy Statement/Prospectus will be passed upon for Noble by Thompson & Knight, A Professional Corporation, Dallas, Texas.

                                    EXPERTS

     The audited consolidated financial statements and schedules of Noble incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are so incorporated in reliance upon the authority of said firm as experts in giving said report.

     The audited consolidated financial statements and schedules of Chiles incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are so incorporated in reliance upon the authority of said firm as experts in giving said report.


     The consolidated financial statements of Triton and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the two-year period ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in Noble's proxy materials in connection with the 1995 annual meeting of stockholders must be received by Noble at its offices in Houston, Texas, addressed to Ms. Julie J. Robertson, Secretary, no later than November 28, 1994.

     If the Merger is not consummated, the annual meeting of the stockholders of Chiles is expected to be held in May 1995. Any proposals of the stockholders of Chiles intended to be presented at the annual meeting must be received by Chiles, addressed to the Secretary, no later than December 20, 1995, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                          NOBLE DRILLING CORPORATION,
                           NOBLE OFFSHORE CORPORATION
                                      AND
                          CHILES OFFSHORE CORPORATION

                                 JUNE 13, 1994

                              TABLE OF CONTENTS

                                  ARTICLE I

                                  THE MERGER

1.1   The Merger.........................................................................     1
1.2   Closing Date.......................................................................     1
1.3   Consummation of the Merger.........................................................     1
1.4   Effects of the Merger..............................................................     2
1.5   Certificate of Incorporation; Bylaws...............................................     2
1.6   Directors and Officers.............................................................     2
1.7   Conversion of Securities...........................................................     2
1.8   Exchange of Certificates; Fractional Shares........................................     2
1.9   Taking of Necessary Action; Further Action.........................................     3

                                          ARTICLE II
                                REPRESENTATIONS AND WARRANTIES
2.1   Representations and Warranties of Noble and Sub....................................     4
2.2   Representations and Warranties of Chiles...........................................    11

                                          ARTICLE III
                        COVENANTS OF CHILES PRIOR TO THE EFFECTIVE TIME
3.1   Conduct of Business by Chiles Pending the Merger...................................    16
3.2   Joint Proxy Statement..............................................................    17
3.3   Meeting of Stockholders of Chiles..................................................    18
3.4   No Shopping........................................................................    18
3.5   Affiliates' Agreements.............................................................    19

                                          ARTICLE IV
                        COVENANTS OF NOBLE PRIOR TO THE EFFECTIVE TIME
4.1   Conduct of Business by Noble Pending the Merger....................................    19
4.2   Joint Proxy Statement..............................................................    20
4.3   Meeting of Stockholders of Noble...................................................    20
4.4   Registration Statement.............................................................    20
4.5   Reservation of Noble Stock.........................................................    21
4.6   Stock Exchange Listing.............................................................    21
4.7   Affiliates' Agreements.............................................................    21
4.8   Registration Rights Agreement......................................................    21

                                           ARTICLE V
                                     ADDITIONAL AGREEMENTS
5.1   Accountants Letters................................................................    21
5.2   Filings; Consents; Reasonable Efforts..............................................    21
5.3   Notification of Certain Matters....................................................    21
5.4   Agreement to Defend................................................................    21
5.5   Expenses...........................................................................    22
5.6   Noble's Board of Directors.........................................................    22
5.7   Indemnification....................................................................    22

5.8   Chiles Employee Benefits...........................................................    23
5.9   Post-Effective Time Mailing........................................................    23
5.10  Tax Opinion........................................................................    23
5.11  Chiles Stock Options...............................................................    23
5.12  Designation of $1.50 Noble Preferred Stock.........................................    24

                                          ARTICLE VI
                                          CONDITIONS
6.1   Conditions to Obligation of Each Party to Effect the Merger........................    24
6.2   Additional Conditions to Obligations of Noble......................................    25
6.3   Additional Conditions to Obligations of Chiles.....................................    26

                                          ARTICLE VII
                                         MISCELLANEOUS
7.1   Termination........................................................................    27
7.2   Effect of Termination..............................................................    27
7.3   Waiver and Amendment...............................................................    28
7.4   Nonsurvival of Representations, Warranties and Agreements..........................    28
7.5   Public Statements..................................................................    28
7.6   Assignment.........................................................................    28
7.7   Notices............................................................................    29
7.8   Governing Law......................................................................    29
7.9   Severability.......................................................................    29
7.10  Counterparts.......................................................................    29
7.11  Headings...........................................................................    29
7.12  Confidentiality Agreements.........................................................    29
7.13  Entire Agreement; Third Party Beneficiaries........................................    29
7.14  Disclosure Letters.................................................................    29
7.15  Stock Exchange.....................................................................    30

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of the 13th day of June, 1994 (the "Agreement"), is among Noble Drilling Corporation, a Delaware corporation ("Noble"), Noble Offshore Corporation, a newly-formed Delaware corporation and a wholly-owned subsidiary of Noble ("Sub"), and Chiles Offshore Corporation, a Delaware corporation ("Chiles").

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Noble, Sub and Chiles, and Noble as sole stockholder of Sub, have approved the merger of Chiles with and into Sub (the "Merger"), whereby (i) each issued and outstanding share of common stock, par value $.01 per share, of Chiles ("Chiles Common Stock") not owned directly or indirectly by Chiles will be converted into the right to receive shares of common stock, par value $.10 per share, of Noble ("Noble Common Stock") and (ii) each issued and outstanding share of $1.50 Convertible Preferred Stock, par value $1.00 per share, of Chiles ("Chiles Preferred Stock") not owned directly or indirectly by Chiles will be converted into the right to receive shares of a new series of $1.50 Convertible Preferred Stock of Noble ("$1.50 Noble Preferred Stock") having substantially equivalent rights and preferences to the Chiles Preferred Stock, as provided herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Merger is intended to be treated as a "pooling of interests" for accounting purposes; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.3) Chiles shall be merged with and into Sub. As a result of the Merger, the separate corporate existence of Chiles shall cease and Sub shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), and all the properties, rights, privileges, powers and franchises of Chiles and Sub shall vest in the Surviving Corporation, without any transfer or assignment having occurred, and all debts, liabilities and duties of Chiles and Sub shall attach to the Surviving Corporation, all in accordance with the DGCL.

     1.2 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thompson & Knight, P.C., 1700 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VI or at such other time and place and on such other date as Noble and Chiles shall agree; provided, that the closing conditions set forth in Article VI shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date".

     1.3 Consummation of the Merger. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "Effective Time" of the Merger as that term is used in this Agreement shall mean such time as the certificate of merger is duly filed with the Secretary of State of Delaware or at such later time (not to exceed 90 days from the date the certificate is filed) as is specified in the certificate of merger pursuant to the mutual agreement of Noble and Chiles.

     1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

     1.5 Certificate of Incorporation; Bylaws. The Certificate of Incorporation of Chiles, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article 1 thereof reads in its entirety: "The name of the corporation is Noble Offshore Corporation" and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation until amended as provided therein and under the DGCL. The bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and under the DGCL.

     1.6 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

     1.7 Conversion of Securities. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Noble, Chiles, Sub or their stockholders:

          (a) Each share of Chiles Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Chiles Common Stock to be cancelled pursuant to Section 1.7(c), shall be converted into the right to receive 0.75 of a share of Noble Common Stock; provided, however, that no fractional shares of Noble Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with
     Section 1.8(d) hereof.

          (b) Each share of Chiles Preferred Stock (together with the shares of Chiles Common Stock issued and outstanding immediately prior to the Effective Time, the "Shares") issued and outstanding immediately prior to the Effective Time, other than any shares of Chiles Preferred Stock to be cancelled pursuant to Section 1.7(c), shall be converted into the right to receive one share of $1.50 Noble Preferred Stock.

          (c) Each Share held in the treasury of Chiles and each Share owned by Sub, Noble or any direct or indirect wholly-owned subsidiary of Noble or of Chiles immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (d) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

1.8 Exchange of Certificates; Fractional Shares.

          (a) As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented Shares shall be entitled, upon surrender thereof to Noble or its transfer agent, to receive in exchange therefor, as applicable (i) a certificate or certificates representing the number of whole shares of Noble Common Stock into which the shares of Chiles Common Stock so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request or (ii) a certificate or certificates representing the number of shares of $1.50 Noble Preferred Stock into which the shares of Chiles Preferred Stock so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request. Each holder of shares of Chiles Common Stock who would otherwise be entitled to a fraction of a share of Noble Common Stock shall, upon surrender of the certificates representing such shares held by such holder to Noble or its transfer agent, be paid an amount in cash in accordance with the provisions of Section 1.8(d). Until so surrendered and exchanged, each certificate that prior to the Effective Time represented Shares shall represent solely the right to receive Noble Common Stock and cash in lieu of fractional shares, if any, or

     $1.50 Noble Preferred Stock, as the case may be. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of Noble Common Stock or $1.50 Noble Preferred Stock, as of any time on or after the Effective Time, shall be paid to the holders of such certificates that prior to the Effective Time represented Shares; provided, however, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable after the Effective Time with respect to the number of whole shares of Noble Common Stock or $1.50 Noble Preferred Stock, as the case may be, issued to such holder.

          (b) All shares of Noble Common Stock and $1.50 Noble Preferred Stock issued upon the surrender for exchange of certificates that prior to the Effective Time represented Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which prior to the Effective Time represented Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

          (c) If any certificate for shares of Noble Common Stock or $1.50 Noble Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Noble or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Noble Common Stock or $1.50 Noble Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Noble or its transfer agent that such tax has been paid or is not payable.

          (d) No fraction of a share of Noble Common Stock shall be issued, but in lieu thereof each holder of Chiles Common Stock who would otherwise be entitled to a fraction of a share of Noble Common Stock shall, upon surrender of the certificate formerly representing Chiles Common Stock held by such holder to Noble or its transfer agent, be paid an amount in cash equal to the value of such fraction of a share based upon the closing sales price of Noble Common Stock, as reported on the NASDAQ National Market System, on the last day on which there is a reported trade in the Noble Common Stock prior to the date on which the Effective Time occurs. No interest shall be paid on such amount. All shares of Chiles Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Noble Common Stock to be issued pursuant to this
     Article I and cash in lieu of fractional shares payable hereunder.

          (e) None of Noble, Sub, Chiles, the Surviving Corporation or their transfer agents shall be liable to a holder of the Shares for any amount properly paid to a public official pursuant to applicable property, escheat or similar laws.

     1.9 Taking of Necessary Action; Further Action. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Chiles or Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Noble and Sub. Noble and Sub hereby jointly and severally represent and warrant to Chiles that:

          (a) Organization and Compliance with Law. Each of Noble and its consolidated subsidiaries (the "Noble Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate power and corporate authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such governmental authority would not have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole. Except as set forth in Section 2.1(a) of the disclosure letter delivered by Noble to Chiles on the date hereof (the "Noble Disclosure Letter"), each of Noble and the Noble Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole. Each of Noble and the Noble Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole. Noble has heretofore delivered to Chiles true and complete copies of Noble's Restated Certificate of Incorporation (the "Noble Certificate") and bylaws as in existence on the date hereof.

     (b) Capitalization.

             (i) The authorized capital stock of Noble consists of 75,000,000 shares of Noble Common Stock, par value $.10 per share, and 15,000,000 shares of preferred stock, par value $1.00 per share (subject to an amendment (the "Noble Charter Amendment") to the Noble Certificate to increase the authorized shares of Noble Common Stock to 200,000,000 shares to be proposed in connection with the Merger). As of May 31, 1994, there were issued and outstanding 48,390,873 shares of Noble Common Stock and 2,990,000 shares of $2.25 Convertible Exchangeable Preferred Stock (the "$2.25 Noble Preferred Stock"), and 250,000 shares of Noble Common Stock and no shares of $2.25 Noble Preferred Stock were held as treasury shares. As of May 31, 1994, (A) an aggregate of 19,755,352 shares of Noble Common Stock were reserved (subject, in the case of the 1991 Stock Option and Restricted Stock Plan, to an amendment to such plan to be proposed to increase the number of shares of Noble Common Stock subject thereto) for issuance and issuable pursuant to Noble's Thrift Plan, Field Hourly Employees' Retirement Plan and Noble (International) Employees' Retirement Savings Plan or upon the exercise of outstanding employee or non-employee director stock options granted under Noble's stock option plans and agreements or the conversion of the $2.25 Noble Preferred Stock, and (B) an indeterminable number of shares of Noble Common Stock (of up to at least 254,551 shares) were reserved for issuance pursuant to that certain Stock Purchase Agreement dated April 22, 1994 among Noble, Triton Engineering Services Company, Joseph
        E. Beall and George H. Bruce (the "Triton Agreement"). All issued shares of Noble Common Stock and $2.25 Noble Preferred Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. All shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not violate the preemptive rights of any person. Except as set forth in Section 2.1(b) of the Noble Disclosure Letter, Noble is not a party to, and is not aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Noble.

             (ii) As of May 31, 1994, there were outstanding options to purchase 2,095,775 shares of Noble Common Stock pursuant to the plans and agreements referenced in Section 2.1(b)(i) above (the "Noble Options"). Other than as set forth in this Section 2.1(b) and except for issuances contemplated by this Agreement in connection with the Merger and by the Triton Agreement, there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of Noble outstanding (other than Noble Common Stock issued pursuant to the exercise of Noble Options as described herein or upon the conversion of any convertible securities of Noble outstanding on the date hereof) or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Noble, or contracts, understandings or arrangements to which Noble is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

             (iii) Except as set forth in Section 2.1(b) of the Noble Disclosure Letter, all outstanding shares of capital stock of the Noble Subsidiaries are owned by Noble, a wholly-owned subsidiary of Noble or individuals who hold nominal quantities of shares on behalf of Noble or such a subsidiary as director's qualifying shares, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature which are material to Noble and the Noble Subsidiaries, taken as a whole.

             (iv) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Noble.

          (c) Authorization and Validity of Agreement. Noble and Sub have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution and delivery by Noble and Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger, to the adoption of the Noble Charter Amendment and the approval of this Agreement by the stockholders of Noble as provided for in Section 4.3). On or prior to the date hereof, the Board of Directors of Noble has determined to recommend the adoption of the Noble Charter Amendment and the approval of the Merger to the stockholders of Noble, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by Noble and Sub and is the valid and binding obligation of Noble and Sub, enforceable against Noble and Sub in accordance with its terms.

          (d) No Approvals or Notices Required; No Conflict with Instruments to which Noble or any of the Noble Subsidiaries is a Party. Neither the execution and delivery of this Agreement nor the performance by Noble or Sub of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Noble and Sub, will (i) conflict with the Noble Certificate or the bylaws of Noble or the charter or bylaws of any of the Noble Subsidiaries; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Noble or any of the Noble Subsidiaries; (iii) except for (A) requirements of Federal or state securities laws, (B) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (C) requirements of notice filings in such foreign jurisdictions as may be applicable, and (D) the filing of a certificate of merger by Sub in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Noble or any of the Noble Subsidiaries; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Noble or any of the Noble Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Noble or any of the Noble Subsidiaries is a party or by which Noble or any of the Noble Subsidiaries or any of its or their assets or properties is bound or encumbered, except (A) those that have already been given, obtained or filed, (B) those that are required pursuant to bank loan agreements, as set forth in Section 2.1(d) of the Noble Disclosure Letter, which will be obtained prior to the Effective Time, and (C) those that, in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole.

          (e) Commission Filings; Financial Statements. Noble and each of the Noble Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Noble with the Commission since January 1, 1992, through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Noble Commission Filings". Noble has heretofore delivered to Chiles copies of the Noble Commission Filings. As of the respective dates of their filing with the Commission, the Noble Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          All material contracts of Noble and the Noble Subsidiaries have been included in the Noble Commission Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Commission.

          Each of the consolidated financial statements (including any related notes or schedules) included in the Noble Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied with all applicable rules and regulations of the Commission. Such consolidated financial statements fairly present the consolidated financial position of Noble and the Noble Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). As of the date hereof, Noble has no liabilities, absolute or contingent, that may reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole, that are not reflected in the Noble Commission Filings, except (i) those incurred in the ordinary course of business consistent with past operations and not relating to the borrowing of money, and (ii) those set forth in Section 2.1 (e) of the Noble Disclosure Letter.

          (f) Conduct of Business in the Ordinary Course; Absence of Certain Changes and Events. Since January 1, 1994, except as contemplated by this Agreement or as disclosed in the Noble Commission Filings filed with the Commission prior to the date hereof or as set forth in Section 2.1(f) of the Noble Disclosure Letter, Noble and the Noble Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any material adverse change in the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole, or any condition, event or development that reasonably may be expected to result in any such material adverse change; (ii) any material change by Noble in its accounting methods, principles or practices; (iii) any revaluation by Noble or any of the Noble Subsidiaries of any of its or their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Noble or any of the Noble Subsidiaries into any commitment or transaction material to Noble and the Noble Subsidiaries, taken as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Noble Common Stock, or any redemption, purchase or other acquisition of any of its securities or any securities of any of the Noble

     Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Noble and the Noble Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money other than borrowings under existing credit facilities; (viii) any granting of a security interest or lien on any material property or assets of Noble and the Noble Subsidiaries, taken as a whole, other than (A) liens for taxes not due and payable or which are being contested in good faith; (B) maritime liens and mechanics', warehousemen's and other statutory liens incurred in the ordinary course of business; and (C) defects and irregularities in title and encumbrances which are not substantial in character or amount and do not materially impair the use of the property or asset in question (collectively, "Permitted Liens"); or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Noble or any of the Noble Subsidiaries.

          (g) Litigation. Except as disclosed in the Noble Commission Filings or as set forth in Section 2.1(g) of the Noble Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of Noble, overtly threatened against or affecting Noble or any of the Noble Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that individually or in the aggregate if adversely determined would have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole, or that involve the risk of criminal liability.

          (h) Employee Benefit Plans.

             (i) Section 2.1(h) of the Noble Disclosure Letter provides a description of each of the following which is sponsored, maintained or contributed to by Noble, a Noble Subsidiary or any corporation, trade, business or entity under common control with Noble or a Noble Subsidiary within the meaning of Section 414(b), (c), (m) or (o) of the Code or
        Section 4001 of ERISA (a "Noble ERISA Affiliate") for the benefit of its employees, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date:

                (A) each "employee benefit plan," as such term is defined in
           Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), ("Plan"); and

                (B) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 2.1(h)(i)(A) ("Benefit Program or Agreement").

        True and complete copies of each of the Plans, Benefit Programs or Agreements, related trusts, if applicable, and all amendments thereto, have been furnished to Chiles.

             (ii) Except as otherwise set forth in Section 2.1(h) of the Noble Disclosure Letter,

                (A) None of Noble, any Noble Subsidiary or any Noble ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, a plan subject to Title IV of ERISA, including, without limitation, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                (B) Each Plan and each Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and applicable law (including, where applicable, ERISA and the Code);

                (C) There is no matter pending with respect to any of the Plans before any governmental agency, and there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                (D) No act, omission or transaction has occurred which would result in imposition on Noble, any Noble Subsidiary or any Noble ERISA Affiliate of breach of fiduciary duty liability damages under
           Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                (E) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require Noble, any Noble Subsidiary or any Noble ERISA Affiliate to make a larger contribution to, or pay greater benefits under, any Plan or Benefit Program or Agreement than it otherwise would or create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

             (iii) Termination of employment of any employee of Noble, any Noble Subsidiary or any Noble ERISA Affiliate immediately after consummation of the transactions contemplated by this Agreement would not result in payments under the Plans, Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

             (iv) Each Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

             (v) Except as set forth in Section 2.1(h) of the Noble Disclosure Letter, none of the employees of Noble, any of the Noble Subsidiaries or any Noble ERISA Affiliate are subject to union or collective bargaining agreements.

          (i) Taxes. Except as set forth in Section 2.1(i) of the Noble Disclosure Letter, all returns and reports, including, without limitation, information and withholding returns and reports ("Tax Returns"), of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Closing Date by or with respect to Noble or any of the Noble Subsidiaries, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which Noble was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or, except as set forth in Section 2.1(i) of the Noble Disclosure Letter, adequately provided for in reserves established by Noble, except where the failure to file, pay or provide for would not have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole. Except as set forth in Section 2.1(i) of the Noble Disclosure Letter, all U.S. Federal income Tax Returns of or with respect to Noble and the Noble Subsidiaries have been audited by the applicable governmental authority, or the applicable statute of limitations has expired, for all periods up to and including the taxable year ended December 31, 1989. Except as set forth in Section 2.1(i) of the Noble Disclosure Letter, there is no material claim against Noble or any of the Noble Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Noble or any of the Noble Subsidiaries that has not been adequately provided for in reserves established by Noble. The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements included in the Noble Commission Filings have been prepared in accordance with generally accepted accounting principles and, except as set forth in Section 2.1(i) of the Noble Disclosure Letter, are sufficient to cover the payment of all material Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of Noble and the Noble Subsidiaries through the periods covered thereby. Noble and each of the Noble Subsidiaries have (and as of the Closing Date will have) made all deposits (including estimated tax payments for taxable years for which the consolidated federal income tax return is not yet due) required with respect to Taxes. Except as set forth in Section 2.1(i) of the Noble Disclosure Letter, no waiver or extension of any statute of limitations as to any federal, local or foreign Tax matter has been given by or requested from Noble or any of the Noble Subsidiaries. Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of either Noble or the Noble Subsidiaries. Except as set forth in Section 2.1(i) of the Noble Disclosure Letter, neither Noble nor any of the Noble Subsidiaries has filed consolidated income Tax Returns with any corporation, other than consolidated federal and state income Tax Returns by Noble, for any taxable period which is not now closed by the applicable statute of limitations. Except as set forth in Section 2.1(i) of the Noble Disclosure Letter, neither Noble nor any of the Noble Subsidiaries has any deferred intercompany gain as defined in Treasury Regulation Section 1.1502-13.

          Noble has no present plan or intention after the Merger to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation, (iv) cause or permit the Surviving Corporation to sell or otherwise dispose of any of the assets of Chiles or the assets of Sub vested in the Surviving Corporation except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation within the meaning of Section 368(a)(2)(C) of the Code, (v) reacquire any of the stock issued to the Chiles stockholders pursuant to the Merger, or (vi) cause or permit the Surviving Corporation to discontinue the historic business of Chiles.

          (j) Environmental Matters. Except for matters disclosed in Section 2.1(j) of the Noble Disclosure Letter and except for matters that in the aggregate would not have a material adverse effect on the financial condition, results of operations or business of Noble and the Noble Subsidiaries, taken as a whole, (i) the properties, operations and activities of Noble and the Noble Subsidiaries comply with all applicable Environmental Laws (as defined below); (ii) Noble and the Noble Subsidiaries and the properties and operations of Noble and the Noble Subsidiaries are not subject to any existing, pending or, to the knowledge of Noble, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by Noble or the Noble Subsidiaries under any Environmental Law in connection with any aspect of the business of Noble or the Noble Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger, and Noble and the Noble Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) Noble and the Noble Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by the U.S. Coast Guard and Minerals Management Service pursuant to OPA (as hereinafter defined) or by any other governmental authority under any other Environmental Law, and Noble and the Noble Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to Noble's knowledge, there are no physical or environmental conditions existing on any property of Noble and the Noble Subsidiaries or resulting from Noble's and the Noble Subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Environmental Laws; (vi) to Noble's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by Noble and the Noble Subsidiaries or used in connection with their properties or operations have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under environmental laws to treat, store or dispose of such substances and wastes, and, to the knowledge of Noble, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or overtly threatened action, investigation, or inquiry by any governmental authority in connection with any Environmental Laws; (vii) there has been no exposure of any person or property to hazardous substances, solid waste, or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste, or any pollutant or contaminant into the environment by Noble or the Noble Subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim for damages or compensation; and (viii) Noble and the Noble Subsidiaries shall make available to Chiles all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Noble and the Noble Subsidiaries relating to any of the current or former properties or operations of Noble and the Noble Subsidiaries; provided that neither Noble nor any of the Noble Subsidiaries shall be required to make available any such audits, studies or correspondence that may be subject to the attorney-client privilege or similar privilege.

          For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" have the meanings specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. For purposes of this Agreement, the term "Governmental Authority" includes the United States, the state, county, city, and political subdivisions in which the party in question owns property or conducts business, and any agency, department, commission, board, bureau or instrumentality of any of them that exercises jurisdiction over the party in question.

          (k) Severance Payments. Except as set forth in Section 2.1(k) of the Noble Disclosure Letter, none of Noble or the Noble Subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

          (l) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Noble Common Stock is the only vote of the holders of any class or series of the capital stock of Noble necessary to approve the Noble Charter Amendment; and the affirmative vote of the holders of a majority of the shares of Noble Common Stock present at the Noble special stockholders' meeting convened in accordance with Section
     4.3 and entitled to vote thereon is the only vote of the holders of any class or series of the capital stock of Noble necessary to approve this Agreement.

          (m) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     2.2 Representations and Warranties of Chiles. Chiles hereby represents and warrants to Noble that:

          (a) Organization and Compliance with Law. Each of Chiles and its consolidated subsidiaries (the "Chiles Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate power and corporate authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such governmental authority would not have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole. Except as set forth in Section 2.2(a) of the disclosure letter delivered by Chiles to Noble on the date hereof (the "Chiles Disclosure Letter"), each of Chiles and the Chiles Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole. Each of Chiles and the Chiles Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole. Chiles has heretofore delivered to Noble true and complete copies of Chiles's Certificate of Incorporation (the "Chiles Certificate") and bylaws as in existence on the date hereof.

        (b) Capitalization.

             (i) The authorized capital stock of Chiles consists of 60,000,000 shares of Chiles Common Stock, par value $.01 per share, and 10,000,000 shares of Chiles Preferred Stock, par value $1.00 per share. As of May 31, 1994, there were issued and outstanding 38,131,780 shares of Chiles Common Stock, and 4,025,000 shares of Chiles Preferred Stock and no shares of Chiles Common Stock or Chiles Preferred Stock were held as treasury shares. A total of 3,400,000 shares of Chiles Common Stock have been reserved for issuance pursuant to the stock option plans described in Section 2.2(b)(ii). All issued shares of Chiles Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. Except as set forth in Section 2.2(b) of the Chiles Disclosure Letter, Chiles is not a party to, and is not aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Chiles.

             (ii) As of the date hereof, there are outstanding options (the "Chiles Options") to purchase an aggregate of 1,073,800 shares of Chiles Common Stock under the Amended and Restated 1990 Stock Option Plan (the "Chiles 1990 Plan"). There are no options outstanding under Chiles's 1994 Stock Option Plan. Other than as set forth in this Section 2.2(b), there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of Chiles outstanding other than Chiles Common Stock issued pursuant to the exercise of Chiles Options or upon the conversion of any convertible securities of Chiles outstanding on the date hereof as described herein or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Chiles, or contracts, understandings or arrangements to which Chiles is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

             (iii) Except as set forth in Section 2.2(b) of the Chiles Disclosure Letter, all outstanding shares of capital stock of the Chiles Subsidiaries are owned by Chiles or a wholly-owned subsidiary of Chiles, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature which are material to Chiles and the Chiles Subsidiaries, taken as a whole.

          (c) Authorization and Validity of Agreement. Chiles has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Chiles of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger, to approval of this Agreement by its stockholders as provided for in Section 3.3). On or prior to the date hereof the Board of Directors of Chiles has determined to recommend approval of the Merger to the stockholders of Chiles, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by Chiles and is the valid and binding obligation of Chiles, enforceable against Chiles in accordance with its terms.

          (d) No Approvals or Notices Required; No Conflict with Instruments to which Chiles or any of the Chiles Subsidiaries is a Party. Except as set forth in Section 2.2(d) of the Chiles Disclosure Letter, neither the execution and delivery of this Agreement nor the performance by Chiles of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Chiles, will (i) conflict with the Chiles Certificate or the bylaws of Chiles or the charter or bylaws of any of the Chiles Subsidiaries; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Chiles or any of the Chiles Subsidiaries; (iii) except for (A) requirements of Federal or state securities laws, (B) requirements arising out of the HSR Act, (C) requirements of notice filings in such foreign jurisdictions as may be applicable, and (D) the filing of articles of merger in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Chiles or any of the Chiles Subsidiaries; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Chiles or any of the Chiles Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Chiles or any of the Chiles Subsidiaries is a party or by which Chiles or any of the Chiles Subsidiaries or any of its or their assets or properties is bound or encumbered, except (A) those that have already been given, obtained or filed, (B) those that are required pursuant to bank loan agreements or leasing arrangements, as set forth in Section 2.2(d) of the Chiles Disclosure Letter, which will be obtained prior to the Effective Time, and
     (C) those that, in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole.

          (e) Commission Filings; Financial Statements. Chiles and each of the Chiles Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Commission under the Securities Act and the Exchange Act. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Chiles with the Commission since January 1, 1992 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Chiles Commission Filings." Chiles has heretofore delivered to Noble copies of the Chiles Commission Filings. As of the respective dates of their filing with the Commission, the Chiles Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          All material contracts of Chiles and the Chiles Subsidiaries have been included in the Chiles Commission Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Commission.

          Each of the consolidated financial statements (including any related notes or schedules) included in the Chiles Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied with the rules and regulations of the Commission. Such consolidated financial statements fairly present the consolidated financial position of Chiles and the Chiles Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). As of the date hereof, Chiles has no liabilities, absolute or contingent, that may reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole, that are not reflected in the Chiles Commission Filings, except (i) those incurred in the ordinary course of business consistent with past operations and not relating to the borrowing of money, and (ii) those set forth in Section 2.2(e) of the Chiles Disclosure Letter.

          (f) Conduct of Business in the Ordinary Course; Absence of Certain Changes and Events. Since January 1, 1994, except as contemplated by this Agreement or as disclosed in the Chiles Commission Filings filed with the Commission prior to the date hereof or as set forth in Section 2.2(f) of the Chiles Disclosure Letter, Chiles and the Chiles Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any material adverse change in the financial condition, results of operations, or business of Chiles and the Chiles Subsidiaries, taken as a whole, or any condition, event or development that reasonably may be expected to result in any such material adverse change; (ii) any material change by Chiles in its accounting methods, principles or practices; (iii) any revaluation by Chiles or any of the Chiles Subsidiaries of any of its or their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Chiles or any of the Chiles Subsidiaries into any commitment or transaction material to Chiles and the Chiles Subsidiaries, as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Chiles Common Stock or any redemption, purchase or other acquisition of any of its securities or any securities of any of the Chiles Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Chiles and the Chiles Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money; (viii) any granting of a security interest or lien on any material property or assets of Chiles and the Chiles Subsidiaries, taken as a whole, other than Permitted Liens; or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Chiles or any of the Chiles Subsidiaries.

          (g) Litigation. Except as disclosed in the Chiles Commission Filings or as set forth in Section 2.2(g) of the Chiles Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of Chiles, overtly threatened against or affecting Chiles or any of the Chiles Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that individually or in the aggregate if adversely determined would have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole, or that involve the risk of criminal liability.

          (h) Employee Benefit Plans.

             (i) Section 2.2(h) of the Chiles Disclosure Letter provides a description of each Plan or Benefit Program or Agreement which is sponsored, maintained or contributed to by Chiles, a Chiles Subsidiary or any corporation, trade, business or entity under common control with Chiles or a Chiles Subsidiary within the meaning of Section 414(b), (c),
        (m) or (o) of the Code or Section 4001 of ERISA (an "Chiles ERISA Affiliate") for the benefit of its employees, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date. True and complete copies of each of the Plans, Benefit Programs or Agreements, related trusts, if applicable, and all amendments thereto, have been furnished to Noble.

          (ii) Except as otherwise set forth in Section 2.2(h) of the Chiles Disclosure Letter,

                (A) None of Chiles, any Chiles Subsidiary or any Chiles ERISA Affiliate contributes to or has an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, a plan subject to Title IV of ERISA, including, without limitation, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                (B) Each Plan and each Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and applicable law (including, where applicable, ERISA and the Code);

                (C) There is no matter pending with respect to any of the Plans before any governmental agency, and there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

                (D) No act, omission or transaction has occurred which would result in imposition on Chiles, any Chiles Subsidiary or any Chiles ERISA Affiliate of breach of fiduciary duty liability damages under
           Section 409 of ERISA, a civil penalty assessed pursuant to subSections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                (E) Except as provided in Section 5.11, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require Chiles, any Chiles Subsidiary or any Chiles ERISA Affiliate to make a larger contribution to, or pay greater benefits under, any Plan, Benefit Program or Agreement than it otherwise would or create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

             (iii) Termination of employment of any employee of Chiles, any Chiles Subsidiary or any Chiles ERISA Affiliate immediately after consummation of the transactions contemplated by this Agreement would not result in payments under the Plans, Benefit Programs or Agreements which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code.

             (iv) Each Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

             (v) None of the employees of Chiles, any of the Chiles Subsidiaries or any Chiles ERISA Affiliate are subject to union or collective bargaining agreements.

          (i) Taxes. Except as set forth in Section 2.2(i) of the Chiles Disclosure Letter, all Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date by or with respect to Chiles or any of the Chiles Subsidiaries, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504
     (a) of the Code) of corporations of which Chiles was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by Chiles, except where the failure to file, pay or provide for would not have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole. Except as set forth in Section 2.2(i) of the Chiles Disclosure Letter, all U.S. Federal income Tax Returns of or with respect to Chiles or any of the Chiles Subsidiaries have been audited by the applicable governmental authority, or the applicable statute of limitations has expired, for all periods up to and including the tax year ended December 31, 1989. There is no material claim against Chiles or any of the Chiles Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Chiles or any of the Chiles Subsidiaries that has not been adequately provided for in reserves established by Chiles. The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements included in the Chiles Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of Chiles and the Chiles Subsidiaries through the periods covered thereby. Chiles and each of the Chiles Subsidiaries have (and as of the Closing Date will have) made all deposits (including estimated tax payments for taxable years for which the consolidated federal income tax return is not yet due) required with respect to Taxes. Except as set forth in Section 2.2(i) of the Chiles Disclosure Letter, no waiver or extension of any statute of limitations as to any federal, local or foreign Tax matter has been given by or requested from Chiles or any of the Chiles Subsidiaries. Except for statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of either Chiles or the Chiles Subsidiaries. Except as set forth in Section 2.2(i) of the Chiles Disclosure Letter, neither Chiles nor any of the Chiles Subsidiaries has filed consolidated income Tax Returns with any corporation, other than consolidated federal and state income Tax Returns by Chiles, for any taxable period which is not now closed by the applicable statute of limitations. Neither Chiles nor the Chiles Subsidiaries has any deferred intercompany gain as defined in Treasury Regulation Section 1.1502-13.

          In the Merger, at least 90% of the fair market value of Chiles's net assets and at least 70% of the fair market value of Chiles's gross assets held immediately prior to the Merger will be vested in Sub. For purposes of this representation, amounts paid by Chiles to stockholders who receive cash or other property, amounts used by Chiles to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Chiles will be included as assets of Chiles immediately prior to the Merger. As of the Closing Date, there is no plan or intention by the stockholders of Chiles to sell, exchange or otherwise dispose of a number of shares of Noble received in the Merger that would reduce the Chiles stockholders' ownership of Noble shares to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding Shares as of the same date. For purposes of this representation, Shares exchanged for cash or other property or exchanged in lieu of fractional shares of Noble will be treated as outstanding Shares on the date of the Merger. Moreover, the shares of Noble held by the Chiles stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation.

          (j) Environmental Matters. Except for matters disclosed in Section 2.2(j) of the Chiles Disclosure Letter and except for matters that in the aggregate would not have a material adverse effect on the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole, (i) the properties, operations and activities of Chiles and the Chiles Subsidiaries comply with all applicable Environmental Laws; (ii) Chiles and the Chiles Subsidiaries and the properties and operations of Chiles and the Chiles Subsidiaries are not subject to any existing, pending or, to the knowledge of Chiles, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by Chiles or the Chiles Subsidiaries under any Environmental Law in connection with any aspect of the business of Chiles or the Chiles Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste, have been duly obtained or filed and will remain valid and in effect after the Merger, and Chiles and the Chiles Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) Chiles and the Chiles Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by the U.S. Coast Guard and Minerals Management Service pursuant to OPA (as hereinafter defined) or by any other governmental authority under any other Environmental Law, and Chiles and the Chiles Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to Chiles's knowledge, there are no physical or environmental conditions existing on any property of Chiles and the Chiles Subsidiaries or resulting from Chiles's and the Chiles Subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Environmental Laws; (vi) to Chiles's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws, all hazardous substances or solid wastes generated by Chiles and the Chiles Subsidiaries or used in connection with their properties or operations have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under environmental laws to treat, store or dispose of such substances and wastes, and, to the knowledge of Chiles, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or overtly threatened action, investigation, or inquiry by any governmental authority in connection with any Environmental Laws; (vii) there has been no exposure of any person or property to hazardous substances, solid waste, or any pollutant or contaminant, nor has there been any release of hazardous substances, solid waste, or any pollutant or contaminant into the environment by Chiles or the Chiles Subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim for damages or compensation; and (viii) Chiles and the Chiles Subsidiaries shall make available to Noble all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Chiles and the Chiles Subsidiaries relating to any of the current or former properties or operations of Chiles and the Chiles Subsidiaries; provided that neither Chiles nor any of the Chiles Subsidiaries shall be required to make available any such audits, studies or correspondence that may be subject to the attorney-client privilege or similar privilege.

          (k) Severance Payments. Except as set forth in Section 2.2(k) of the Chiles Disclosure Letter, none of Chiles or the Chiles Subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

          (l) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Chiles Common Stock is the only vote of the holders of any class or series of the capital stock of Chiles necessary to approve this Agreement and the Merger.

                                  ARTICLE III

                COVENANTS OF CHILES PRIOR TO THE EFFECTIVE TIME

     3.1 Conduct of Business by Chiles Pending the Merger. Chiles covenants and agrees that, from the date of this Agreement until the Effective Time, unless Noble shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement or set forth in Section 3.1 of the Chiles Disclosure Letter:

          (a) the business of Chiles and the Chiles Subsidiaries shall be conducted only in, and Chiles and the Chiles Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice; in addition, from and after the date of this Agreement, Chiles shall not, and shall not permit any of the Chiles Subsidiaries to,
     (i) enter into any new drilling contracts with respect to any of Chiles' drilling rigs unless in the good faith opinion of Chiles such contracts may reasonably be expected to have a duration of 90 days or less, or amend in any material respect adverse to Chiles or Noble any drilling contract or other material contract or agreement, without giving prior written notice to Noble, or (ii) mobilize any of Chiles' drilling rigs from the Gulf of Mexico or from the West African coast, without giving prior written notice to Noble;

          (b) Chiles shall not directly or indirectly do any of the following:
     (i) issue, sell, pledge, dispose of or encumber, or permit any Chiles Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of Chiles or any Chiles Subsidiary except upon the exercise of Chiles Options or upon conversion of any convertible securities of Chiles outstanding as of the date of this Agreement or (B) other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of Chiles or any Chiles Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of Chiles or any Chiles Subsidiary;
     (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding other than its regular quarterly cash dividends on the Chiles Preferred Stock; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the Chiles Subsidiaries to redeem, purchase or acquire or offer to acquire, any of its or their capital stock; (v) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.1(b); (vi) enter into, adopt or (except as may be required by law and except for an amendment to the Chiles 1990 Plan (or any option agreements existing thereunder) to provide the Board of Directors of Chiles with the power to take the actions required pursuant to Section 5.11) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee; (vii) except as provided in Section 5.11 and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, increase in any manner the compensation or fringe benefits of any director, officer or employee; or (viii) except as provided in Section 5.11, pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

          (c) Chiles shall use its reasonable efforts (i) to preserve intact the business organization of Chiles and each of the Chiles Subsidiaries, (ii) to maintain in effect any authorizations or similar rights of Chiles and each of the Chiles Subsidiaries, (iii) to keep available the services of its and their current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it and the Chiles Subsidiaries, (v) to maintain and keep its properties and the properties of the Chiles Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty; and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and the Chiles Subsidiaries;

          (d) Chiles shall not make or agree to make, or permit any of the Chiles Subsidiaries to make or agree to make, new capital expenditures that in the aggregate exceed $500,000;

          (e) neither Chiles nor any of the Chiles Subsidiaries shall take, and Chiles will use its reasonable efforts to prevent any affiliate of Chiles from taking, any action that, in the judgment of Arthur Andersen & Co., Chiles's independent auditors, would cause the Merger not to be treated as a "pooling of interests" for accounting purposes;

          (f) Chiles shall, and shall cause the Chiles Subsidiaries to, perform their respective obligations under any contracts and agreements to which any of them is a party or to which any of their assets is subject, except to the extent such failure to perform would not have a material adverse effect on Chiles and the Chiles Subsidiaries, taken as a whole, and except for such obligations as Chiles or the Chiles Subsidiaries in good faith may dispute; and

          (g) Chiles shall not, and shall not permit any of the Chiles Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. Chiles promptly shall advise Noble orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on Chiles and the Chiles Subsidiaries, taken as a whole.

     3.2 Joint Proxy Statement. Promptly after the date of this Agreement, Chiles shall cooperate with Noble in preparing and shall file with the Commission under the Exchange Act, and shall use its reasonable efforts to have cleared by the Commission, a joint proxy statement (the "Proxy Statement") with respect to the meeting of stockholders of Chiles referred to in Section 3.3 and Chiles shall cooperate with Noble in preparing the Registration Statement (as defined below in Section 4.4). Chiles agrees that the Proxy Statement (except with respect to information concerning Noble and the Noble Subsidiaries furnished by or on behalf of Noble specifically for use therein, for which information Noble shall be responsible) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations adopted thereunder, and the Registration Statement (with respect to information concerning Chiles and the Chiles Subsidiaries provided by Chiles specifically for use therein) and the Proxy Statement (except with respect to information concerning Noble and the Noble Subsidiaries furnished by or on behalf of Noble specifically for use therein, for which information Noble shall be responsible) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to the terms and conditions of Section 3.4, the Proxy Statement shall contain the recommendation of the Board of Directors of Chiles that the stockholders of Chiles vote to approve and adopt this Agreement. Chiles will advise Noble promptly in writing if prior to the Effective Time it shall obtain knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement (or the Registration Statement of which the Proxy Statement is a part) in order to make the statements therein not misleading or to comply with applicable law.

     3.3 Meeting of Stockholders of Chiles. Subject to the terms and conditions set forth in Section 3.4, Chiles shall promptly take all action reasonably necessary in accordance with the DGCL and the Chiles Certificate and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of this Agreement. Subject to the terms and conditions set forth in
Section 3.4, the Board of Directors of Chiles (i) shall recommend at such meeting that the stockholders of Chiles vote to adopt and approve this Agreement; (ii) shall use its reasonable efforts to solicit from stockholders of Chiles proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of this Agreement.

     3.4 No Shopping. From and after the date of this Agreement, neither Chiles nor any Chiles Subsidiary shall, directly or indirectly, through any officer, director, employee, representative or agent of Chiles or any of the Chiles Subsidiaries, solicit or knowingly encourage, including by way of furnishing information, the initiation of any inquiries or proposals regarding (i) any merger, tender offer, sale of shares of capital stock or similar business combination transactions involving Chiles or the Chiles Subsidiaries that would have the effect of causing the holders of Chiles Common Stock immediately prior to the effectiveness of such proposed transaction to own in the aggregate less than 50% of the shares of the surviving or resulting entity entitled to vote generally for the election of directors of the surviving or resulting entity, or
(ii) any sale of all or substantially all the assets of Chiles and the Chiles Subsidiaries, taken as a whole (any of the foregoing transactions being referred to herein as a "Chiles Acquisition Transaction"); provided, however, that nothing in this Section 3.4 or elsewhere in this Agreement shall prevent the members of the Board of Directors of Chiles in the exercise of their fiduciary duties and after consulting with independent counsel, from considering, negotiating and approving an unsolicited bona fide proposal that the Board of Directors of Chiles determines in good faith, after consultation with its financial advisors, may result in a transaction more favorable to Chiles' stockholders than the transactions contemplated by this Agreement. If the Board of Directors of Chiles receives a request for confidential information by a potential bidder for Chiles and the Board of Directors determines, after consultation with independent counsel, that the Board of Directors has a fiduciary obligation to provide such information to a potential bidder, then Chiles may, subject to a confidentiality agreement substantially similar to that previously executed by Noble, provide such potential bidder with access to information regarding Chiles. Chiles shall promptly notify Noble, orally and in writing, if any such proposal or offer is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. Chiles shall keep Noble advised of the progress and status of any such proposals or offers. The obligation of the Board of Directors of Chiles to convene a meeting of its stockholders and to recommend the adoption and approval of this Agreement to the stockholders of Chiles pursuant to Section
3.3 of this Agreement shall be subject to the fiduciary duties of the directors, as determined by the directors after consultation with their independent counsel, and nothing contained in this Section 3.4 or elsewhere in this Agreement shall prevent the Board of Directors of Chiles from approving or recommending to the stockholders of Chiles any unsolicited offer or proposal by a third party if required in the exercise of their fiduciary duties, as determined by the directors after consultation with independent counsel.

     3.5 Affiliates' Agreements. Prior to the Closing Date, Chiles shall deliver to Noble a letter identifying all persons whom it believes are, at the time this Agreement is submitted for approval to the stockholders of Chiles, "affiliates" of Chiles for purposes of Rule 145 under the Securities Act. Chiles shall use its reasonable efforts to cause each such person to deliver to Noble on or prior to the Closing Date a written agreement substantially in the form of Exhibit A. Noble shall not be required to maintain the effectiveness of the Registration Statement (as defined below) for the purpose of resale by stockholders of Chiles who may be "affiliates" pursuant to Rule 145 under the Securities Act.

                                   ARTICLE IV

                 COVENANTS OF NOBLE PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by Noble Pending the Merger. Noble covenants and agrees that, from the date of this Agreement until the Effective Time, unless Chiles shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

          (a) the business of Noble and the Noble Subsidiaries shall be conducted only in, and Noble and the Noble Subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practice;

          (b) except as set forth in Section 4.1(b) of the Noble Disclosure Letter, Noble shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any Noble Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of Noble or any Noble Subsidiary except upon the exercise of Noble Options or upon conversion of any convertible securities of Noble outstanding as of the date of this Agreement or pursuant to Noble's Thrift Plan, Noble (International) Employees' Retirement Savings Plan or Noble Field Hourly Employees' Retirement Plan or (B) other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of Noble or any Noble Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of Noble or any Noble Subsidiary, (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding other than its regular quarterly cash dividends on the $2.25 Noble Preferred Stock; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the Noble Subsidiaries to redeem, purchase or acquire or offer to acquire, any of its or their capital stock; or (v) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1 (b);

          (c) except as set forth in Section 4.1(c) of the Noble Disclosure Letter, Noble shall use its reasonable efforts (i) to preserve intact the business organization of Noble and each of the Noble Subsidiaries, (ii) to maintain in effect any authorizations, or similar rights of Noble and each of the Noble Subsidiaries, (iii) to keep available the services of its and their current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it and the Noble Subsidiaries, (v) to maintain and keep its properties and the properties of the Noble Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and the Noble Subsidiaries;

          (d) Noble shall not make or agree to make, or permit any of the Noble Subsidiaries to make or agree to make, any capital expenditure other than as previously disclosed in the Noble Commission Filings or those made in the ordinary course of business and consistent with past practice;

          (e) neither Noble nor any of the Noble Subsidiaries shall take, and Noble will use its reasonable efforts to prevent any affiliate of Noble from taking, any action that, in the judgment of Arthur Andersen

     & Co., Noble's independent auditors, would cause the Merger not to be treated as a "pooling of interests" for accounting purposes;

          (f) Noble shall, and shall cause the Noble Subsidiaries to, perform their respective obligations under any contracts and agreements to which any of them is a party or to which any of their assets is subject, except to the extent such failure to perform would not have a material adverse effect on Noble and the Noble Subsidiaries, taken as a whole, and except for such obligations as Noble or the Noble Subsidiaries in good faith may dispute; and

          (g) Noble shall not, and shall not permit any of the Noble Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. Noble promptly shall advise Chiles orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on Noble and the Noble Subsidiaries, taken as a whole.

     4.2 Joint Proxy Statement. Promptly after the date of this Agreement, Noble shall cooperate with Chiles in preparing and shall file with the Commission under the Exchange Act, and shall use its reasonable efforts to have cleared by the Commission, the Proxy Statement with respect to the meeting of the stockholders of Noble referred to in Section 4.3. Noble agrees that the Proxy Statement (except with respect to information concerning Chiles and the Chiles Subsidiaries furnished by or on behalf of Chiles specifically for use therein, for which information Chiles shall be responsible) will comply as to form in all material respects with the requirements of the Exchange Act and the respective rules and regulations adopted thereunder, and the Proxy Statement (except with respect to information concerning Chiles and the Chiles Subsidiaries furnished by or on behalf of Chiles specifically for use therein, for which information Chiles shall be responsible) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement shall contain the recommendation of the Board of Directors of Noble that the stockholders of Noble vote to adopt the Noble Charter Amendment and approve this Agreement. Noble will advise Chiles promptly in writing if prior to the Effective Time it shall obtain knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

     4.3 Meeting of Stockholders of Noble. Noble shall promptly take all action reasonably necessary in accordance with the DGCL and the Noble Certificate and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption of the Noble Charter Amendment and approval of this Agreement. The Board of Directors of Noble (i) shall recommend at such meeting that the stockholders of Noble vote to adopt and approve the matters referenced in the preceding sentence; (ii) shall use its reasonable efforts to solicit from stockholders of Noble proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of such adoption and approval.

     4.4 Registration Statement. Promptly after the date of this Agreement, Noble will file a registration statement (the "Registration Statement") on Form S-4 with the Commission under the Securities Act with respect to the offering, sale and delivery of the shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued pursuant to the Merger; and Noble will use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing. Noble agrees that the Registration Statement (except with respect to information concerning Chiles and the Chiles Subsidiaries furnished by or on behalf of Chiles specifically for use therein, for which information Chiles shall be responsible) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations adopted thereunder, and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading. Noble will advise Chiles in writing if prior to the Effective Time it shall obtain knowledge of any fact that would, in its opinion, make it necessary to amend or supplement the Registration Statement in order to make the statements therein not misleading or to comply with applicable law.

     4.5 Reservation of Noble Stock. Subject to adoption by the stockholders of Noble of the Noble Charter Amendment, Noble shall reserve for issuance, out of its authorized but unissued capital stock, such number of shares of Noble Common Stock and $1.50 Noble Preferred Stock as may be issuable upon consummation of the Merger and such number of shares of Noble Common Stock as may be issuable upon conversion of the $1.50 Noble Preferred Stock.

     4.6 Stock Exchange Listing. Subject to the adoption by the stockholders of Noble of the Noble Charter Amendment, Noble shall use all reasonable efforts to cause the shares of Noble Common Stock and $1.50 Noble Preferred Stock to be issued in the Merger, the shares of Noble Common Stock to be reserved for issuance upon the exercise of Chiles Options to be assumed by Noble in the Merger, if any, and the shares of Noble Common Stock issuable upon conversion of the $1.50 Noble Preferred Stock to be approved for listing on the NASDAQ National Market System, subject to official notice of issuance, prior to the Closing Date.

     4.7 Affiliates' Agreements. Noble shall use its reasonable efforts to cause each person whom it believes is an "affiliate" of Noble within the meaning thereof under Rule 405 under the Securities Act, to deliver to Noble on or prior to the Closing Date a written agreement substantially in the form of Exhibit B hereto.

     4.8 Registration Rights Agreement. At (and subject to the occurrence of) the Closing, Noble agrees to execute and deliver a Registration Rights Agreement to P.A.J.W. Corporation in substantially the form attached hereto as Exhibit F.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Accountants Letters.

          (a) Chiles shall use its reasonable efforts to cause Arthur Andersen & Co. to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and Noble, in form and substance reasonably satisfactory to Noble and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

          (b) Noble shall use its reasonable efforts to cause Arthur Andersen & Co. to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and Chiles, in form and substance reasonably satisfactory to Chiles and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

     5.2 Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Chiles and Noble shall (i) make all necessary filings with respect to the Merger and this Agreement under the HSR Act, the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto; (ii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and
(iii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     5.3 Notification of Certain Matters. Chiles shall give prompt notice to Noble, and Noble shall give prompt notice to Chiles, orally and in writing, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, and (ii) any material failure of Chiles or Noble, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.4 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

     5.5 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement shall be shared equally by Noble and Chiles; provided, however, that if this Agreement shall have been terminated pursuant to
Section 7.1 as a result of the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, such breaching party shall pay the costs and expenses of the other parties in connection with the transactions contemplated by this Agreement.

     5.6 Noble's Board of Directors. Noble's Board of Directors will take action to increase the number of directors comprising the full Board of Directors of Noble at the Effective Time to nine persons and the directors of Noble shall elect two persons designated by Chiles to fill the two vacancies created by the increase in the number of directors prior to the Effective Time. The designees of Chiles shall be as set forth in Part I of Exhibit C. If, prior to the Effective Time, any such designees shall decline or be unable to serve, Chiles shall designate another person to serve in such person's stead in accordance with the provisions of Part II of Exhibit C.

     5.7 Indemnification.

          (a) From and after the Effective Time, Noble and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Chiles or any of the Chiles Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Chiles or any of the Chiles Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether reasserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including without limitation all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, AND SPECIFICALLY INCLUDING ANY INDEMNIFIED LIABILITY THAT MAY BE BASED ON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE, OR GROSS) OF ANY INDEMNIFIED PARTY, in each case to the full extent such corporations are permitted under the DGCL to indemnify their own directors, officers and employees, as the case may be (and the Surviving Corporation or Noble will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). The defense of any such claim, action, suit, proceeding or investigation shall be conducted by Noble. If Noble has failed to conduct such defense, the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. The party not conducting the defense will use reasonable efforts to assist in the vigorous defense of any such matter, provided that such party shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Noble (but the failure so to notify a party shall not relieve such party from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices such party). If Noble and the Surviving Corporation are responsible for the attorneys' fees of the Indemnified Parties, then the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (b) The Surviving Corporation shall purchase and maintain for a period of six years after the Effective Time continuation coverage for Chiles's directors' and officers' liability insurance policy as in effect on the date hereof or obtain a directors' and officers' insurance policy with comparable coverage.

          (c) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and his representatives.

     5.8 Chiles Employee Benefits.

          (a) After the Effective Time, Noble shall provide those employees of Chiles and the Chiles Subsidiaries covered by the benefit plans of Chiles and the Chiles Subsidiaries with the same benefits in respect of future service that accrue in respect of future services to the employees of Noble who are employed in comparable positions. Noble and Chiles further agree that any present employees of Chiles and the Chiles Subsidiaries shall be credited for their service with Chiles for purposes of eligibility, benefit entitlement and vesting in the plans provided by Noble (other than for purposes of benefit accruals under any defined benefit pension plan). Those employees' benefits under Noble's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid.

          (b) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each employee of Chiles or any of the Chiles Subsidiaries covered by benefit plans of Chiles or a Chiles Subsidiary.

     5.9 Post-Effective Time Mailing. As soon as practicable following the Effective Time, Noble will cause to be mailed to each holder of certificates that represented Shares immediately prior to the Effective Time, at such holder's address as it appears on Chiles's stock transfer records, a letter of transmittal and other information advising such holder of the consummation of the Merger along with information and instructions to enable such holder to effect the exchange of stock certificates as contemplated by Article I of this Agreement.

     5.10 Tax Opinion. Noble covenants and agrees that during the two year period following the Merger it will not cause or permit the Surviving Corporation to sell or otherwise dispose of assets of Chiles vested in the Surviving Corporation other than in the ordinary course of business having a fair market value in excess of 10% of the fair market value of the net assets or 30% of the fair market value of the gross assets of Chiles as of the Effective Time without first obtaining an opinion of counsel that such sale or disposition will not affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     5.11 Chiles Stock Options.

          (a) Chiles covenants and agrees to use its best efforts to take all action necessary to provide for the exchange of the Chiles Options for shares of Noble Common Stock as described in this Section 5.11(a), including, but not limited to, making any necessary amendments to the Chiles 1990 Plan and obtaining the consent of each holder of the Chiles Options to the exchange of such holder's options. Subject to obtaining the consent of each holder of the Chiles Options, and further subject to the consummation of the Merger and effective at the Effective Time, all then outstanding Chiles Options shall be cancelled in exchange for shares of Noble Common Stock. If all the currently outstanding Chiles Options remain outstanding immediately prior to the Effective Time, then such options shall be cancelled in exchange for an aggregate of 480,000 shares of Noble Common Stock. If any currently outstanding Chiles Options are exercised prior to the Effective Time, then the aggregate number of shares of Noble Common Stock specified in the immediately preceding sentence shall be reduced based on a formula that ascribes to such exercised option a proportionate value of the value of all the currently outstanding Chiles Options. The number of shares of Noble Common Stock to be received by each holder of a Chiles Option shall be based on a formula that provides that all holders of Chiles Options having the same exercise price per share and vesting schedule shall receive the same number of shares of Noble Common Stock per share of Chiles Common Stock purchasable under such Chiles Options.

          (b) If the consent to the exchange described in Section 5.11(a) by each of the holders of Chiles Options has not been obtained by Chiles prior to the Closing Date, then, in order to preserve that the Merger be treated as a "pooling of interests" for accounting purposes, the Chiles Options shall not be exchanged as provided in Section 5.11(a) and Noble will take such action as is necessary to assume, effective at the Effective Time, each Chiles Option that remains as of such time unexercised in whole or in part and to substitute shares of Noble Common Stock as purchasable under each such assumed option ("Assumed Option"), with such assumption and substitution to be effected as follows:

             (i) The Assumed Option shall not give the optionee additional benefits which he did not have under the Chiles Option before such assumption and shall be assumed on the same terms and conditions, including, without limitation, vesting schedule, as the Chiles Options being assumed, subject to Section 5.11(b)(ii) and (iii);

             (ii) The number of shares of Noble Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Noble Common Stock that the holder of the Chiles Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Chiles Option been exercised in full immediately prior to consummation of the Merger; and

             (iii) The per share exercise price of such Assumed Option shall be an amount equal to the per share exercise price of the Chiles Option being assumed divided by 0.75.

          (c) If the Chiles Options are assumed by Noble pursuant to Section 5.11(b), Noble shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Noble Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, Noble shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Noble Common Stock subject to the Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of any prospectus contained therein) for so long as any of the Assumed Options remain outstanding.

     5.12 Designation of $1.50 Noble Preferred Stock. Noble agrees to take such action prior to the Effective Time, including the filing of a certificate of designations with the Secretary of State of Delaware, to establish and create a new series of Noble preferred stock designated the "$1.50 Convertible Preferred Stock" from its authorized but unissued shares of preferred stock and having substantially the same rights, privileges, preferences and voting power as shares of Chiles Preferred Stock. The shares of $1.50 Noble Preferred Stock issuable pursuant to the Merger to holders of Chiles Preferred Stock shall be convertible into the consideration received by holders of Chiles Common Stock at the Conversion Price (as defined in the certificate of designations of the Chiles Preferred Stock) immediately after the Effective Time. The shares of $1.50 Noble Preferred Stock and the shares of $2.25 Noble Preferred Stock shall rank on a parity with each other in respect of the payment of dividends and upon liquidation, dissolution or winding up of Noble.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the Noble Charter Amendment shall have been approved and adopted by the requisite vote of the stockholders of Noble, and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Chiles, as may be required by law, by the rules of the NASDAQ National Market System and the American Stock Exchange, respectively, and by any applicable provisions of their respective certificates of incorporation or bylaws;

          (b) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger;

          (d) The Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop-order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

          (e) There shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that reasonably may be deemed necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a material adverse effect on the business, financial condition or results of operations of Noble, the Surviving Corporation and their subsidiaries, taken as a whole after consummation of the Merger;

          (f) The shares of Noble Common Stock and $1.50 Noble Preferred Stock issuable upon consummation of the Merger and the shares of Noble Common Stock issuable upon conversion of the $1.50 Noble Preferred Stock or upon exercise of any Assumed Options shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance;

          (g) All approvals of private persons or corporations, (i) the granting of which is necessary for the consummation of the Merger or the transactions contemplated in connection therewith and (ii) the non-receipt of which would have a material adverse effect on the business, financial condition or results of operations of Noble, the Surviving Corporation and their subsidiaries, taken as a whole after the consummation of the Merger, shall have been obtained; and

          (h) Noble and Chiles shall have been advised in writing on the Closing Date by Arthur Andersen & Co. that, in accordance with generally accepted accounting principles, the Merger should be treated as a "pooling of interests" for accounting purposes.

     6.2 Additional Conditions to Obligations of Noble. The obligation of Noble to effect the Merger is, at the option of Noble, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Chiles contained in Section
     2.2 shall be accurate in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Chiles on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Chiles shall have been delivered to Noble;

          (b) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of Chiles and the Chiles Subsidiaries, taken as a whole, shall have occurred, and Chiles and the Chiles Subsidiaries shall not have suffered any damage, destruction or loss materially adversely affecting the properties or business of Chiles and the Chiles Subsidiaries, taken as a whole, and Noble shall have received a certificate signed by the chief executive officer of Chiles dated the Closing Date to such effect;

          (c) The Board of Directors of Noble shall have received from Simmons & Company International, financial advisor to Noble, a written opinion, dated as of the date of this Agreement, satisfactory in form and substance to the Board of Directors of Noble, to the effect that (i) the conversion ratio of
     0.75 of a share of Noble Common Stock to be issued for each share of Chiles Common Stock and (ii) the conversion ratio of one share of $1.50 Noble Preferred Stock to be issued for each share of Chiles Preferred Stock, in each case pursuant to the Merger, is fair to the stockholders of Noble from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of Noble and not subsequently withdrawn;

          (d) Chiles shall have received, and furnished written copies to Noble of, the Chiles affiliates' agreements pursuant to Section 3.5;

          (e) Noble shall have received from Vinson & Elkins L.L.P., counsel to Chiles, an opinion dated the Closing Date covering the matters set forth in Exhibit D;

          (f) Noble shall have received from Thompson & Knight, P.C. a written opinion dated as of the date that the Proxy Statement is first mailed to stockholders of Noble to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, (ii) Noble, Sub and Chiles will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) Noble, Sub and Chiles shall not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect;

          (g) The Shareholder Voting Agreement dated April 23, 1990, as amended on May 24, 1991, among P.A.J.W. Corporation, OMI Investments, Inc., AWILCO Shipping and WILCO A/S shall have been terminated or shall terminate by its terms as of the Effective Time; and

          (h) Chiles and its agent in Nigeria, Hydrocarbon Services of Nigeria ("HSN"), shall have executed any documentation necessary to the reasonable satisfaction of Noble to permit the export of the drilling rigs of Chiles that have been imported by HSN and Chiles into Nigeria.

     6.3 Additional Conditions to Obligations of Chiles. The obligation of Chiles to effect the Merger is, at the option of Chiles, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Noble and Sub contained in
     Section 2.1 shall be accurate in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Noble on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Noble shall have been delivered to Chiles;

          (b) Since the date of this Agreement, no material adverse change in the results of operations, financial condition or business of Noble and the Noble Subsidiaries, taken as a whole, shall have occurred, and Noble and the Noble Subsidiaries shall not have suffered any damage, destruction or loss materially adversely affecting the properties or business of Noble and the Noble Subsidiaries, taken as a whole, and Chiles shall have received a certificate signed by the chief executive officer of Noble dated the Closing Date to such effect;

          (c) Chiles shall have received from Salomon Brothers Inc, financial advisor to Chiles, a written opinion, dated as of the date of this Agreement, satisfactory in form and substance to the Board of Directors of Chiles, to the effect that (i) the conversion ratio of 0.75 of a share of Noble Common Stock to be issued for each share of Chiles Common Stock and
     (ii) the conversion ratio of one share of $1.50 Noble Preferred Stock to be issued for each share of Chiles Preferred Stock, in each case pursuant to the Merger, is fair to the common and preferred stockholders of Chiles from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of Chiles and not subsequently withdrawn;

          (d) The Board of Directors of Noble shall have taken such action as may be necessary to elect the persons designated by Chiles on or pursuant to Exhibit C to the Noble Board of Directors effective as of the Effective Time;

          (e) Chiles shall have received from Thompson & Knight, P.C., counsel to Noble, an opinion dated the Closing Date covering the matters set forth in Exhibit E;

          (f) Noble shall have received, and furnished copies to Chiles of, the Noble affiliates' agreements pursuant to Section 4.7; and

          (g) Chiles shall have received from Vinson & Elkins L.L.P., a written opinion dated as of the date that the Proxy Statement is first mailed to stockholders of Chiles to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) Noble, Sub and Chiles will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) the stockholders of Chiles shall not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, other than to the extent such stockholders receive cash in lieu of fractional shares, and such opinion shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of Noble or the stockholders of Chiles:

          (a) by mutual consent of Noble and Chiles;

          (b) by either Noble or Chiles if the Merger has not been effected on or before January 31, 1995;

          (c) by Noble if the condition set forth in Section 6.2(c) is not satisfied;

          (d) by Chiles if the condition set forth in Section 6.3(c) is not satisfied;

          (e) by either Noble or Chiles if a final, unappealable order of a judicial or administrative authority of competent jurisdiction to restrain, enjoin or otherwise prevent a consummation of this Agreement or the transactions contemplated in connection herewith shall have been entered;

          (f) by either Noble or Chiles if the required approval of the stockholders of Chiles or the stockholders of Noble provided for in Sections 3.3 and 4.3, respectively, is not received in a vote duly taken at their respective stockholders' meetings;

          (g) by Noble if (i) since the date of this Agreement there has been a material adverse change in the results of operations, financial condition or business of Chiles and the Chiles Subsidiaries, taken as a whole, or
     (ii) there has been a material breach of any representation or warranty or covenant set forth in this Agreement by Chiles which breach has not been cured within five business days following receipt by Chiles of notice of such breach;

          (h) by Chiles if (i) since the date of this Agreement there has been a material adverse change in the results of operations, financial condition or business of Noble and the Noble Subsidiaries, taken as a whole, or (ii) there has been a material breach of any representation or warranty or covenant set forth in this Agreement by Noble which breach has not been cured within five business days following receipt by Noble of notice of such breach; or

          (i) by Noble if the Board of Directors of Chiles exercises its right pursuant to Section 3.4 not to convene a meeting of the Chiles stockholders.

     7.2 Effect of Termination.

          (a) In the event of any termination of this Agreement pursuant to
     Section 7.1, (i) the provisions of the Confidentiality Agreements (as defined below) and the provisions of Section 5.5 shall survive any such termination, and (ii) such termination shall not relieve any party from liability for any breach of this Agreement.

          (b) In the event that either Noble or Chiles terminates this Agreement pursuant to Sections 7.1(a), 7.1(b), 7.1(d), 7.1(f), 7.1(g)(ii) or 7.1(i),
     and (i) this Agreement has either not been submitted to the stockholders of Chiles or the stockholders of Chiles have declined to approve this Agreement by the requisite vote, (ii) after the date of this Agreement but at or before the time this Agreement is terminated there shall have been a Chiles Acquisition Transaction proposed in writing to Chiles and (iii) any Chiles Acquisition Transaction (whether the same or different from the one referenced in clause (ii)) is consummated at any time within one year after the date of this Agreement, then Chiles shall promptly pay to Noble the sum of $6,000,000.

          (c) If this Agreement is terminated pursuant to Section 7.1(f) because of the failure of Noble to secure the approval of its stockholders as required under Section 4.3 and the conditions to closing set forth in Sections 6.1 and 6.2 (other than Sections 6.1(f), 6.1(h), 6.2(d), 6.2(e), 6.2(f), 6.2(g) and 6.2(h)) have otherwise been satisfied, then Noble shall promptly, but in no event later than five business days after written request by Chiles, pay to Chiles an amount equal to $1,000,000 in immediately available funds as reimbursement for an agreed upon estimate of Chiles's out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby.

          (d) If this Agreement is terminated pursuant to Section 7.1(f) because of the failure of Chiles to secure the approval of its stockholders as required under Section 3.3 and the conditions to closing set forth in Sections 6.1 and 6.3 (other than Sections 6.1(f), 6.1(h), 6.3(d), 6.3(e), 6.3(f), and 6.3(g)) have otherwise been satisfied, then Chiles shall promptly, but in no event later than five business days after written request by Noble, pay to Noble an amount equal to $1,000,000 in immediately available funds as reimbursement for an agreed upon estimate of Noble's out-of-pocket fees and expenses incurred in connection with the transactions contemplated hereby; provided, however, that if Chiles shall be obligated to make any payment to Noble pursuant to Section 7.2(b), then Chiles shall be entitled to offset from any amount due under Section 7.2(b) any amount paid to Noble pursuant to this Section 7.2(d).

     7.3 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto, provided that after this Agreement has been approved and adopted by the stockholders of Noble and Chiles, this Agreement may be amended only as may be permitted by applicable provisions of the DGCL. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

     7.4 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the terms of Article I, the second paragraph of Section 2.1(i), the third, fourth and fifth sentences of the second paragraph of Section 2.2(i), Sections 5.7, 5.8, 5.10 and 5.11, Article VII, and the agreements of the "affiliates" of Chiles and Noble delivered pursuant to Sections 3.5 and 4.7, respectively hereof.

     7.5 Public Statements. Chiles and Noble agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange policy.

     7.6 Assignment. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth in this Agreement, this Agreement shall not be assignable by the parties hereto.

     7.7 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

if to Chiles:     Chiles Offshore Corporation
                  1400 Broadfield Blvd., Suite 400
                  Houston, Texas 77084-5133
                  Attention: C. Ray Bearden

with a copy to:   Vinson & Elkins L.L.P.
                  2500 First City Tower
                  Houston, Texas 77002-6760
                  Attention: Keith R. Fullenweider

if to Noble:      Noble Drilling Corporation
                  10370 Richmond Avenue, Suite 400
                  Houston, Texas 77042
                  Attention: James C. Day

with a copy to:   Thompson & Knight, P.C.
                  1700 Pacific Avenue, Suite 3300
                  Dallas, Texas 75201
                  Attention: Robert D. Campbell

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 7.7. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

     7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas without giving effect to the principles of conflicts of law thereof.

     7.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

     7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     7.11 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7.12 Confidentiality Agreements. The Confidentiality Agreements entered into between Noble and Chiles in May 1994 (the "Confidentiality Agreements") are hereby incorporated by reference herein and made a part hereof.

     7.13 Entire Agreement; Third Party Beneficiaries. This Agreement and the Confidentiality Agreements constitute the entire agreement and supersede all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Sections 5.7, 5.8 and 5.11.

     7.14 Disclosure Letters.

          (a) The Chiles Disclosure Letter, executed by Chiles as of the date hereof, and delivered to Noble on the date hereof, contains all disclosure required to be made by Chiles under the various terms and provisions of this Agreement. Each item of disclosure set forth in the Chiles Disclosure Letter specifically refers to the Article and Section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of the Agreement.

          (b) The Noble Disclosure Letter, executed by Noble as of the date hereof, and delivered to Chiles on the date hereof, contains all disclosure required to be made by Noble under the various terms and provisions of this Agreement. Each item of disclosure set forth in the Noble Disclosure Letter specifically refers to the Article and Section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other Article or Section of the Agreement.

     7.15 Stock Exchange. If any securities of Noble become listed and traded on the New York Stock Exchange, references herein to the "NASDAQ National Market System" shall be deemed changed to the "New York Stock Exchange" where the context so requires; provided that, subject to Section 6.1(f) hereof, there shall be no obligation on Noble to list the $1.50 Noble Preferred Stock on such exchange.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                            NOBLE DRILLING CORPORATION

                                            By:    /s/  JAMES C. DAY
                                                        JAMES C. DAY
                                                  Chairman, President and
                                                  Chief Executive Officer

                                            NOBLE OFFSHORE CORPORATION

                                            By:    /s/  BYRON L. WELLIVER
                                                  BYRON L. WELLIVER
                                                  President

                                            CHILES OFFSHORE CORPORATION

                                            By:    /s/  C. RAY BEARDEN
                                                  C. RAY BEARDEN
                                                  President

                           GLOSSARY OF DEFINED TERMS

                                                                                        PAGE
                                                                                        ----
Agreement.............................................................................    1
Noble.................................................................................    1
Sub...................................................................................    1
Chiles................................................................................    1
Merger................................................................................    1
Chiles Common Stock...................................................................    1
Noble Common Stock....................................................................    1
Chiles Preferred Stock................................................................    1
$1.50 Noble Preferred Stock...........................................................    1
Code..................................................................................    1
DGCL..................................................................................    1
Surviving Corporation.................................................................    1
Closing...............................................................................    1
Closing Date..........................................................................    1
Effective Time........................................................................    1
Shares................................................................................    2
Noble Subsidiaries....................................................................    4
Noble Disclosure Letter...............................................................    4
Noble Certificate.....................................................................    4
Noble Charter Amendment...............................................................    4
$2.25 Noble Preferred Stock...........................................................    4
Triton Agreement......................................................................    4
Noble Options.........................................................................    5
HSR Act...............................................................................    5
Commission............................................................................    6
Securities Act........................................................................    6
Exchange Act..........................................................................    6
Noble Commission Filings..............................................................    6
Permitted Liens.......................................................................    7
Noble ERISA Affiliate.................................................................    7
ERISA.................................................................................    7
Plan..................................................................................    7
Benefit Program or Agreement..........................................................    7
Tax Returns...........................................................................    8
Taxes.................................................................................    8
Tax...................................................................................    8
Environmental Laws....................................................................   10
CERCLA................................................................................   10
RCRA..................................................................................   10
OPA...................................................................................   10
Governmental Authority................................................................   10
Chiles Subsidiaries...................................................................   11
Chiles Disclosure Letter..............................................................   11
Chiles Certificate....................................................................   11
Chiles Options........................................................................   11
Chiles 1990 Plan......................................................................   11
Chiles Commission Filings.............................................................   12
Chiles ERISA Affiliate................................................................   13
Proxy Statement.......................................................................   18
Chiles Acquisition Transaction........................................................   18
Registration Statement................................................................   20
Indemnified Parties...................................................................   22
Indemnified Liabilities...............................................................   22
Assumed Option........................................................................   24
HSN...................................................................................   26
Confidentiality Agreements............................................................   29

                                                                     APPENDIX II

                        SIMMONS & COMPANY INTERNATIONAL
                        700 Louisiana Street, Suite 5000
                              Houston, Texas 77002
                                  713-236-9999

June 13, 1994

Board of Directors
Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas 77042

Members of the Board:

You have requested the opinion of Simmons & Company International ("Simmons") as investment bankers as to the fairness, from a financial point of view, to the holders of common stock and $2.25 convertible exchangeable preferred stock ("$2.25 Noble Preferred Stock") of Noble Drilling Corporation ("Noble" or the "Company") of the consideration to be paid by Noble in the proposed merger of Chiles Offshore Corporation ("Chiles") with and into Noble Offshore Corporation, a wholly owned subsidiary of the Company (the "Noble Sub"), pursuant to the Agreement and Plan of Merger (the "Agreement"), to be executed by Noble, the Noble Sub and Chiles (the "Proposed Merger").

As more specifically set forth in the Agreement, in the Proposed Merger each issued and outstanding share of common stock of Chiles ("Chiles Common Stock") will be converted into the right to receive 0.75 of a share of common stock, par value of $.10 per share, of Noble ("Noble Common Stock"). Each issued and outstanding share of $1.50 convertible preferred stock of Chiles ("Chiles Preferred Stock") will be converted into the right to receive one share of a new series of $1.50 convertible preferred stock of Noble having substantially the same rights, privileges, preferences, and voting power as the Chiles Preferred Stock.

Simmons, as a specialized energy-related investment banking firm, is engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, the management and underwriting of sales of equity and debt to the public, and private placements of equity and debt. Simmons has previously rendered investment banking services to the Company in connection with a number of transactions for which Simmons received customary compensation. In addition, in the ordinary course of business, Simmons may actively trade the securities of Noble and Chiles for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In connection with rendering its opinion, Simmons has reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) the financial statements and other information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 1993, the common stock and senior notes prospectuses of the Company dated September 30, 1993, the Current Report on Form 8-K of the Company dated April 22, 1994, and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1994; (iii) certain near-term forecasts and other internal information, primarily financial in nature, concerning the business and operations of the Company, and reflecting its recent acquisitions, furnished by the Company for purposes of Simmons' analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, Noble Common Stock and the $2.25 Noble Preferred Stock; (v) certain publicly available information concerning Chiles, including the Annual Reports on Form 10-K of Chiles for each of the years in the three year period ended December 31, 1993, the preferred stock prospectus of Chiles dated October 14, 1993, and the Quarterly Report on Form 10-Q of Chiles for the quarter ended March 31, 1994; (vi) certain near-term forecasts and other internal information, primarily financial in nature, concerning the business and operations of Chiles furnished by Chiles for purposes of Simmons' analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, Chiles Common Stock and Chiles Preferred Stock; (viii) certain publicly available information with respect to certain other companies that Simmons believes to be comparable to the Company or Chiles ("Comparable Companies") and the trading markets for

Board of Directors
Noble Drilling Corporation
June 13, 1994
Page 2

such Comparable Companies' securities; (ix) certain publicly available information concerning estimates of the future operating and financial performance of the Company, Chiles and Comparable Companies prepared by industry experts unaffiliated with either the Company or Chiles; and (x) certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry. Simmons has also met with certain officers and employees of the Company and Chiles to discuss the foregoing as well as other matters believed relevant to the inquiry.

In the review and analysis and in arriving at its opinion, Simmons has assumed and relied upon the accuracy and completeness of all of the financial and other information provided by the Company and Chiles, or publicly available, including without limitation, information with respect to asset conditions, tax positions, liability reserves and insurance coverages, and has not attempted independently to verify any of such information. Simmons has not conducted a physical inspection of any of the assets, properties or facilities of the Company or Chiles, nor has Simmons made or obtained any independent valuations or appraisals of any of such properties or facilities, other than certain publicly available estimates (the "Analyst Reports"). We have also assumed, with your permission, that the Proposed Merger be treated as a "pooling of interests" in accordance with generally accepted accounting principles.

In conducting its analysis and arriving at its opinion as expressed herein, Simmons has considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Chiles; (ii) the business prospects of the Company and Chiles; (iii) the financial performance and historical and current market for the equity securities of Noble, Chiles and Comparable Companies; (iv) the relative value of each company's assets, based upon the Analyst Reports and information contained in each company's balance sheet; (v) the respective contributions in terms of assets, and current and prospective earnings and cash flow of Noble and Chiles to the combined company, and the relative ownership of Noble after the Proposed Merger by the current holders of Noble Common Stock and Chiles Common Stock;
(vi) the pro forma effect of the Proposed Merger on Noble's capitalization ratios, earnings per share and cash flow per share; and (vii) the nature and terms of certain other acquisition transactions that Simmons believes to be relevant. Simmons' analyses reflect recent acquisitions and current capitalization structures of the Company and Chiles. Simmons has also taken into account other financial analyses and studies deemed appropriate, its assessment of general economic, market and financial conditions, and its experience in connection with similar transactions and securities valuation generally. Simmons' opinion necessarily is based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof.

Simmons is acting as financial advisor to the Company in this transaction and will receive a customary fee for its services.

Based upon and subject to the foregoing, Simmons is of the opinion, as investment bankers, that the consideration to be paid by the Company in the Proposed Merger is fair, from a financial point of view, to holders of Noble Common Stock and the $2.25 Noble Preferred Stock.

Sincerely,

SIMMONS & COMPANY INTERNATIONAL

/s/ NICHOLAS L. SWYKA
- ---------------------------
    Nicholas L. Swyka
    Managing Director

NLS/sm

August 12, 1994



Board of Directors
Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas 77042


Members of the Board:

Reference is made to our letter dated June 13, 1994 with respect to the proposed merger of Chiles Offshore Corporation ("Chiles") with and into a wholly owned subsidiary of Noble Drilling Corporation (the "Company"), a copy of which is attached. Capitalized terms used and not defined herein shall have the meanings assigned to them in our June 13, 1994 letter.

This is to advise you that since the date of our June 13, 1994 letter, we have performed the following additional procedures:

     (1) monitored the stock prices of the Company, Chiles and companies deemed comparable to the Company or Chiles ("Comparable Companies");

     (2) reviewed all publicly available press releases made by the Company and Chiles;

     (3) monitored certain other publicly available information of the Company, Chiles and Comparable Companies, including, to the extent available, Quarterly Reports on Form 10-Q and estimates of the future operating and financial performance of the Company, Chiles and Comparable Companies prepared by industry experts unaffiliated with either the Company or Chiles;

     (4) reviewed with management the latest available financial statements of the Comapny and Chiles, including Quarterly Reports on Form 10-Q of the Comapny and Chiles for the quarter ended June 30, 1994;

     (5) discussed with management recent events and any changes in the forecasts of 1994 operating results of the Company and Chiles;

     (6) monitored certain publicly available information regarding the nature and terms of certain other transactions deemed relevant to the proposed merger;

Board of Directors
Noble Drilling Corporation
August 12, 1994
Page 2


      (7) monitored certain publicly available spot and futures prices of crude oil and natural gas and certain publicly available offshore drilling rig statistics; and

      (8) reviewed the Company's Registration Statement on Form S-4 (No. 33-54495), as amended, which includes the Joint Proxy Statement/ Prospectus relating to the proposed merger.

Based upon the foregoing, Simmons confirms as of the date hereof, its opinion of June 13, 1994, that the consideration to be paid by the Company in the proposed merger is fair, from a financial point of view, to holders of Noble Common Stock and the $2.25 Noble Preferred Stock.

Sincerely,

SIMMONS & COMPANY INTERNATIONAL

  /s/ Nicholas L. Swyka

Nicholas L. Swyka
Managing Director

NLS/sm

Attachments

                                                                    APPENDIX III

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

212-783-7000

                                                             SALOMON BROTHERS


August 12, 1994


The Board of Directors
Chiles Offshore Corporation
1400 Broadfield Boulevard, Suite 400
Houston, Texas 77084

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.01 per share (the "Company Common Stock"), and to holders of shares of $1.50 Convertible Preferred Stock, par value $1.00 per share (the "Company Preferred Stock"), of Chiles Offshore Corporation (the "Company") of the consideration to be received by such stockholders in the proposed merger of the Company with Noble Offshore Corporation ("Acquiror Sub"), a wholly-owned subsidiary of Noble Drilling Corporation ("Acquiror"), pursuant to the Agreement and Plan of Merger, dated as of June 13, 1994 (the "Agreement"), among Acquiror, Acquiror Sub and the Company (the "Proposed Merger").

As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, in the Proposed Merger, each issued and outstanding share of the Company Common Stock will be converted into the right to receive 0.75 of a share of common stock, par value $0.10 per share, of Acquiror (the "Acquiror Common Stock") and each issued and outstanding share of Company Preferred Stock will be converted into the right to receive one share of a new series of $1.50 convertible preferred stock of Acquiror (the "Acquiror Preferred Stock"). Pursuant to the Agreement, cash will be exchanged in lieu of fractional shares of the Acquiror Common Stock.

As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services. Salomon Brothers Inc has previously rendered certain investment banking and financial advisory services to the Company for which we have received customary compensation. Salomon Brothers Inc has also previously rendered investment banking and financial advisory services to Acquiror for which we have received customary compensation. In addition, in the ordinary course of our business, we may actively trade the securities of the Company and Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


In connection with rendering our opinion we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the three years in the three year period ended December 31, 1993 and the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1994, and June 30, 1994; (iii) certain internal information, primarily historical financial in nature, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information concerning Acquiror, including the

The Board of Directors
Chiles Offshore Corporation

August 12, 1994

Page 2

                                                             SALOMON BROTHERS


Annual Reports on Form 10-K of Acquiror for each of the three years in the three year period ended December 31, 1993 and the Quarterly Reports on Form 10-Q of the Acquiror for the quarters ended March 31, 1994, and June 30, 1994; (vi) certain internal information, primarily historical financial in nature, concerning the business and operations of Acquiror furnished to us by Acquiror for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Acquiror Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or Acquiror and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company and Acquiror to discuss the foregoing as well as other matters we believe relevant to our inquiry.


In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have not attempted independently to verify any of such information. We have not conducted a physical inspection of any of the properties or facilities of the Company of Acquiror, nor have we made or obtained any independent appraisals of any of such properties or facilities. We have assumed that the Acquiror Preferred Stock will have substantially identical rights, privileges, preferences and voting power as those of the Company Preferred Stock. In addition, we have assumed that the Proposed Merger will not be taxable for the holders of the Company Common Stock and the Company Preferred Stock, and that the Proposed Merger will be accounted for as a pooling of interests.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Acquiror; (ii) the business prospects of the Company and Acquiror;
(iii) the historical and current trading market for the Company Common Stock, for the Acquiror Common Stock and for the equity securities of certain other companies that we believe to be comparable to the Company and Acquiror; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities valuation generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed herein is, in any event, limited to the fairness, from a financial point of view, to the holders of the Company Common Stock and the Company Preferred Stock, of the consideration to be received by such holders in the Proposed Merger and does not address the Company's underlying business decision to effect the Proposed Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that the consideration to be received by the holders of the Company Common Stock and the Company Preferred Stock in the Proposed Merger is fair, from a financial point of view, to such holders.

Very truly yours,

SALOMON BROTHERS INC
/s/  Salomon Brothers Inc

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Noble is a Delaware corporation. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), Noble has the power to indemnify its directors and officers, subject to certain limitations.

     Reference is made to Article VI of the Bylaws of Noble, which provides for indemnification of directors and officers of Noble under certain circumstances.

     Pursuant to the DGCL, the Restated Certificate of Incorporation of Noble limits the personal liability of the directors of Noble to Noble or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

     Noble also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

     The foregoing summaries are necessarily subject to the complete text of the statute, bylaws, restated certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed as part of this Registration Statement:


       NUMBER                                          EXHIBIT
- --------------------    ----------------------------------------------------------------------
           2.1**        -- Agreement and Plan of Merger dated as of June 13, 1994, among Noble
                           Drilling Corporation, Noble Offshore Corporation and Chiles
                           Offshore Corporation (included as Appendix I to the Joint Proxy
                           Statement/Prospectus included in the original filing of this
                           Registration Statement).
           2.2          -- Stock Purchase Agreement dated April 22, 1994, between Joseph E.
                           Beall, George H. Bruce, Triton Engineering Services Company and
                           Noble Drilling Corporation (filed as Exhibit 2.1 to Noble Drilling
                           Corporation's Form 8-K dated May 6, 1994 and incorporated herein by reference).


           2.3          -- Assets Purchase Agreement dated as of August 20, 1993 (the "Western
                           Assets Purchase Agreement"), between Noble Drilling Corporation and
                           The Western Company of North America (filed as Exhibit 2.1 to Noble
                           Drilling Corporation's Registration Statement on Form S-3 (No.
                           33-67130) and incorporated herein by reference).
           2.4          -- Agreement dated as of October 7, 1993, among Noble Drilling
                           Corporation, Noble Drilling (U.S.) Inc., Noble International
                           Limited, The Western Company of North America and Offshore
                           International Ltd., amending the Western Assets Purchase Agreement
                           (filed as Exhibit 2.2 to Noble Drilling Corporation's Form 8-K
                           dated October 15, 1993 and incorporated herein by reference).
           2.5          -- Exchange Agreement dated as of June 4, 1993 (the "Exchange
                           Agreement"), by and among Noble Drilling Corporation, Grasso
                           Corporation, Offshore Logistics, Inc., PPI-Seahawk Services, Inc.
                           and Noble Production Services Inc. (filed as Exhibit 2.2 to Noble
                           Drilling Corporation's Registration Statement on Form S-3 (No.
                           33-67130) and incorporated herein by reference).

       NUMBER                                          EXHIBIT
       ------                                          -------
           2.6          -- Amendment No. 1 dated October 29, 1993 to the Exchange Agreement by and among Noble Drilling Corporation, Grasso Corporation, Offshore
                           Logistics, Inc., PPI-Seahawk Services, Inc. and Noble Production
                           Services Inc. (filed as Exhibit 2.4 to Noble Drilling Corporation's
                           Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).
           2.7          -- Assignment and Assumption Agreement made as of October 28, 1993, by and between Noble Production Management Inc., Noble Production
                           Services Inc., OLOG Production Management Inc., PPI-Seahawk
                           Services, Inc. and Grasso Corporation (filed as Exhibit 2.7 to
                           Noble Drilling Corporation's Annual Report on Form 10-K for the
                           year ended December 31, 1993 and incorporated herein by reference).
           2.8          -- Assets Purchase Agreement dated as of August 20, 1993 (the "Portal
                           Assets Purchase Agreement"), between Noble Drilling Corporation and
                           Portal Rig Corporation (filed as Exhibit 2.3 to Noble Drilling
                           Corporation's Registration Statement on Form S-3 (No. 33-67130) and
                           incorporated herein by reference).
           2.9          -- Agreement dated as of October 25, 1993, among Noble Drilling
                           Corporation, Noble (Gulf of Mexico) Inc. and Portal Rig
                           Corporation, amending the Portal Assets Purchase Agreement (filed as Exhibit 2.5 to Noble Drilling Corporation's Quarterly Report on
                           Form 10-Q for the three-month period ended September 30, 1993 and incorporated herein by reference).
           4.1          -- Restated Certificate of Incorporation of Noble Drilling Corporation
                           dated August 29, 1985 (filed as Exhibit 3.7 to Noble Drilling
                           Corporation's Registration Statement on Form 10 (No. 0-13857) and
                           incorporated herein by reference).
           4.2          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated May 5, 1987 (filed as Exhibit
                           4.2 to Noble Drilling Corporation's Registration Statement on Form
                           S-3 (No. 33-67130) and incorporated herein by reference).
           4.3          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated June 1, 1987 (filed as Exhibit
                           4.3 to Noble Drilling Corporation's Registration Statement on Form
                           S-3 and incorporated herein by reference).
           4.4          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated April 28, 1988 (filed as
                           Exhibit 3.12 to Noble Drilling Corporation's Annual Report on Form
                           10-K for the year ended December 31, 1988 and incorporated herein by reference).
           4.5          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated April 27, 1989 (filed as
                           Exhibit 3.13 to Noble Drilling Corporation's Annual Report on Form
                           10-K for the year ended December 31, 1989, as amended, and incorporated herein by reference).
           4.6          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated August 1, 1991 (filed as
                           Exhibit 3.16 to Noble Drilling Corporation's Annual Report on Form
                           10-K for the year ended December 31, 1991 and incorporated herein by reference).
           4.7          -- Certificate of Designations of $2.25 Convertible Exchangeable
                           Preferred Stock, par value $1.00 per share, of Noble Drilling
                           Corporation, dated as of November 18, 1991 (filed as Exhibit 3.17 to Noble Drilling Corporation's Annual Report on Form 10-K for the
                           year ended December 31, 1991 and incorporated herein by reference).


          NUMBER                                       EXHIBIT
          ------                                       -------
           4.8*         -- Form of Certificate of Designations of $1.50 Convertible Preferred
                           Stock, par value $1.00 per share, of Noble Drilling Corporation.
           4.9**        -- Form of certificate to evidence shares of $1.50 Convertible
                           Preferred Stock of Noble Drilling Corporation.
           4.10         -- Composite copy of the Bylaws of Noble Drilling Corporation as currently in effect (filed as Exhibit 4.8 to Noble Drilling
                           Corporation's Registration Statement on Form S-3 (No. 33-67130) and
                           incorporated herein by reference).
           4.11         -- Indenture governing the 9 1/4% Senior Notes Due 2003 of Noble
                           Drilling Corporation (filed as Exhibit 4.1 to Noble Drilling
                           Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1993 and incorporated herein by reference).
           4.12         -- Form of Senior Notes (included in Section 2.02 of the Indenture filed as Exhibit 4.1 to Noble Drilling Corporation's Quarterly
                           Report on Form 10-Q for the three-month period ended September 30,
                           1993 and incorporated herein by reference).
           5.1*         -- Opinion of Thompson & Knight, A Professional Corporation.
           8.1*         -- Opinion of Thompson & Knight, A Professional Corporation.
          10.1**        -- Credit Agreement dated as of June 16, 1994 among Noble Drilling
                           Corporation, First Interstate Bank of Texas, N.A., in its
                           individual capacity and as agent, and Credit Lyonnais Cayman Island
                           Branch.
          10.2**        -- Revolving Credit Note dated June 16, 1994 of Noble Drilling
                           Corporation in the amount of $12,500,000 in favor of Credit
                           Lyonnais Cayman Island Branch.
          10.3**        -- Revolving Credit Note dated June 16, 1994 of Noble Drilling
                           Corporation in the amount of $12,500,000 in favor of First
                           Interstate Bank of Texas, N.A.
          10.4**        -- Guaranty Agreement dated as of June 16, 1994 by and among Noble
                           Drilling (U.S.) Inc., Noble Drilling (West Africa) Inc. and Noble
                           Drilling (Mexico) Inc.
          10.5*         -- Amendment No. 1 to the Noble Drilling Corporation 1992 Nonqualified
                           Stock Option Plan for Non-Employee Directors.
          12.1*         -- Statement regarding computation of ratios.
          23.1*         -- Consent of Arthur Andersen & Co.
          23.2*         -- Consent of Arthur Andersen & Co.
          23.3**        -- Consent of KPMG Peat Marwick.
          23.4*         -- Consent of Thompson & Knight, A Professional Corporation (contained in its opinion filed as Exhibit 5.1).
          23.5*         -- Consent of Thompson & Knight, A Professional Corporation (contained in its opinion filed as Exhibit 8.1).
          23.6*         -- Consent of Simmons & Company International.
          23.7*         -- Consent of Salomon Brothers Inc .
          24.1**        -- Power of attorney (included on the signature page of the original
                           Registration Statement).
          24.2*         -- Power of attorney granted by Michael A. Cawley.
          24.3*         -- Power of attorney granted by James L. Fishel.
          99.1**        -- Form of Proxy of Noble Drilling Corporation (relating to the
                           Special Meeting of the stockholders of Noble Drilling Corporation described in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement).

         NUMBER                                          EXHIBIT
         ------                                          -------
          99.2**        -- Form of Proxy of Chiles Offshore Corporation (relating to the
                           Special Meeting of the stockholders of Chiles Offshore Corporation described in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
          99.3*         -- Form of Voting Instruction Card for participants in the Noble
                           Drilling Corporation Thrift Plan (relating to the Special Meeting of the stockholders of Noble Drilling Corporation described in the
                           Joint Proxy Statement/Prospectus forming a part of this
                           Registration Statement).
          99.4*         -- Form of Noble Drilling Corporation 1991 Stock Option and Restricted
                           Stock Plan, as proposed to be amended.
          99.5*         -- Consent of Marc E. Leland.
          99.6*         -- Consent of Lawrence Chazen.


- ---------------

 * Filed herewith.

** Filed previously.


ITEM 22. UNDERTAKINGS.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Acceleration of effectiveness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Requests for information incorporated by reference; post-effective amendments.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of August, 1994.


                                            NOBLE DRILLING CORPORATION

                                            By:      /s/  JAMES C. DAY
                                                          James C. Day
                                                 Chairman, President and Chief
                                                       Executive Officer


                  SIGNATURE                               TITLE                      DATE
                  ---------                               -----                      ----
              /s/  JAMES C. DAY                Chairman, President and          August 12, 1994
                   James C. Day                  Chief Executive Officer
                                                 and Director (Principal
                                                 Executive Officer)

            /s/  BYRON L. WELLIVER             Senior Vice President --         August 12, 1994
                 Byron L. Welliver               Finance and Treasurer
                                                 (Principal Financial
                                                 Officer)

              /s/  ALAN KRENEK                 Controller (Principal            August 12, 1994
                   Alan Krenek                   Accounting Officer)

           /s/  MICHAEL A. CAWLEY*             Director                         August 12, 1994
                Michael A. Cawley

           /s/  TOMMY C. CRAIGHEAD*            Director                         August 12, 1994
                Tommy C. Craighead

          /s/  JOHNNIE W. HOFFMAN*             Director                         August 12, 1994
               Johnnie W. Hoffman

           /s/  JAMES L. FISHEL*               Director                         August 12, 1994
                James L. Fishel

          /s/  JOHN F. SNODGRASS*              Director                         August 12, 1994
               John F. Snodgrass

           /s/  BILL M. THOMPSON*              Director                         August 12, 1994
                Bill M. Thompson

*By:         /s/  JAMES C. DAY
                  James C. Day
                Attorney-in-fact

                               INDEX TO EXHIBITS


       NUMBER                                          EXHIBIT
- --------------------    ----------------------------------------------------------------------
           2.1**        -- Agreement and Plan of Merger dated as of June 13, 1994, among Noble
                           Drilling Corporation, Noble Offshore Corporation and Chiles
                           Offshore Corporation (included as Appendix I to the Joint Proxy
                           Statement/Prospectus included in the original filing of this
                           Registration Statement)
           2.2          -- Stock Purchase Agreement dated April 22, 1994, between Joseph E.
                           Beall, George H. Bruce, Triton Engineering Services Company and
                           Noble Drilling Corporation (filed as Exhibit 2.1 to Noble Drilling
                           Corporation's Form 8-K dated May 6, 1994 and incorporated herein by reference).


           2.3          -- Assets Purchase Agreement dated as of August 20, 1993 (the "Western
                           Assets Purchase Agreement"), between Noble Drilling Corporation and
                           The Western Company of North America (filed as Exhibit 2.1 to Noble
                           Drilling Corporation's Registration Statement on Form S-3 (No.
                           33-67130) and incorporated herein by reference).
           2.4          -- Agreement dated as of October 7, 1993, among Noble Drilling
                           Corporation, Noble Drilling (U.S.) Inc., Noble International
                           Limited, The Western Company of North America and Offshore
                           International Ltd., amending the Western Assets Purchase Agreement
                           (filed as Exhibit 2.2 to Noble Drilling Corporation's Form 8-K
                           dated October 15, 1993 and incorporated herein by reference).
           2.5          -- Exchange Agreement dated as of June 4, 1993 (the "Exchange
                           Agreement"), by and among Noble Drilling Corporation, Grasso
                           Corporation, Offshore Logistics, Inc., PPI-Seahawk Services, Inc.
                           and Noble Production Services Inc. (filed as Exhibit 2.2 to Noble
                           Drilling Corporation's Registration Statement on Form S-3 (No.
                           33-67130) and incorporated herein by reference).
           2.6          -- Amendment No. 1 dated October 29, 1993 to the Exchange Agreement by and among Noble Drilling Corporation, Grasso Corporation, Offshore
                           Logistics, Inc., PPI-Seahawk Services, Inc. and Noble Production
                           Services Inc. (filed as Exhibit 2.4 to Noble Drilling Corporation's
                           Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).
           2.7          -- Assignment and Assumption Agreement made as of October 28, 1993, by and between Noble Production Management Inc., Noble Production
                           Services Inc., OLOG Production Management Inc., PPI-Seahawk
                           Services, Inc. and Grasso Corporation (filed as Exhibit 2.7 to
                           Noble Drilling Corporation's Annual Report on Form 10-K for the
                           year ended December 31, 1993 and incorporated herein by reference).
           2.8          -- Assets Purchase Agreement dated as of August 20, 1993 (the "Portal
                           Assets Purchase Agreement"), between Noble Drilling Corporation and
                           Portal Rig Corporation (filed as Exhibit 2.3 to Noble Drilling
                           Corporation's Registration Statement on Form S-3 (No. 33-67130) and
                           incorporated herein by reference).
           2.9          -- Agreement dated as of October 25, 1993, among Noble Drilling
                           Corporation, Noble (Gulf of Mexico) Inc. and Portal Rig
                           Corporation, amending the Portal Assets Purchase Agreement (filed as Exhibit 2.5 to Noble Drilling Corporation's Quarterly Report on
                           Form 10-Q for the three-month period ended September 30, 1993 and incorporated herein by reference).
           4.1          -- Restated Certificate of Incorporation of Noble Drilling Corporation
                           dated August 29, 1985 (filed as Exhibit 3.7 to Noble Drilling
                           Corporation's Registration Statement on Form 10 (No. 0-13857) and
                           incorporated herein by reference).

         NUMBER                                          EXHIBIT
         ------                                          -------
           4.2          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated May 5, 1987 (filed as Exhibit
                           4.2 to Noble Drilling Corporation's Registration Statement on Form
                           S-3 (No. 33-67130) and incorporated herein by reference).
           4.3          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated June 1, 1987 (filed as Exhibit
                           4.3 to Noble Drilling Corporation's Registration Statement on Form
                           S-3 and incorporated herein by reference).
           4.4          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated April 28, 1988 (filed as
                           Exhibit 3.12 to Noble Drilling Corporation's Annual Report on Form
                           10-K for the year ended December 31, 1988 and incorporated herein by reference).
           4.5          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated April 27, 1989 (filed as
                           Exhibit 3.13 to Noble Drilling Corporation's Annual Report on Form
                           10-K for the year ended December 31, 1989, as amended, and incorporated herein by reference).
           4.6          -- Certificate of Amendment of Restated Certificate of Incorporation
                           of Noble Drilling Corporation dated August 1, 1991 (filed as
                           Exhibit 3.16 to Noble Drilling Corporation's Annual Report on Form
                           10-K for the year ended December 31, 1991 and incorporated herein by reference).
           4.7          -- Certificate of Designations of $2.25 Convertible Exchangeable
                           Preferred Stock, par value $1.00 per share, of Noble Drilling
                           Corporation, dated as of November 18, 1991 (filed as Exhibit 3.17 to Noble Drilling Corporation's Annual Report on Form 10-K for the
                           year ended December 31, 1991 and incorporated herein by reference).
           4.8*         -- Form of Certificate of Designations of $1.50 Convertible Preferred
                           Stock, par value $1.00 per share, of Noble Drilling Corporation.
           4.9**        -- Form of certificate to evidence shares of $1.50 Convertible
                           Preferred Stock of Noble Drilling Corporation.
           4.10         -- Composite copy of the Bylaws of Noble Drilling Corporation as currently in effect (filed as Exhibit 4.8 to Noble Drilling
                           Corporation's Registration Statement on Form S-3 (No. 33-67130) and
                           incorporated herein by reference).
           4.11         -- Indenture governing the 9 1/4% Senior Notes Due 2003 of Noble
                           Drilling Corporation (filed as Exhibit 4.1 to Noble Drilling
                           Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1993 and incorporated herein by reference).
           4.12         -- Form of Senior Notes (included in Section 2.02 of the Indenture filed as Exhibit 4.1 to Noble Drilling Corporation's Quarterly
                           Report on Form 10-Q for the three-month period ended September 30,
                           1993 and incorporated herein by reference).
           5.1*         -- Opinion of Thompson & Knight, A Professional Corporation.
           8.1*         -- Opinion of Thompson & Knight, A Professional Corporation.


       NUMBER                                          EXHIBIT
       ------                                          -------
          10.1**        -- Credit Agreement dated as of June 16, 1994 among Noble Drilling
                           Corporation, First Interstate Bank of Texas, N.A., in its
                           individual capacity and as agent, and Credit Lyonnais Cayman Island
                           Branch.
          10.2**        -- Revolving Credit Note dated June 16, 1994 of Noble Drilling
                           Corporation in the amount of $12,500,000 in favor of Credit
                           Lyonnais Cayman Island Branch.
          10.3**        -- Revolving Credit Note dated June 16, 1994 of Noble Drilling
                           Corporation in the amount of $12,500,000 in favor of First
                           Interstate Bank of Texas, N.A.
          10.4**        -- Guaranty Agreement dated as of June 16, 1994 by and among Noble
                           Drilling (U.S.) Inc., Noble Drilling (West Africa) Inc. and Noble
                           Drilling (Mexico) Inc.
          10.5*         -- Amendment No. 1 to the Noble Drilling Corporation 1992 Nonqualified
                           Stock Option Plan for Non-Employee Directors.
          12.1*         -- Statement regarding computation of ratios.
          23.1*         -- Consent of Arthur Andersen & Co.
          23.2*         -- Consent of Arthur Andersen & Co.
          23.3**        -- Consent of KPMG Peat Marwick.
          23.4*         -- Consent of Thompson & Knight, A Professional Corporation (contained in its opinion filed as Exhibit 5.1).
          23.5*         -- Consent of Thompson & Knight, A Professional Corporation (contained in its opinion filed as Exhibit 8.1).
          23.6*         -- Consent of Simmons & Company International.
          23.7*         -- Consent of Salomon Brothers Inc .
          24.1**        -- Power of attorney (included on the signature page of the original
                           Registration Statement).
          24.2*         -- Power of attorney granted by Michael A. Cawley.
          24.3*         -- Power of attorney granted by James L. Fishel.
          99.1**        -- Form of Proxy of Noble Drilling Corporation (relating to the
                           Special Meeting of the stockholders of Noble Drilling Corporation described in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
          99.2**        -- Form of Proxy of Chiles Offshore Corporation (relating to the
                           Special Meeting of the stockholders of Chiles Offshore Corporation described in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
          99.3*         -- Form of Voting Instruction Card for participants in the Noble
                           Drilling Corporation Thrift Plan (relating to the Special Meeting of the stockholders of Noble Drilling Corporation described in the
                           Joint Proxy Statement/Prospectus forming a part of this
                           Registration Statement).
          99.4*         -- Form of Noble Drilling Corporation 1991 Stock Option and Restricted
                           Stock Plan, as proposed to be amended.
          99.5*         -- Consent of Marc E. Leland.
          99.6*         -- Consent of Lawrence Chazen.


- ---------------

 * Filed herewith.
** Filed previously.